As filed with the Securities and Exchange Commission on June 21, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERACTIVE STRENGTH INC.

(Exact name of registrant as specified in its charter)

Delaware	3600	82-1432916
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1005 Congress Avenue

Suite 925

Austin, Texas 78701

(512) 885-0035

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Trent A. Ward

Chief Executive Officer

Interactive Strength Inc.

1005 Congress Avenue

Suite 925

Austin, Texas 78701

(512) 885-0035

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq. Steven A. Lipstein, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4400

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment, which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 21, 2024

PRELIMINARY PROSPECTUS

Interactive Strength Inc.

Shares of Common Stock

Series A-1 Warrants to Purchase Shares of Common Stock

Series A-2 Warrants to Purchase Shares of Common Stock

Shares of Common Stock Issuable upon Exercise of the Warrants

We are offering up to shares of common stock (the "Common Stock"), together with series A-1 common stock purchase warrants to purchase up to shares of Common Stock (the “Series A-1 Warrants”) and series A-2 common stock purchase warrants to purchase up to shares of Common Stock (the “Series A-2 Warrants”, and together with the Series A-1 Warrants, the “warrants”), pursuant to this prospectus. The assumed combined public offering price for each share of Common Stock and accompanying Series A-1 Warrant and Series A-2 Warrant, is $3.00, which is equal to the last reported sale price of our common stock on the Nasdaq Capital Market on June 20, 2024. The Series A-1 Warrants and Series A-2 Warrants will have an exercise price per share of $ and will be immediately exercisable upon issuance. The Series A-1 Warrants will expire on the five (5) year anniversary of the Initial Exercise Date and the Series A-2 Warrants will expire on the eighteen (18) month anniversary of the Initial Exercise Date. In connection with this offering, we may also exchange issued and outstanding promissory notes and/or issued and outstanding shares of our preferred stock for shares of Common Stock and warrants.

The price of our common stock on The Nasdaq Capital Market during recent periods will only be one of many factors in determining the final public offering price. Other factors to be considered in determining the final public offering price include our history, our prospects, the industry in which we operate, our past and present operating results, the general condition of the securities markets at the time of this offering and discussions between the placement agent and prospective investors. The recent market price used throughout this prospectus may not be indicative of the final public offering price. All share and warrant numbers included in this prospectus are based upon an assumed public offering price per share of common stock and accompanying Series A-1 Warrant and Series A-2 Warrant of $3.00, the closing price of our Common Stock on The Nasdaq Capital Market on June 20, 2024.

Except as otherwise indicated, information in this prospectus, other than as set forth in our financial statements and the notes thereto which are incorporated by reference, reflects a one for forty (1-for-40) reverse stock split of our common stock, which was effected on June 14, 2024.

We have engaged (the “Placement Agent”), to act as our exclusive placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the Placement Agent the Placement Agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no minimum number of securities or amount of proceeds required as a condition to closing in this offering. In addition, because there is no escrow trust or similar arrangement and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. We will bear all costs associated with the offering. See “Plan of Distribution” on page 46 of this prospectus for more information regarding these arrangements.

Our Common Stock is listed on the Nasdaq Capital Market, LLC (“Nasdaq”) under the symbol “TRNR.” On June 20, 2024, the last reported sale price of our common stock on Nasdaq was $3.00 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share, Series A-1 Warrant and Series A-2 Warrant	Total
Public offering price	$—	$—
Placement Agent's fees (1)	$—	$—
Proceeds, before expenses, to us (2)	$—	$—

(1) We have agreed to pay the Placement Agent a total cash fee equal to 7.5% of the gross proceeds raised in this offering. We have also agreed to pay the Placement Agent a management fee equal to 1.0% of the gross proceeds raised in this offering and to reimburse the Placement Agent for its non-accountable expenses in the amount of $50,000 for its legal fees and expenses and other out-of-pocket expenses in an amount up to $100,000, and for its clearing expenses in the amount of $15,950. In addition, we have agreed to issue to the Placement Agent, or its designees, warrants to purchase a number of shares of our common stock equal to 7.5% of the aggregate number of shares of Common Stock and/or accompanying Series A-1 Warrants and Series A-2 Warrants being offered at an exercise price equal to 125% of the combined public offering price per share of Common Stock and accompanying Series A-1 Warrant and Series A-2 Warrant. We refer you to “Plan of Distribution” on page 125 of this prospectus for additional information regarding Placement Agent compensation.

(2) Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual offering amount, Placement Agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. We refer you to “Plan of Distribution” on page 125 of this prospectus for additional information regarding Placement Agent compensation.

The Placement Agent expects to deliver the shares and warrants to purchasers in the offering on or about , 2024, subject to satisfaction of certain conditions.

, 2024

i

ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in our securities.

Neither we nor the placement agent have authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus filed with the Securities and Exchange Commission (the “SEC”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell, only thee securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not, and the placement agent is not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

The information incorporated by reference or provided in this prospectus contains statistical data and estimates, including those relating to market size and competitive position of the markets in which we participate, that we obtained from our own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable. While we believe our internal company research is reliable and the definitions of our market and industry are appropriate, neither this research nor these definitions have been verified by any independent source.

For investors outside the United States (“U.S.”): We and the placement agent have not done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the U.S. Persons outside the U.S. who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the U.S. We have proprietary rights to trademarks used in this prospectus. Solely for our convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name, or service mark of any other company appearing in this prospectus is the property of its respective holder.

ii

MARKET, INDUSTRY AND OTHER DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations, market position, market opportunity, and market size, is based on information from various sources, including our own estimates, as well as assumptions that we have made that are based on such data and other similar sources, and on our knowledge of the market for our products and services. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity, and market size information included in this prospectus is generally reliable, information of this sort is inherently imprecise. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

This prospectus contains statistical data, estimates, and forecasts that are based on industry publications or reports generated by third-party providers, or other publicly available information, as well as other information based on internal estimates.

The sources of certain statistical data, estimates, and forecasts contained in this prospectus are provided below:

•
Global Wellness Institute, 2021 Global Wellness Economy: Looking Beyond COVID
•
Global Wellness Institute, 2023 Global Wellness Economy Monitor
•
Bureau of Labor Statistics, Sports and Exercise, May 2017.
•
Fortune Business Insights, US Home Fitness Equipment Market Size, May 2024.
•
MindBody Business, Here’s How COVID-19 Has Changed Fitness. May 2020.
•
Personal Trainer Development Center, Personal Trainer Salary 2022: Adaptable Personal Trainers Among Highest Paid, December 2021.
•
Lessons.com, How Much Does A Personal Trainer Cost?.
•
The following reports from The International Health, Racquet & Sportsclub Association: 2021 IHRSA Global Report, 2020 IHRSA Global Report, IHRSA Fitness Training Report, 2023 U.S. Health & Fitness Consumer Report.
•
McKinsey, Still feeling good: The US wellness market continues to boom, September 2022.
•
Les Mills, Global Fitness Report 2021
•
National Center for Health Statistics, Physical Activity Among Adults Aged 18 and Over: United States, 2020
•
National Golf Foundation, Golf Industry Facts
•
Tennis.com, USTA reports surge in tennis participation led by growth in ethnic diversity
•
USTA, Tennis Industry Data Shows Further Growth of the Sport in the US
•
Mindbodyonline.com, 2023 State of the Wellness Industry

Statistics and estimates related to our total addressable market (“TAM”) are based on external research and internal estimates. To calculate our TAM, we estimated the number of households earning $100,000 (or the foreign equivalent) or more in annual household income in the United States using publicly available government censuses and sources. We then estimated a percentage of those households that had one or more fitness participants based on statistics published by the Bureau of Labor Statistics on fitness participation by educational attainment, which we used as a proxy for wealth, and therefore likelihood of spending on premium fitness offerings. We define a “fitness participant” as someone who engages in some form of fitness training at least once a week.

iii

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before purchasing our securities. The words "CLMBR," “FORME,” “us,” “we,” the “Company” and any variants thereof used in this prospectus refer to Interactive Strength Inc. Investing in our securities is speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described herein, including those discussed in the “Risk Factors” section of this prospectus, together with all of the other information in this prospectus, including our financial statements and related notes, before investing in our securities. If any of the risks described herein materialize, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the price of the Common Stock could decline, and you could lose part or all of your investment. Our expectations for our future performance may change after the date of this prospectus and there is no guarantee that such expectations will prove to be accurate.

Overview

Interactive Strength Inc. is the parent company of two leading brands serving the commercial and at-home markets with specialty fitness equipment and virtual training: CLMBR and FORME. CLMBR manufactures vertical climbing equipment and provides a unique digital and on-demand training platform. FORME is a hardware manufacturer and digital fitness service provider that combines award-winning smart gyms with live 1:1 personal training (from real humans) to deliver an immersive experience. The combination of technology with expert training leads to better outcomes for both consumers and trainers alike. CLMBR and FORME offer unique fitness solutions for both the commercial and at-home markets.

Key milestones in our growth history include:

•
May 2017 – Interactive Strength Inc. founded
•
July 2021 – Commenced commercial delivery of FORME Studio (fitness mirror), our first connected fitness hardware product
•
July 2022 – Live 1:1 personal training service launched
•
August 2022 – Commenced commercial delivery of FORME Studio Lift (fitness mirror and cable-based digital resistance)
•
April 2023 – Interactive Strength went public on NASDAQ with ticker TRNR
•
February 2024 – Acquired substantially all of the assets of CLMBR, Inc.

Our revenue is primarily generated from the sale of our connected fitness hardware products and associated recurring membership revenue. As we launched our first connected fitness hardware product in July 2021, we began generating revenue from sales of our products starting in the second half of 2021.

During the three months ended March 31, 2024 and 2023, we generated total revenue of $0.3 million and $0.2 million, respectively, and incurred net losses of $11.4 million and $16.0 million, respectively. As we generated recurring net losses and negative operating cash flow during the research and development stage of the FORME Studio and FORME Studio Lift products, we have funded our operations primarily with gross proceeds from the sales of our redeemable convertible preferred stock, the sale of our SAFE notes, the issuance of convertible notes, and the issuance of shares of Common Stock.

Business Model and Growth Strategy

Acquire complementary businesses that generate attractive synergies

We acquired CLMBR in February 2024 and believe that there are other compelling businesses to be acquired. We expect that we will be able to acquire revenue-generating businesses, which would generate higher earnings and cashflow through synergies with our existing business. Our team has significant experience in M&A and we are one of the few companies in our industry with a public currency, which we believe makes us an attractive acquiror.

Leverage well established equipment distributors to scale in commercial channels

We have high value partnerships with distributors, including Woodway, to sell CLMBR and FORME products into a variety of commercial environments. These relationships allow us to leverage the sales knowledge, relationships and specialization of third parties to accelerate our sales initiatives. Importantly, this construct allows us to make the vast majority of our sales related expenses variable, as we typically pay commissions only when units are sold.

Expand into new geographies

We intend to expand the international reach of our product and service offerings. With more than 180 million people belonging to gyms globally in 2019, according to IHRSA, we believe there is significant opportunity to grow internationally. For example, we are currently evaluating potential international expansion in the United Kingdom and Canada, although we have not yet made any definitive plans regarding such expansion or the potential timing thereof. We plan to continue to pursue disciplined international expansion by targeting countries with high fitness penetration and spend, as well as the presence of boutique fitness, and where we believe both CLMBR and FORME’s value propositions will resonate.

Increase uptake of add-on services through compelling member experience

We intend to increase uptake of our add-on memberships and services by providing a compelling member experience focused on introducing our members to the variety of services available on our platform and specifically, the value-added benefits of our coaching and personal training offering. We believe our ability to provide service offerings at a number of price points will serve as a valuable lever for growth by increasing overall service revenues over time.

Reduce the cost of personal training and expand addressable market without sacrificing quality

We intend to continue to explore ways to leverage our products, technology, and proprietary trainer education platform to bring the cost of coaching down incrementally, while maintaining an unwavering focus on the quality of the coaching experience we deliver to our members. This strategy is key to our medium- to long-term objectives, as we believe we can expand the addressable market for coaching services by reducing the per session cost and increasing accessibility of expert coaching services through our hardware and mobile experiences.

Build out partnership ecosystem

We intend to continue to build our strategic partner ecosystem with a focus on relationships that enable us to extend our platform to new audiences. We are pursuing opportunities in a number of attractive verticals, including sports, physical therapy and rehabilitation, and telemedicine. We are continuously identifying and evaluating opportunities to apply our coaching know-how in new and innovative ways to expand our reach and impact.

Expand corporate wellness

We intend to expand our recently launched corporate wellness initiative. Historically, corporate wellness programs were generally one-size-fits-all solutions for employees, such as corporate gyms. The rise of the hybrid workforce has made robust corporate wellness both an imperative and a challenge for many companies. We believe our comprehensive product portfolio makes us a better fit for modern corporate wellness programs than many existing alternatives. Our solution enables corporations to provide all of their employees with a coaching platform regardless of whether they work from home, in the office, or both. Our multi-pronged service offering also provides a new level of customization that can be adapted to employees at virtually all levels of tenure.

Target Sport Specific Markets

We intend to reach sport specific markets, specifically golf, tennis and pickleball, which have historically been underserved by the fitness market. Golf is one of the fastest growing sports in the United States. According to the

National Golf Foundation, golf participation grew 10% year-over-year surpassing 41.1 million in 2022. In 2023, on-course golfers rose for the fifth consecutive year. Similarly for tennis, according to data from the USTA and the Tennis Industry Association Participation and Engagement Study, in 2022 there were 23.6 million players, a 33% increase since the beginning of 2020. Pickleball has solidified its status as America's fastest-growing sport for the third consecutive year. According to the 2023 Sports & Fitness Industry Association's (SFIA) Topline Participation Report, participation in pickleball almost doubled in 2022, showing an 85.7 percent increase year-over-year and a staggering 158.6 percent increase over the past three years. Each of these sports, as well as others, benefit greatly from high quality strength and conditioning as well as the style of training that can be provided by both a cable-based system and vertical climbing. Providing greater access to quality training to support place is a high value service in both commercial and direct to consumer markets.

Factors Affecting Our Performance

Our financial condition and results of operations have been, and will continue to be, affected by a number of factors, including the following:

•
We have a limited operating history; and our past financial results may not be a reliable indicator of our ability to successfully establish our product and service offerings in the marketplace, or of our future performance, and our revenue growth rate is likely to slow as our business matures.
•
We derive a significant majority of our revenue from sales of our CLMBR vertical climbing machine, FORME Studio and FORME Studio Lift equipment and if sales of our CLMBR vertical climbing machine, FORME Studio and FORME Studio Lift equipment decline, it would materially and negatively affect our future revenue and results of operations.
•
Our membership revenue is largely dependent on our ability to sell our CLMBR vertical climbing machine, FORME Studio equipment and if sales of our FORME Studio equipment decline, our membership revenue would decline, and it would materially and negatively affect our future revenue and results of operations. Similarly, we may be unable to attract and retain members, which could have an adverse effect on our business and rate of growth.
•
If we fail to compete successfully against existing and future competitors, we may fail to obtain a meaningful market share, which in turn would harm our business, financial condition, and results of operations.
•
Increases in component and equipment costs, long lead times, supply shortages, and supply changes could disrupt our supply chain and negatively impact our business, financial condition, and results of operations.
•
The sufficiency of our liquidity and capital resources, and our ability to obtain additional funding as needed for our operations and to execute on our strategy.
•
Our ability to execute or realize the anticipated benefits of any strategic acquisition or transaction.

We have experienced, and expect to continue to experience, some disruptions to parts of our supply chain, including procuring necessary components or parts in a timely fashion, with suppliers increasing lead times or placing products on allocation and raising prices. In addition, disruptions to commercial transportation infrastructure have increased delivery times for materials and components or parts of our fitness equipment, and has impacted, and could in the future impact, our ability to timely deliver our products to customers. These supply chain disruptions have not materially affected our business outlook and goals or our operating results, including our sales, revenue, or liquidity or capital resources, and we have not implemented any mitigation efforts to date as a result. However, we cannot predict the impact to us of any future or prolonged supply chain disruptions or any mitigation efforts we may take going forward. For example, as a result of these supply chain disruptions, we may be required to increase customer order lead times and place some products on allocation. In addition, we may consider additional or alternative third-party manufacturing and logistics providers or suppliers. Such mitigation efforts may result in cost increases and any attempts to offset such increases with price increases may result in reduced sales, increased customer dissatisfaction, or otherwise harm our reputation. Further, if we were to elect to transition or add manufacturing or logistics providers or suppliers, it may result in temporary or additional delays in product delivery or risks related to consistent product quality or reliability. This in turn may limit our ability to fulfill customer orders and we may be unable to satisfy all of the demand for our products. We may in the future also purchase components further in advance, which in return can result in less capital being allocated to other activities such as marketing and other business needs. We cannot quantify the impact of such disruptions at this time or predict the impact of any mitigation efforts we may take in response to supply chain disruptions on our business, financial condition, and results of operations.

In addition, customer demand for our products may be impacted by weak economic conditions, inflation, weak growth, recession, equity market volatility, or other negative economic factors in the United States or other nations. The United States has recently experienced historically high levels of inflation. If the inflation rate continues to increase, it will likely affect our expenses, including, but not limited to, employee compensation expenses, increased manufacturing and supplier costs, and increasing market prices of certain components, parts, supplies, and commodity raw materials, which are incorporated into our products or used by our suppliers to manufacture our products. These components, parts, supplies, and commodities may from time to time become restricted, or general market factors and conditions may affect pricing of such components, parts, supplies and commodities, such as inflation or supply chain constraints. Given our limited operating history, we cannot predict how ongoing or increasing recessionary or inflationary pressures may impact our business, financial condition, and results of operations in the future.

Recent Developments

The following information reflects the 1-for-40 reverse stock split effected on June 14, 2024.

Equity Line of Credit

On December 12, 2023, the Company entered into that certain common stock purchase agreement (the “Equity Line Purchase Agreement”) with an accredited investor (the “Equity Line Investor”) which was declared effective by the SEC on January 19, 2024. Under the terms and subject to the conditions of the Equity Line Purchase Agreement, the Company has the right, but not the obligation, to sell to the Equity Line Investor, and the Equity Line Investor is obligated to purchase, up to the lesser of (a) $20.0 million in aggregate gross purchase price of newly issued shares of common stock (the “Equity Line Securities”) and (b) the Exchange Cap (as defined in the Equity Line Purchase Agreement) (the “Equity Line Financing”).

Through June 20, 2024, the Company has sold $0.4 million worth of Equity Line Securities (28,126 shares of common stock).

Series A Preferred Stock Certificate

On January 6, 2024, the Board of Directors of the Company approved the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”). The Series A Preferred Stock is subject to certain rights, preferences, privileges, and obligations, including voluntary and mandatory conversion provisions, as well as beneficial ownership restrictions and share cap limitations, as set forth in the Certificate of Designation of Series A Convertible Preferred Stock (the “Series A Certificate”). Certain outstanding promissory notes were amended by the Company and existing investors of the Company on January 8, 2024 to allow for the conversion into shares of the Series A Preferred Stock. The Series A Preferred Stock can be issued at any time and, subject to certain exceptions as set forth in the Series A Certificate, any subsequent mandatory or voluntary conversion into common stock of the Company, par value $0.0001 per share (“Common Stock”) shall be at a conversion price at least equal to or above the closing price per share of the Common Stock as reported on the Nasdaq Stock Market on the last trading day immediately preceding the date that the Series A Certificate was approved by the Company’s board of directors, subject to customary adjustments for stock splits and combinations.

On January 8, 2024, as amended on April 19th, the Company filed the Series A Certificate which designates 7,000,000 shares of the Company’s preferred stock as Series A Preferred Stock. Subject to certain restrictions as specified in the Series A Certificate, and applicable legal and regulatory requirements, including without limitation, the listing requirements of the Nasdaq Stock Market, (i) each share of Series A Preferred Stock is convertible, at the option of the holder, at any time, provided that such conversion occurs at least 12 months following the Original Issuance Date (as defined in the Series A Certificate), into such whole number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issue Price (as defined in the Series A Certificate) by the Conversion Price (as defined in the Series A Certificate) in effect at the time of conversion, and (ii) upon the earliest Mandatory Conversion Time (as defined in the Series A Certificate) all outstanding shares of Series A Preferred Stock will automatically be converted into shares of Common Stock. Dividends will accrue on each share of Series A Preferred Stock at the rate per annum of 8% of the Original Issue Price of such share, plus the amount of previously accrued dividends, compounded annually, subject to certain restrictions and provisions as set forth in the Series A Certificate. The Series A Preferred Stock will not have any voting rights, other than any vote required by law or the Company’s certificate of incorporation (which does not currently provide for any such voting rights).

Series B Preferred Stock Certificate

On January 21, 2024, the Board of Directors of the Company approved the Certificate of Designation of Series B Convertible Preferred Stock (the "Series B Certificate"). The Series B Certificate designated 1,500,000 shares of the Company’s preferred stock as Series B Convertible Preferred Stock, par value $0.0001 per share ("Series B Preferred Stock"). Subject to certain conversion restrictions as specified in the Series B Certificate and provided that such conversion occurs at least 24 months following the Original Issuance Date (as defined in the Series B Certificate), each share of Series B Preferred Stock shall be automatically converted into such whole number of fully paid and non-assessable shares of Common Stock as is determined by dividing the $2.00 original issue price (subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization of the Series B Preferred Stock) by the Conversion Price (as defined in the Series B Certificate) in effect at the time of conversion. The Series B Preferred Stock will not have any voting rights, other than any vote required by law or the Company’s certificate of incorporation (which does not currently provide for any such voting rights) and will not be entitled to any dividends. The Series B Certificate became effective February 2, 2024.

Senior Secured Promissory Note

On February 1, 2024, the Company entered into a Senior Secured Convertible Promissory Note (the "Note") with Treadway Holdings LLC, a lender, in the aggregate principal amount of $6.0 million, which is convertible into shares of Common Stock. The Note accrues interest at a rate of 2.0% per month. The maturity date of the Note is December 15, 2024.

Credit Agreement

On February 1, 2024, the Company, entered into a Credit Agreement with Vertical Investors LLC, (the “Lender”) pursuant to which the Company agreed to borrow from the Lender a term loan in the aggregate principal amount of approximately $8 million. The maturity date of the Note is June 28, 2024. On March 29, 2024, the Company and Lender agreed to convert $3.0 million of the loan into equity and reducing the liability. On April 25, 2024, the Credit Agreement was modified and the maturity date extended to December 31, 2024.

CLMBR Acquisition and Series B Preferred Stock Issuance

On February 2, 2024, pursuant to the Asset Purchase Agreement, the Company completed the acquisition of substantially all of the assets and certain liabilities of CLMBR for a total purchase price enterprise value of approximately $15.9 million, consisting of the issuance at closing of shares of Common Stock with a value of $1.0 million, 35,723 shares and shares of non-voting Series B preferred stock with a value of $2.7 million, 1,500,000 shares to the equity holders of the Sellers (each of whom is an “accredited investor” as defined in Rule 501 under the Securities Act), contingent consideration with a fair value of $1.3 million, and the retirement of $9.4 million of senior debt and $1.4 million in related fees, such retirement to be in the form of a $1.4 million cash payment to the lender of the senior debt and the issuance of an $8.0 million promissory note to such lender .

Series A Preferred Stock Issuances

On February 15, 2024, the Company issued 2,377,258 shares of Series A Convertible Preferred Stock to four accredited investors, each of whom was an existing investor of the Company, upon the conversion of certain outstanding promissory notes with a then-outstanding aggregate amount of approximately $4.3 million.

On March 29, 2024, the Company issued 1,053,637 shares of Series A Preferred Stock to eight accredited investors upon conversion of liabilities of approximately $1.7 million; 538,039 shares issued to one accredited investor which is an existing investor of the Company upon the conversion of certain outstanding promissory notes with then outstanding balance of approximately $0.8 million, and 515,598 shares issued to seven accredited investors, upon the conversion of certain portion of outstanding accounts payable in the aggregate amount of approximately $0.9 million.

On March 29, 2024, the Company issued 1,500,000 shares of Series A Preferred Stock to Vertical Investors LLC. On April 24, 2024, the Company entered into a Loan Modification agreement with Vertical Investors LLC reducing the outstanding debt by $3.0 million and extending the maturity date to December 31, 2024.

On May 17, 2024, the Company issued a total of 1,309,765 shares of the Company's Series A Preferred Stock, par value $0.0001 per share Series A Preferred Stock, to four accredited investors upon conversion of liabilities of approximately $1.5 million; 1,153,981 shares issued to three accredited investors upon the conversion of certain outstanding promissory notes entered into in April 2024 and May 2024 in the aggregate amount of approximately $1.2 million and 155,784 shares issued to one accredited investor, upon the conversion of outstanding accounts payable in the aggregate amount of approximately $0.3 million.

Woodway Distribution Agreement

On February 20, 2024, the Company entered into an Exclusive Distribution Agreement with WOODWAY USA, INC., pursuant to which the Company granted to the Distributor the exclusive right to sell and distribute the Company’s CLMBR product anywhere in the world in the commercial market. The Distribution Agreement has a five year term and is automatically renewable for further five year terms unless the Distributor cancels at least 90 days prior to the expiration of the term. Pursuant to the Distributor Agreement, the Distributor will place an order for 2,150 units of the Company’s CLMBR product. If all units are sold this will generate up to approximately $7 million in net revenue to the Company.

Placement Agent

On May 8, 2024, the Company entered into an engagement agreement with H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the exclusive placement agent in connection with the Registered Offering (as defined below).

The Company has agreed to issue the Placement Agent or its designees as compensation in connection with the Offering, warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 10,653 shares (the “Placement Agent Warrant Shares”) of Common Stock (equal to 7.5% of the aggregate number of Shares sold in the Registered Offering) and will have a term of five years from the commencement of sales in the Registered Offering and an exercise price of $8.80 per share.

Registered Offering

On May 20, 2024, the Company entered into a securities purchase agreement with certain institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a registered direct offering priced at-the-market under the rules of The Nasdaq Stock Market (the "Registered Offering), an aggregate of 142,046 shares of common stock, par value $0.0001, at an offering price of $7.04 per share. Pursuant to the securities purchase agreement, in a concurrent private placement (together with the Registered Offering, the “Offering”), the Company has also agreed to issue to the Investors unregistered warrants (the “Warrants”) to purchase up to an aggregate of 142,046 shares of Common Stock (the “Warrant Shares”), which represent 100% of the shares of Common Stock to be issued and sold in the Registered Offering. The Warrants have an exercise price of $7.04 per share, and will expire five and one-half years from the Stockholder Approval Date on May 31, 2024.

At the Market Offering Agreement

On May 17, 2024, the Company entered into an At The Market Offering Agreement (the “Agreement”) with H.C. Wainwright & Co., LLC (the “Agent”) under which the Company may offer and sell, from time to time at its sole discretion, shares of its $0.0001 par value common stock (the “Common Stock”), through the Agent as its sales agent.

Pursuant to the Agreement, sales of the Common Stock, if any, will be made under the Company’s effective Registration Statement on Form S-3 (File No. 333-279035), previously filed with the Securities and Exchange Commission on May 1, 2024 and declared effective on May 8, 2024, and the prospectus supplement relating to this offering, filed on May 17, 2024, as amended, supplemented, and superseded by the prospectus supplement filed on May 23, 2024, by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including privately negotiated transactions. The Agent will use commercially reasonable efforts to sell the Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Agent a commission of three percent (3%) of the gross sales proceeds of any Common Stock sold through the Agent under the Agreement, and also has provided the Agent with customary indemnification rights. The Company will also reimburse the Agent for fees and expenses of its legal counsel in an amount up to $50,000, in addition to certain ongoing disbursements of its legal counsel payable in the amount of up to $2,500 in connection with each diligence bring-down thereafter.

From the date of the prospectus supplement until 12 months thereafter, if the Company or any of its subsidiaries decides to raise funds by means of a public offering (including ATMs) or a private placement or any other capital-raising financing of equity or equitylinked securities, the Agent (or any affiliate designated by the Agent) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing.

Nasdaq Delisting Notice

As previously disclosed, on August 22, 2023, the Listing Qualifications staff (the “Staff”) of The Nasdaq Stock Market, LLC (“Nasdaq”) had notified Interactive Strength Inc. (the "Company") that it did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in Nasdaq Listing Rule 5550(b)(1) (the “Rule”). On February 29, 2024, the Staff granted the Company an exception to regain compliance to the Rule. On February 16, 2024, the Company filed a Form 8-K stating that as of February 15, 2024, as a result of the Company’s debt conversion and acquisition, the Company believed it had regained compliance with the Rule. Based on this representation, the Staff notified the Company that it regained compliance with the Rule; however, the Staff noted that if the Company failed to evidence compliance upon filing its periodic report for the period ended March 31, 2024, it may be subject to delisting.

On May 22, 2024, the Company received a delist determination letter from the Staff advising the Company that the Staff had determined that the Company no longer complies with the Rule. Specifically, the Staff noted that the Company’s stockholders’ equity reported in its Form 10-Q for the period ended March 31, 2024 did not satisfy the minimum $2,500,000 stockholders’ equity requirement for continued listing.

The Company timely requested an appeal of the delist determination and the Company will appear before a Hearings Panel (the “Panel”) on July 16th. At the hearing, the Company intends to present a plan to regain compliance with the Rule.

There can be no assurance that the Company’s plan will be accepted by the Panel or that, if it is, the Company will be able to regain compliance with the applicable Nasdaq listing requirements, or that a Panel will stay the suspension of the Company’s securities. If the Company’s securities are delisted from Nasdaq, it could be more difficult to buy or sell the Company’s common stock or to obtain accurate quotations, and the price of the Company’s common stock could suffer a material decline. Delisting could also impair the Company’s ability to raise capital and/or trigger defaults and penalties under outstanding agreements or securities of the Company.

Risk Factor Summary

Before you invest in our securities, you should carefully consider all of the information in this prospectus, including matters set forth under “Risk Factors.” These risks include, but are not limited to, the following:

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We have incurred operating losses in the past, expect to incur operating losses in the future, and may not achieve profitability, or, if we achieve profitability, be able to maintain it in the future.
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Our past financial results may not be a reliable indicator of our ability to successfully establish our product and service offerings in the marketplace, or of our future performance, and our revenue growth rate is likely to slow as our business matures.

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We have a limited operating history with which to evaluate and predict the profitability of our subscription model, and any new revenue models we may introduce in the future may be unsuccessful.
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Our negative cash flows from operations, history of losses, and significant accumulated deficit raise substantial doubt about our ability to continue as a “going concern.”
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If we fail to compete successfully, we may fail to obtain a meaningful market share, which in turn would harm our business, financial condition, and results of operations.
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Our results of operations and other financial and non-financial business metrics may fluctuate from period to period due to a variety factors, and as a result, our results from any prior periods, or any historical trends reflected in such results, should not be viewed as indicative of our future financial or operating performance.
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We derive a significant majority of our revenue from sales of our CLMBR vertical climbing machine and FORME Studio equipment and if sales of our CLMBR vertical climbing machine and FORME Studio equipment decline, it would materially and negatively affect our future revenue and results of operations.
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Our membership revenue is largely dependent on our ability to sell our CLMBR vertical climbing machine and FORME Studio equipment.
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Our results of operations could be adversely affected if we are unable to accurately forecast consumer demand for our products and services and adequately manage our inventory.
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If we are unable to sustain competitive pricing levels for our premium connected fitness hardware products and memberships to the CLMBR and FORME platform, our business could be adversely affected.
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Changes in how we market our products and services could adversely affect our marketing expenses and membership levels.
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The market for our products and services is still in the early stages of growth and if the market does not continue to grow, grows more slowly than we expect, or fails to grow as large as we expect, or if our products and services do not gain market acceptance, our business, financial condition, and results of operations may be adversely affected.
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Our revenue could decline if customers are no longer able to finance their purchases of our products due to changes in credit markets and decisions made by credit providers.
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We may be unable to attract and retain members, which could have an adverse effect on our business and rate of growth.
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If we are unable to attract or otherwise retain health coaches and personal trainers, as well as fitness instructors, including to produce and provide fitness content on our platform, our business, financial condition, and results of operations could be harmed.
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If we fail to cost-effectively attract new members, provide high-quality member support, or increase utilization of the CLMBR and FORME platform by existing members, our business, financial condition, and results of operations could be harmed.
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Changes to our pricing methodologies or business model could adversely affect our ability to attract or retain members as well as qualified personal trainers, health coaches, and fitness instructors.
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If we are unable to anticipate consumer preferences and successfully develop and introduce new, innovative, and updated products and services in a timely manner or effectively manage the introduction of new or enhanced products and services, our business may be adversely affected.
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If we fail to successfully expand our commercial and corporate wellness business, it could negatively impact our ability to grow our business and gain market share.
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If we are unable to manage our growth effectively, our brand, company culture, and financial performance may suffer.

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If our marketing efforts are not effective, our ability to grow our business and maintain or expand our market share could suffer.
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Design, manufacturing, and other defects in our products, or technical or performance issues related to our products or services, or similar events may result in claims against us and may cause us to incur significant additional expense to address these issues, and our liability insurance may not be adequate to cover any or all such costs.
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The failure or inability of our contract manufacturers to comply with the specifications and requirements of our products could result in a product recall, which could adversely affect our reputation and subject us to significant liability should the use of any of our products cause or be claimed to cause physical harm.
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If we are unable to access or use production studios or if we are unable to attract and retain high-quality and innovative fitness instructors or other content production providers, we may not be able to generate interesting and attractive content for our platform.
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If we fail to establish and expand our strategic partnerships within the fitness and wellness industries or across the hospitality, fashion, sports and design industries, our ability to increase market share and grow our business may suffer.
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We face risks, such as unforeseen costs and potential liability, in connection with content we acquire, produce, license, or distribute through our service.
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We face certain risks related to the interaction of our members, trainers, and fitness instructors.
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Our directors and officers and certain holders beneficially own a significant percentage of the Common Stock, will be able to exert significant influence over matters subject to stockholder approval and may have interests that conflict with those of our other stockholders.
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We rely on a limited number of suppliers, manufacturers, and logistics partners for our CLMBR vertical climbing machine and FORME Studio equipment and are subject to risks related to increases in component and equipment costs, long lead times, supply shortages, and supply changes.
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Our payments system depends on third-party providers and is subject to evolving laws and regulations.
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Any major disruption or failure of our information technology systems or websites, or our failure to successfully implement upgrades and new technologies effectively, could adversely affect our business and operations.
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Any disruption of our use of these third-party services, including those we use for computing, storage, processing, and similar services, could have an adverse effect on our business, financial condition, and results of operations.
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If we experience any adverse change to, loss of, or claim that we do not hold necessary licenses to the music content included in our fitness content or otherwise accessible on our platform, it may have an adverse effect on our business, financial condition, and results of operations.
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Our member engagement on mobile devices depends upon effective operation with mobile operating systems, networks, and standards that we do not control.
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We rely on third parties to drive traffic to our website, and these providers may change their algorithms or pricing in ways that could damage our business, operations, financial condition, and prospects.
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We may not be able to accurately predict our future capital needs and may incur significant expenditures, and we may not be able to obtain additional financing to fund our operations.
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If we do not remediate the material weaknesses identified in our internal control over financial reporting, or if we fail to establish and maintain effective internal control, we may not be able to accurately report our financial results or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in the market price of the Common Stock.

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We face risks related to intellectual property, privacy, cybersecurity, infrastructure, tax, and accounting matters, as well as risks related to our international operations and other regulatory matters, including contractor classification, export control, anti-corruption, environmental, ESG, and climate change.
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Resale of the shares covered by this prospectus may be at prices below the current market price for the Common Stock and the issuances of the shares or any future issuances of the Common Stock or securities convertible into Common Stock will result in further dilution and could adversely affect the price of the Common Stock.
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We face risks related to being a public company, including delisting of the Common Stock from Nasdaq if we fail to meet continued listing requirements, as well as general risks, including those related to economic conditions, dependence on key personnel, acquisition-related matters, and litigation, among others.

Corporate Information

We were incorporated in Delaware on May 8, 2017. Our principal executive offices are located at 1005 Congress Avenue, Suite 925, Austin, Texas 78701 and our phone number is (512) 885-0035. Our principal website is www.interactivestrength.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus or the registration statement of which it forms a part. The inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase the securities offered hereby.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, presenting only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation and an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or golden parachute arrangements.

In addition, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this provision of the JOBS Act. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies. Therefore, our consolidated financial statements may not be comparable to those of companies that comply with new or revised accounting pronouncements as of their public company effective dates.

We will remain an emerging growth company until the earliest of: (i) December 31, 2028 (the last day of the fiscal year following the fifth anniversary of the consummation of our initial public offering); (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion (as adjusted for inflation from time to time pursuant to SEC rules); (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of the Common Stock held by non-affiliates were at least $700.0 million as of the last business day of the second fiscal quarter of such year; or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our public float is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our public float is less than $700.0 million measured on the last business day of our second fiscal quarter. Even after we no longer qualify as an emerging growth company, we may still qualify as a smaller reporting company, which would allow us to take advantage of many of the same exemptions from disclosure requirements, such as reduced disclosure regarding executive compensation, among others.

For certain risks related to our status as an emerging growth company, see “Risk Factors - Risks Related to Being a Public Company - We are an emerging growth company and a smaller reporting company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies and smaller reporting companies could make the Common Stock less attractive to investors.”

Channels for Disclosure of Information

We announce material information to the public through filings with the SEC, the investor relations page on our website (www.interactivestrength.com), press releases, public conference calls, and public webcasts. We encourage investors, the media and others to follow the channels listed above and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website. The inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING

Securities we are offering

Up to shares, based on the sale of the Common Stock and accompanying warrants to purchase up to shares of common stock. The shares of common stock and common stock purchase warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering.

Description of Series A-1 Warrants

Each Series A-1 Warrant is exercisable for one share of Common Stock, will have an exercise price of $ per share, will be immediately exercisable upon issuance (the “Initial Exercise Date”). The Series A-1 Warrants will expire on the five-year anniversary of the Initial Exercise Date.

Description of Series A-2 Warrants

Each Series A-2 Warrant is exercisable for one share of Common Stock, will have an exercise price of $ per share, will be exercisable on the Initial Exercise Date. The Series A-2 Warrants will expire eighteen (18) months from the Initial Exercise Date.

Exchange of Existing Securities for Shares of Common Stock and Warrants	In connection with this offering, we may also exchange issued and outstanding promissory notes and/or issued and outstanding shares of our preferred stock for shares of Common Stock and warrants.

Common Stock to be Outstanding Immediately After this Offering (1)

     shares, assuming no exercise of the warrants being issued in this offering and an assumed combined public offering price of $3.00 per share and accompanying Series A-1 Warrant and Series A-2 Warrant, which is the last reported sale price of our Common Stock on The Nasdaq Capital Market on June 20, 2024.

Use of proceeds

We currently intend to use the net proceeds from the sale of the securities under this prospectus for working capital and general corporate purposes, which may include capital expenditures and repayment of debt. We reserve the right, at the sole discretion of our management, to reallocate the proceeds of this offering in response to developments in our business and other factors. See “Use of Proceeds” on page 80 of this prospectus.

Nasdaq Stock Market symbol	Our Common Stock is listed on the Nasdaq Stock Market under the symbol “TRNR”

Risk factors

Investing in our securities is speculative and involves a high degree of risk. See “Risk Factors” beginning on page 14 and other information appearing elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding whether to invest in our securities. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

The following information reflects the 1-for-40 reverse stock split effected on June 14, 2024.

(1)
The number of shares of Common Stock outstanding after this offering is based on 912,840 shares outstanding as of June 20, 2024, and excludes:
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85,293 shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock outstanding as of March 31, 2024, with a weighted-average exercise price of $101.20 per share;
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17,891 shares of Common Stock reserved for future issuance under our 2023 Stock Incentive Plan (the “2023 Plan”) as of March 31, 2024, as well as automatic increases in the number of shares of Common Stock reserved for future issuance pursuant to this plan, plus (x) any shares of Common Stock underlying outstanding awards under the 2020 Equity Incentive Plan (the “2020 Plan”) that are subsequently forfeited or terminated before being exercised or becoming vested, not issued because an award is settled in cash, or withheld or reacquired to satisfy the applicable exercise, or purchase price, or a tax withholding obligation, and (y) the number of shares of Common Stock which, but for the termination of the 2020 Plan immediately prior to the effective date of the 2023 Plan, were reserved and available for issuance under the 2020 Plan but not at such time issued or subject to outstanding awards under the 2020 Plan; and

•
8,101 shares of Common Stock reserved for issuance under our Employee Stock Purchase Plan (the “ESPP”), as well as any automatic increases in the number of shares of Common Stock reserved for future issuance pursuant to this plan.

Unless otherwise noted, the information contained in this prospectus assumes or gives effect to:

•
no conversion of outstanding convertible notes, including the Note;
•
no exercise of outstanding options; and
•
no exercise of outstanding warrants, including the Placement Agent's Warrant.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. We have also identified a number of these factors under the heading “Risk Factors” in our periodic reports we file with the SEC, including our annual report on Form 10-K for the year ended December 31, 2023 which section is incorporated by reference herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity, results of operations, and prospects. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. If any of the following risks or other risks not specified below materialize, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our shares of common stock could decline.

Risks Related to Our Business and Industry

We have incurred operating losses in the past, expect to incur operating losses in the future, and may not achieve profitability, or, if we achieve profitability, be able to maintain it in the future.

We have incurred operating losses each year since our inception, including net loss of $11.4 million for the three months ended March 31, 2024, and expect to continue to incur net losses for the foreseeable future. We had an accumulated deficit of $178.3 million at March 31, 2024. We expect our operating expenses to increase in the future as we increase our sales and marketing efforts, continue to invest in technology and engineering, expand our operating and retail infrastructure, add training and fitness programs, classes, content, and software features to our streaming platform, expand into new geographies, and invest in new or complementary products, equipment, accessories, content, and services for our immersive, customizable, and digital fitness platform, which include the CLMBR vertical climbing machine, FORME Studio, FORME Studio Lift, accompanying accessories, and our coaching services which we collectively refer to as the “FORME platform.” Further, as a public company, we have incurred, and will continue to incur substantial additional legal, accounting, and other expenses that we did not incur as a private company. These efforts and additional expenses may be more costly than we expect, and we may not be able to increase our revenue to offset any increase in our expenses. If our revenue does not grow at a greater rate than our operating expenses, we will not be able to achieve or maintain profitability.

We have a limited operating history; and our past financial results may not be a reliable indicator of our ability to successfully establish our product and service offerings in the marketplace, or of our future performance, and our revenue growth rate is likely to slow as our business matures.

We commenced operations in May 2017, launched our first retail stores in late 2020, commenced delivery of our first FORME Studio in July 2021, commenced delivery our first FORME Studio Lift in August 2022, conducted our first live personal training session in July 2022 and completed our acquisition of CLMBR's assets in February 2024. We have a limited history of generating revenue. As a result of our brief operating history, we have limited financial data that can be used to evaluate our current business, including our ability to successfully establish our product and service offerings in the marketplace. Furthermore, while our business has grown and much of that growth has occurred in recent periods, the smart home gym and connected fitness industry, including the market for connected fitness hardware, may not develop or continue to develop in a manner that we expect or that otherwise would be favorable to our business. As a result of our limited operating history and ongoing changes in our new and evolving industry, our historical revenue growth should not be considered indicative of our future performance, and estimates of future revenue growth are subject to many risks and uncertainties and our future revenue may differ materially from our projections. Our revenue growth, if any, may slow or our revenue may decline for a number of other reasons, including reduced demand for our products and services, the impacts to our business from inflation and rising interest rates, which in turn could, among other things, increase financing costs and thus reduce sales of our products, a decrease in the growth or reduction in size of our overall market, a reduction in discretionary spending by consumers, or if we cannot capitalize on growth opportunities. We have encountered, and will continue to encounter, risks and difficulties frequently experienced by emerging companies in rapidly changing industries, including market acceptance of our products and services, attracting and retaining members, and increasing competition and expenses as we expand our business. We cannot be sure that we will be successful in addressing these and other challenges we may face in the future, and our business may be adversely affected if we do not manage these risks successfully. In addition, we may not achieve sufficient revenue to attain or maintain positive cash flows from operations or profitability in any given period, or at all.

Our business, financial condition, and results of operations are subject to risks associated with rising interest rates, which could negatively impact our customers’ ability to finance their purchases of our products or to make timely payments and our ability to obtain additional financing.

We face risks associated with rising interest rates, which could, among other things, negatively impact sales of, and demand for, our products, the ability of customers to make timely payments, and our ability to obtain debt financing on terms acceptable to us, if at all. Historically, a significant percentage of our members have financed their purchase of our CLMBR vertical climbing machine and FORME Studio equipment through third-party credit providers with whom we have existing relationships. If our third-party credit providers were to increase interest rates, it could negatively impact potential customers’ ability to finance purchases of our products, which in turn would negatively impact our revenue. In addition, general reductions in consumer lending and the availability of consumer credit as a result of higher interest rates could limit the number of customers with the financial means to purchase our products and could reduce demand for our products and services. Higher interest rates could also increase our costs or the monthly payments for our products financed through other sources of consumer financing, or negatively impact the ability of our customers to make timely payments for our products and services. Third-party financing providers may not continue to provide consumers with access to credit or may reduce available credit limits. Restrictions or reductions in the availability of consumer credit, the loss or deterioration of our relationships with our current financing partners or changes in the terms such entities may provide to our potential customers could have an adverse effect on our business, financial condition, and results of operations. In addition, we will need to raise additional financing to support our operations, which could include equity or debt financing, in the immediate and near term. Rising interest rates would negatively impact our ability to obtain such financing on commercially reasonable terms or at all. Further, to the extent we are required to obtain financing at higher borrowing costs to support our operations, we may be unable to offset such costs through price increases, other cost control measures, or other means. Any attempts to offset cost increases with price increases may result in reduced sales, increased customer dissatisfaction, or otherwise harm our reputation.

We have a limited operating history with which to evaluate and predict the profitability of our recurring revenue model and any new revenue models we may introduce in the future may be unsuccessful.

We began selling memberships to our VOD platform in 2021 with the delivery of our first FORME Studio, and launched our Live 1:1 personal training service in July 2022. In addition, we began selling the CLMBR vertical climbing machine in February 2024. Accordingly, we have a limited operating history with which to evaluate our subscription model. For example, all of our members are on month-to-month membership terms and may cancel their memberships at any time. We have limited historical data with respect to rates of membership renewals, so we may be unable to accurately predict member renewal or retention rates. We measure our membership retention rate by the number of members as of the beginning of the month who have a paid membership with a successful credit card billing of at least three months. Additionally, prior renewal rates may not accurately predict future member renewal rates for a variety of reasons, such as members’ dissatisfaction with our offerings and the cost of our memberships, macroeconomic conditions, or new offering introductions by us or our competitors. If our members do not renew their memberships, our revenue may decline and our business will suffer.

In the future, we may offer new membership products, services, or pricing models, implement promotions, or replace or modify current membership pricing models, any of which could result in additional costs. For example, we recently launched our Custom Training service, which is currently charged as a monthly membership for $149/month. We cannot predict member reaction to, or the success of, any new or modified products, services, or pricing models, or whether the costs or logistics of implementing these changes, including any new or updated pricing models, will adversely impact our business. If the adoption of new revenue models adversely impacts our member relationships, then member growth, member engagement, and our business, financial condition, and results of operations could be harmed.

Our negative cash flows from operations, history of losses, and significant accumulated deficit raise substantial doubt about our ability to continue as a “going concern.”

As an emerging growth company, the Company is subject to certain inherent risks and uncertainties associated with the development of an enterprise. In this regard, since the Company’s inception, substantially all of management’s efforts have been devoted to making investments in research and development including the development of revenue generating products and services and the development of a commercial organization, all at the expense of short-term profitability.

As of the date our Quarterly Report on Form 10-Q for the three months ended March 31, 2024 filed with the SEC on May 20, 2024, (the “issuance date”), management evaluated the following adverse conditions and events present at the Company in accordance with ASU 205-40:

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Since its inception, the Company has incurred significant operating losses and used net cashflows in its operations. For the three months ended March 31, 2024, the Company incurred a net operating loss of $9.4 million and used net cash in its operations of $2.9 million. As of March 31, 2024, the Company had an accumulated deficit of $178.3 million. Management expects the Company will continue to incur significant operating losses and use net cash in its operations for the foreseeable future.
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As of the issuance date, the Company had approximately $0 million of cash or cash equivalents available to fund its operations and no available sources of financing or capital to sustain its operations for a period of 12 months beyond the issuance date.
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The Company expects to incur substantial expenditures to invest in its operations and growth for the foreseeable future. In order to fund these investments, the Company will need to secure additional sources of credit from lenders or capital investment from public and private investors (collectively “outside capital”). While the Company is actively seeking to secure additional outside capital (and has historically been able to successfully secure such capital) to fund its operations, no additional outside capital has been secured or was deemed probable of being secured as of the issuance date. In addition, management can provide no assurance the Company will be able to secure additional outside capital or on acceptable terms. Absent an ability to secure additional outside capital in the very near term, the Company will be unable to meet fund its operations over the next 12 months beyond the issuance date.
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As of March 31, 2024, the Company had total outstanding debt of approximately $19.1 million, all of which was classified as current in the consolidated balance sheet in our Quarterly Report on Form 10-Q for the three months ended March 31, 2024 filed with the SEC on May 20, 2024 Approximately $4.9 million of this debt pertains to personal loans from certain individual related parties disclosed in Note 20. Several of these loans matured prior to March 31, 2024, but their repayment has been temporarily waived, and the remaining loans are scheduled to mature over the next 12 months beyond the issuance date. On March 29, 2024, the Company issued 1,500,000 shares of the Company’s Series A Convertible Preferred Stock to the Lender. On April 24, 2024, the Company entered into a Loan Modification agreement reducing the outstanding debt and increasing stockholders deficit by $3.0 million and extending the maturity date to December 31, 2024. Accordingly, as of the issuance date, the Company’s total outstanding debt was approximately $16.1 million, including accrued, but unpaid interest and penalties on delayed interest payments, all of which is currently due or scheduled to mature over the next 12 twelve months beyond the issuance date. While the Company is actively seeking to secure additional outside capital (and has historically been able to successfully secure such capital) to repay these outstanding borrowings, no additional outside capital has been secured or was deemed probable of being secured as of the issuance date. In addition, management can provide no assurance the Company will be able to secure additional outside capital or on acceptable terms. In the event the Company is unable to secure additional outside capital and/or secure amendments or waivers from its lenders to defer or modify the repayment terms of the Company’s outstanding indebtedness, management will be required to seek other strategic alternatives, which may include, among others, a significant curtailment of the Company’s operations, a sale of certain of the Company’s assets, a sale of the entire Company to strategic or financial investors, and/or allowing the Company to become insolvent by filing for bankruptcy protection under the provisions of the U.S. Bankruptcy Code.

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The Company received a deficiency letter from the Nasdaq Stock Market (“Nasdaq”) on January 26, 2024 notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Company’s common stock, par value $0.0001 per share (the “Common Stock”) has been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). The Nasdaq deficiency letter has no immediate effect on the listing of the Common Stock, and the Common Stock will continue to trade on The Nasdaq Capital Market under the symbol “TRNR” at this time. The Company has 180 calendar days, or until July 24, 2024, to regain compliance. To regain compliance, the closing bid price of the Company’s securities must be at least $1.00 per share for a minimum of ten consecutive business days. If compliance is not regained by July 24, 2024, the Company may be eligible for additional time to regain compliance or if otherwise not eligible, the Company may request a hearing before a hearings panel. In the Company fails regain compliance and/or secure an extension, the Company will be subject to being delisted from the Nasdaq market. If a delisting occurs, the Company will be faced with a number of material adverse consequences, including limited availability of market quotations for its common stock; limited news and analyst coverage; decreased ability to obtain additional financing or failure to comply with the covenants required by the Company’s borrowing arrangement; limited liquidity for the Company’s stockholders due to thin trading; and a potential loss of confidence by investors, employees and other third parties who do business with the Company.

These uncertainties raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements in our Quarterly Report on Form 10-Q for the three months ended March 31, 2024 filed with the SEC on May 20, 2024 have been prepared on the basis that the Company will continue to operate as a going concern, which contemplates that the Company will be able to realize assets and settle liabilities and commitments in the normal course of business for the foreseeable future. Accordingly, the consolidated financial statements in our Quarterly Report on Form 10-Q for the three months ended March 31, 2024 filed with the SEC on May 20, 2024 do not include any adjustments that may result from the outcome of these uncertainties.

If we fail to compete successfully against existing and future competitors, we may fail to obtain a meaningful market share, which in turn would harm our business, financial condition, and results of operations.

We operate in a highly competitive market. We face significant competition from multiple industries and exercise verticals, including at-home fitness equipment and content, fitness clubs, in-studio fitness classes, in-person personal training, and health and wellness apps. In addition, we compete with other virtual or smart home gym providers such as Peloton Interactive, Inc., Echelon Fitness Multimedia LLC, and Tonal Systems, Inc., among others. We expect the competition in our market to intensify in the future as new and existing competitors introduce new or enhanced products and services that compete with ours.

Our competitors may develop, or have already developed, products, features, content, services, or technologies that are similar to ours or that achieve greater acceptance, may offer products at lower price points due to other revenue sources available within such competitors that are unavailable to us, may have better brand recognition, may undertake more successful product development efforts, create more compelling employment opportunities, or marketing campaigns, may be willing to offer products at price points with which we cannot compete, or may adopt more aggressive pricing policies. Our competitors may develop or acquire, or have already developed or acquired, intellectual property rights that significantly limit or prevent our ability to compete effectively. In addition, our competitors may have significantly greater resources than us, allowing them to identify and capitalize more efficiently upon opportunities in new markets and consumer preferences and trends, quickly transition and adapt their products and services, devote greater resources to marketing and advertising, or be better positioned to withstand substantial price competition. Current and future competitors have established or may establish financial and strategic relationships among themselves or with our existing or potential customers or other third parties in our industry, such as manufacturing and logistics providers. Additionally, any of the foregoing may enable our current and future competitors to better withstand adverse economic or market conditions, now or in the future, and significantly reduce their pricing so as to compete against us. If we are not able to compete effectively against our competitors, they may acquire and engage customers or generate revenue at the expense of our efforts, which could have an adverse effect on our business, financial condition, and results of operations.

Our business may be affected by seasonality.

Although we do not have sufficient history with our product sales to assess the potential impact of seasonality, we expect that our business may be influenced by seasonal trends consistent with traditional retail selling periods. Accordingly, fluctuations in revenue during months of high demand could have a disproportionate effect on our results of operations for the entire year. In addition, we may experience quarterly fluctuations caused by seasonality and other factors, and thus comparisons of our results of operations across different fiscal quarters may not be accurate indicators of our future performance. Annual or quarterly comparisons of our results of operations may not be useful and our results in any particular period will not necessarily be indicative of the results to be expected for any future period. Seasonality in our business can also be affected by introductions of new or enhanced products and services, including the costs associated with such introductions.

Our results of operations and other financial and non-financial business metrics may fluctuate from period to period due to a variety factors, many of which are beyond our control, and as a result, our results from any prior periods, or any historical trends reflected in such results, should not be viewed as indicative of our future financial or operating performance.

Our revenue and results of operations have fluctuated in the past and may fluctuate from period to period in the future due to a variety of factors, many of which are beyond our control. Factors relating to our business that may contribute to these fluctuations include the following factors, as well as other factors described elsewhere in this prospectus:

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our ability to raise additional capital sufficient to fund our operations, meet our obligations as they become due, and execute our growth strategy;
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our ability to maintain and attract new members;
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membership cancellation and renewal rates;
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product returns;
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changes in our recurring revenue model or pricing methodologies, or our adoption of any new membership, pricing, or revenue models;
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the receipt, reduction or cancellation of, or changes in the forecasts or timing of, memberships by members;
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changes in our mix of products and services, such as changes in demand for certain accessories or bundles or our Live 1:1 personal training and health coaching services, fitness programs and classes, or other streaming fitness content on our platform;
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the diversification and growth of our revenue sources, including our ability to successfully expand our commercial and corporate wellness channels;
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our ability to maintain gross margins and operating margins;
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inaccurate forecasting of the demand for our products and services, which could lead to lower revenue or increased costs, or both;
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the timing and amount of research, development, and new product expenditures, including resources allocated to the development of new equipment and accessories, programs, classes, and other content, and innovative features and technologies, as well as the continued development and upgrading of our proprietary technology platform;
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increases in marketing, sales, and other operating expenses that we may incur to grow and expand our operations and to remain competitive;
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changes in our relationship with our third-party financing partner who provides financing assistance to our members for the purchase of our CLMBR vertical climbing machine and FORME Studio equipment;
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constraints on the availability of consumer financing or increased down payment requirements to finance purchases of our CLMBR vertical climbing machine and FORME Studio equipment;

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the continued maintenance and expansion of our delivery, installation, and maintenance services and network for our CLMBR vertical climbing machine and FORME Studio equipment;
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supply chain disruptions, delays, shortages, and capacity limitations;
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increases or other changes in our product development and manufacturing costs, or the timing and extent thereof, and our ability to achieve cost reductions in a timely or predictable manner;
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changes in market and customer acceptance of and demand for our products, content, and services, including cyclicality and seasonal fluctuations in memberships and usage of the CLMBR vertical climbing machine and FORME platform by our members, each of which may change as our products and services evolve or mature, or as our business grows;
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the continued market acceptance of, and the growth of the smart home gym and connected fitness market;
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the emergence of new industry expectations and product obsolescence;
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the timing and success of new product, content, and service introductions by us or our competitors;
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the competitive landscape and pricing pressure as a result of competition or otherwise;
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costs and expenses associated with any potential acquisitions or strategic partnerships or initiatives;
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the ability to open new retail locations and studio showrooms;
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successful expansion into international markets;
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significant warranty claims;
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loss of key personnel or the inability to attract qualified personnel, including personal trainers and fitness instructors;
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geopolitical events, such as war, regional conflicts, other outbreaks of hostilities, or the escalation or expansion of the same (such as the Russian invasion of Ukraine and the Israel-Hamas war), threat of war or terrorist actions, or the occurrence of pandemics, epidemics, or other outbreaks of disease, or natural disasters, and the impact of these events on the factors set forth above;
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changes in business or macroeconomic conditions, including inflation, interest rates, lower consumer confidence, recessionary conditions, increased unemployment rates, or stagnant or declining wages;
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system failures or breaches of security or privacy;
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adverse litigation judgments, settlements, or other litigation-related costs;
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changes in the legislative or regulatory environment, including with respect to cybersecurity, climate change, privacy, consumer product safety, advertising, and employment matters, or enforcement by government regulators, including fines, orders, or consent decrees;
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fluctuations in currency exchange rates and changes in the proportion of our revenue and expenses denominated in foreign currencies;
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changes in our effective tax rate; and
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changes in accounting standards, policies, guidance, interpretations, or principles.
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changes in business or macroeconomic conditions, including lower consumer confidence, recessionary conditions, increased unemployment rates, or stagnant or declining wages

As a result of these and other factors, our results of operations and revenue may vary significantly from period to period. Accordingly, you should not rely on the results of any prior quarterly or annual periods, or any historical trends reflected in such results, as indications of our future revenue or operating performance.

We derive a significant majority of our revenue from sales of our CLMBR vertical climbing machine and FORME Studio equipment and if sales of our CLMBR vertical climbing machine and FORME Studio equipment decline, it could materially and negatively affect our future revenue and results of operations.

Our CLMBR and FORME Studio equipment is sold in highly competitive markets with limited barriers to entry. Introduction by competitors of comparable products at lower price points, a maturing product lifecycle, a decline in consumer spending, or other factors could result in a decline in our revenue derived from our CLMBR and FORME Studio equipment, which may have a material adverse effect on our business, financial condition, and results of operations. Although we expect sales of our CLMBR equipment to constitute the bulk of our revenues going forward, sales of our FORME Studio equipment accounted for approximately, 78% of revenue in 2022, and 60% of revenue for the year ended December 31, 2023. As a result, any meaningful decline in sales of our FORME Studio equipment, if not offset by sales of our CLMBR equipment, would materially and adversely affect our business, financial condition, and results of operations.

Our membership revenue is largely dependent on our ability to sell our CLMBR vertical climbing machine and FORME Studio equipment.

Our customer acquisition model is generally initiated upon the sale to customers and installation of our CLMBR vertical climbing machine and FORME Studio or FORME Studio Lift, with additional revenue generated from sales of memberships and health coaching services. While members are invited to gain access to our basic VOD membership upon purchase of the CLMBR vertical climbing machine and FORME Studio or FORME Studio Lift through an account creation process, they can cancel their membership at any time. As a result, our membership and health coaching revenue is largely dependent on our ability to sell our CLMBR vertical climbing machine and FORME Studio equipment and to engage and retain members to use our services on an ongoing basis thereafter. If we are unable to expand sales of our CLMBR vertical climbing machine and FORME Studio equipment or to engage new members or to maintain and expand our member base, our business, financial condition, and results of operations may suffer.

Our results of operations could be adversely affected if we are unable to accurately forecast consumer demand for our products and services and adequately manage our inventory.

To ensure adequate inventory supply, we must forecast inventory needs and expenses and place orders sufficiently in advance with our suppliers and manufacturers, based on our estimates of future demand for particular products and services. Failure to accurately forecast our needs, and any concomitant failure to place sufficient orders, may result in manufacturing delays or increased costs. Our ability to accurately forecast demand could be affected by many factors, including changes in consumer demand for our products and services, changes in demand for the products and services of our competitors, unanticipated changes in general market conditions, and the weakening of economic conditions or consumer confidence in future economic conditions. This risk may be exacerbated by the fact that we may not carry a significant amount of inventory and may not be able to satisfy short-term demand increases. If we fail to accurately forecast consumer demand, we may experience excess inventory levels or a shortage of products available for sale.

Inventory levels in excess of consumer demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices, which would cause our gross margins to suffer and could impair the strength and premium nature of our brand. Further, lower than forecasted demand could also result in excess manufacturing capacity or reduced manufacturing efficiencies, which could result in lower margins. Conversely, if we underestimate consumer demand, our suppliers and manufacturers may not be able to deliver products to meet our requirements or we may be subject to higher costs in order to secure the necessary production capacity.

An inability to meet consumer demand and delays in the delivery of our products to our members could result in an increased rate of order cancellations, reputational harm and damaged member relationships and could have an adverse effect on our business, financial condition, and results of operations.

If we are unable to sustain competitive pricing levels for our connected fitness hardware products and memberships to the CLMBR and FORME platform, our business could be adversely affected.

We compete with products and services that are generally sold at lower prices. If we are unable to sustain competitive pricing levels for our connected hardware products, including CLMBR vertical climbing machine, FORME Studio and FORME Studio Lift, and our membership and health coaching services, whether due to consumer sentiment and spending power, competitive pressure or otherwise, our financial results and cash flow could be significantly reduced. Further, our decisions around the development of new products and services are partly based on assumptions about pricing levels. If there is price compression in the market after these decisions are made, it could have a negative effect on our business. In addition, while we believe we offer high-quality, differentiated products and services, our pricing levels may be higher than those of our competitors. Our ability to maintain our pricing levels depends on several factors, including our brand recognition, product design and technology features and quality, innovative content, and public perception of our company. If we are unable to sustain our pricing levels due to these or other factors, our ability to attract new members and our business, financial condition, and results of operations could be harmed.

Changes in how we market our products and services could adversely affect our marketing expenses and membership levels.

We use a broad mix of marketing and other brand-building measures to attract members. We use online advertising, including through native advertising and social media influencers, as well as third-party social media platforms, as marketing tools. As online and social media platforms continue to rapidly evolve or grow more competitive, we must continue to maintain a presence on these platforms and establish a presence on new or emerging popular social media and advertising and marketing platforms. Moreover, as we expand and as competition for customers increases in the industry, we may experience increased marketing expenses. If we cannot cost-effectively use these marketing tools or if we fail to promote our products and services efficiently and effectively, our ability to acquire new members, maintain or increase membership levels and our financial condition may suffer. In addition, an increase in the use of online, social media, or any other marketing channels for product promotion and marketing may increase the burden on us to monitor compliance of such materials and increase the risk that such materials could contain problematic product or marketing claims, or otherwise violate applicable laws or regulations.

The market for our products and services is still in the early stages of growth and if the market does not continue to grow, grows more slowly than we expect, or fails to grow as large as we expect, or if our products and services do not gain market acceptance, our business, financial condition, and results of operations may be adversely affected.

The smart home gym and connected fitness market is relatively new, rapidly growing, largely unproven, and it is uncertain whether this market will achieve or sustain high levels of demand and achieve wide market acceptance. In addition, while we experienced some positive impact on demand for our product, as a result of the COVID-19 pandemic, we cannot predict the potential impact on our business if the pandemic continues to evolve. Our success depends substantially on the willingness of consumers to widely adopt our products and services. To be successful, we will have to make significant investments in the education of consumers about our products and services and provide quality products, content, member experience that is superior to the products, content, and experiences provided by our competitors. Additionally, the fitness and wellness market is heavily saturated, and the demand for and market acceptance of new products and services in the market is uncertain. We cannot assure you that the connected fitness market will continue to develop, that the public’s interest in smart home gym and connected fitness will continue, or that our products and services will be widely adopted.

It is difficult to predict the future growth rates, if any, and size of the smart home gym and connected fitness market, and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. Any forecasts in this prospectus relating to the expected growth in the smart home gym and connected fitness market, including internally developed estimates, may prove to be inaccurate. Even if the market experiences the forecasted growth described in this prospectus, we may not grow our business at a similar rate, or at all. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties. Accordingly, the forecasts of market growth included in this prospectus should not be taken as indicative of our future growth. If our market does not develop, develops more slowly than expected, or becomes saturated with competitors, or if our products and services do not achieve market acceptance, our business, financial condition, and results of operations could be adversely affected.

Our revenue could decline if members are no longer able to finance their purchases of our products due to changes in credit markets and decisions made by credit providers.

Historically, a significant percentage of our members have financed their purchase of our CLMBR vertical climbing machine and FORME Studio equipment through third-party credit providers with whom we have existing relationships. If we are unable to maintain our relationships with our financing partners, there is no guarantee that we will be able to find replacement partners who will provide our members with financing on similar terms, and our ability to sell our CLMBR vertical climbing machine and FORME Studio equipment may be adversely affected. Further, reductions in consumer lending and the availability of consumer credit could limit the number of customers with the financial means to purchase our products. Higher interest rates could increase our costs or the monthly payments for our products financed through other sources of consumer financing. In the future, we cannot be assured that third-party financing providers will continue to provide consumers with access to credit or that available credit limits will not be reduced. Such restrictions or reductions in the availability of consumer credit, or the loss of our relationship with our current financing partners, could have an adverse effect on our business, financial condition, and results of operations.

We may be unable to attract and retain members, which could have an adverse effect on our business and rate of growth.

Our business and revenue growth is dependent on our ability to continuously attract and retain members, and we cannot be sure that we will be successful in these efforts, or that member retention levels will not materially decline. There are a number of factors that could lead to a decline in member levels or that could prevent us from increasing our member levels, including:

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our failure to introduce new products and services, including related equipment and accessories, programs, content, classes, features and technologies, that members find engaging and compelling;
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our introduction of new products, content, or services, or changes to existing products, content, and services that are not favorably received;
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harm to our brand and reputation;
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pricing and perceived value of our offerings;
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our inability to deliver quality products, content, and services;
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our members engaging with the products and services of our competitors;
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interruptions or disruptions preventing rapid and reliable access to our content and services or otherwise affecting the member experience;
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members being unsatisfied with the delivery, installation, or service of our CLMBR vertical climbing machine and FORME Studio equipment;
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a decline in the public’s interest in home fitness workouts, or other fitness disciplines we invest or decide to invest in; and
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deteriorating general economic conditions or a change in consumer spending preferences or buying trends.

Additionally, further expansion into international markets such as Canada, the United Kingdom, and Europe will create new challenges in attracting and retaining members that we may not successfully address. As a result of these factors, we cannot be sure that our member levels will be adequate to maintain or permit the expansion of our operations. A decline in member levels could have an adverse effect on our business, financial condition, and results of operations.

If we are unable to attract or otherwise access health coaches and personal trainers, and fitness instructors to produce and provide fitness content and services on our platform, our business, financial condition, and results of operations could be harmed.

Our business depends in part on our ability to attract and access qualified trainers and fitness instructors to produce and provide fitness content and services on our platform. In addition, trainers and fitness instructors may become dissatisfied with our brand, products, services, programs, and/or benefits. If we are unable to access trainers and fitness instructors due to these or similar occurrences, or due to competition or other reasons, it would harm our ability to produce and provide fitness content on our platform, which in turn could materially and adversely affect our business, financial condition, and results of operations.

If we fail to cost-effectively attract, recruit, and retain qualified health coaches, personal trainers, and fitness instructors, our business would be materially and adversely affected.

Our business depends in part on our ability to cost-effectively access, attract, recruit, and retain qualified trainers and fitness instructors. Competition for qualified trainers and fitness instructors is intense and may increase due to various factors beyond our control. For example, the easing of COVID restrictions in the past years resulted in more people returning to traditional gyms and in-person fitness, resulting in increased demand for trainers and fitness instructors. As a result, we experienced increased competition for such personnel in the past year. Our competitors may attempt to compete for trainers and fitness instructors on the basis of providing a more compelling platform or more lucrative earning opportunities. In addition, we may experience complaints, negative publicity, strikes, or other work stoppages that could dissuade potential candidates from joining our company.

In addition, most of the fitness instructors who are featured in our On-Demand content, as well as other content production providers with whom we work, are independent contractors and the classification of any of our independent contractors may be subject to challenge. Our use of independent contractors for content production activities fluctuates depending on production volume and schedule. Further, certain jurisdictions may adopt laws and regulations seeking to limit the scope of individuals who may be appropriately classified as independent contractors and instead seek to classify them as employees. If we are required to classify our independent contractors as employees, we would need to adapt our employment model accordingly. We may face specific risks relating to our ability to onboard fitness instructors as employees, our ability to partner with third-party organizations to source trainers and fitness instructors, and our ability to effectively utilize employee trainers and fitness instructors to meet customer demand.

Changes in certain laws and regulations, including immigration, labor and employment laws, occupational licensure regulations or background check requirements, may result in a change in the pool of qualified trainers and fitness instructors, which may result in increased competition for such personnel or higher costs of recruitment, operation and retention. Other factors outside of our control, may also reduce the number of trainers and fitness instructors on the CLMBR and FORME platform or impact our ability to onboard new trainers and fitness instructors. If we fail to attract qualified trainers and fitness instructors on favorable terms, or lose qualified trainers and fitness instructors to our competitors, we may not be able to meet customer demand or maintain competitive pricing for our personal training, health coaching, and fitness programs and classes, and our business, financial condition, and results of operations could be adversely affected.

If we fail to cost-effectively attract new members, or to increase utilization of the CLMBR and FORME platform from existing members, our business, financial condition, and results of operations could be harmed.

Our success depends in part on our ability to cost-effectively attract new members, retain existing members and increase membership rates of the CLMBR and FORME platform. Members have a wide variety of fitness options, including at-home fitness equipment and content, fitness clubs, in-studio fitness classes, in-person personal training, and health and wellness apps. To expand our member base, we must have the ability to appeal to individuals who have historically used other methods of personal fitness and training or who have not previously used personal fitness and training or regularly exercised. Our reputation, brand, and ability to build trust with existing and new members may be adversely affected by complaints and negative publicity about us, our offerings, our pricing and policies, trainers and fitness instructors on the CLMBR and FORME platform, or our competitors, even if factually incorrect or based on isolated incidents. Further, if existing and new members do not perceive the services provided by trainers and fitness instructors on the CLMBR and FORME platform to be helpful, effective, engaging, or affordable, or if we fail to offer compelling offerings, services, content, and features on the FORME platform, we may not be able to attract or retain members or to increase their utilization of the CLMBR and FORME platform. If we fail to continue to grow our member base, retain existing members, or increase the overall utilization of the FORME platform by existing members, our business, financial condition, and results of operations could be adversely affected.

Changes to our pricing methodologies or business model could adversely affect our ability to attract or retain members as well as qualified trainers and fitness instructors.

Many factors, including operating costs, legal, and regulatory requirements or constraints and our current and future competitors’ pricing and marketing strategies, could significantly affect our pricing strategies. Certain of our competitors offer, or may in the future offer, lower-priced or a broader range of offerings. Similarly, certain competitors may use marketing strategies that enable them to attract or retain customers as well as qualified trainers and fitness instructors at a lower cost than us. We may reduce our membership and other pricing for members, increase the compensation we pay to trainers and fitness instructors, increase our marketing and other expenses, or otherwise modify our business model to attract and retain members, as well as qualified trainers and fitness instructors in response to competitive pressures. Furthermore, local regulations may affect our pricing in certain geographic locations, which could amplify these effects. For example, state and local laws and regulations may impose minimum earnings standards for trainers and fitness instructors, which in turn may cause us to revise our pricing methodology in certain markets. We have from time to time modified existing, or implemented new, pricing methodologies and strategies, which may not prove effective. Any of the foregoing actions may not ultimately be successful, and in turn could cause our business, financial condition, and operating results to suffer.

As many of the individuals who develop, provide, or produce content on our platform are independent contractors, any challenge to, or determination that, such individuals should be classified as employees versus independent contractors, could affect our business model and pricing methodologies. We have also launched, and may in the future launch, certain changes to the rates and fee structure for trainers and fitness instructors on the CLMBR and FORME platform, which may not ultimately be successful. Our assessments of the impact of any changes in our pricing methodologies or business model may not be accurate and we could be underpricing or overpricing our offerings. In addition, if the offerings on the CLMBR and FORME platform change, then we may need to revise our pricing methodologies. As we continue to develop and launch new product and service offerings, such as CLMBR vertical climbing machine and FORME Studio Lift, factors such as maintenance, customer financing, and supply chain efficiency may affect our pricing methodologies. Any such changes to our pricing methodologies or our ability to efficiently price our offerings could adversely affect our business, financial condition, and results of operations.

If we are unable to anticipate consumer preferences and successfully develop and introduce new, innovative, and updated products and services in a timely manner or effectively manage the introduction of new or enhanced products and services, our business may be adversely affected.

Our success in maintaining and increasing our member base depends on our ability to identify and originate trends as well as to anticipate and react to changing consumer demands in a timely manner. Our products and services are subject to changing consumer preferences that cannot be predicted with certainty. If we are unable to introduce new or enhanced offerings in a timely manner, our competitors may introduce similar offerings faster than us, which could result in our new or enhanced offerings not being accepted by our members and negatively affect our rate of growth. Moreover, our new offerings may not receive consumer acceptance as preferences could shift rapidly to different types of fitness and wellness offerings or away from these types of offerings altogether, and our future success depends in part on our ability to anticipate and respond to these changes. Failure to anticipate and respond in a timely manner to changing consumer preferences could lead to, among other things, lower membership rates, lower sales, pricing pressure, lower gross margins, discounting of our existing CLMBR vertical climbing machine and FORME Studio equipment, and excess inventory levels. Even if we are successful in anticipating consumer preferences, our ability to adequately react to and address them will partially depend upon our continued ability to develop and introduce innovative, high-quality offerings. Development of new or enhanced products and services may require significant time and financial investment, which could result in increased costs and a reduction in our profit margins. For example, we have historically incurred higher levels of sales and marketing expenses accompanying each product and service introduction.

Moreover, we must successfully manage introductions of new or enhanced products and services, which could adversely impact the sales of our existing products and services. For instance, consumers may decide to purchase new or enhanced products and services instead of our existing products and services, which could lead to excess product inventory and discounting of our existing products and services.

Our success depends on our ability to develop and maintain the value and reputation of the CLMBR and FORME brands.

We believe that developing and maintaining our brand recognition and image is important to attracting and retaining members. Developing and maintaining our brand depends largely on the success of our marketing efforts, ability to provide consistent, high-quality products, services, features, content, and support to our members. We believe that the importance of our brand will increase as competition further intensifies and brand promotion activities may require substantial expenditures. Our brand could be harmed if we fail to achieve these objectives or if our public image were to be tarnished by negative publicity. Unfavorable publicity about us, including our products, services, technologies, customer service, content, personnel, and suppliers, or similar incidents involving our competitors in the smart home gym and smart home gym and connected fitness industry, could diminish confidence in, and the use of, our products and services. Such negative publicity also could have an adverse effect on the size, engagement and loyalty of our member base and result in decreased revenue, which could have an adverse effect on our business, financial condition, and results of operations.

We also sell CLMBR equipment and the FORME platform to commercial and wellness customers, which exposes us to additional business and financial risks. In addition, if we fail to successfully expand our commercial and corporate wellness business, it could negatively impact our ability to grow our business and gain market share.

We also sell CLMBR equipment and the FORME platform to commercial and wellness customers. For example, we are actively installing our products in hotels, resorts, and other commercial environments such as boutique hotels, luxury apartments, and private condominiums, as well businesses with which we establish corporate wellness partnerships for the benefit of their employees. For commercial customers, we typically sell our connected hardware products with a three-year content membership paid up front, plus we offer an extended warranty program. In addition, many of the risks associated with our individual members are often exacerbated or heightened in the commercial or corporate environment. For example, the equipment we install at these locations may be used more frequently and by a larger group of users, which may increase the rate of wear and tear or the risk of product malfunction or injury in connection with the use of our equipment. This in turn could expose us to liability claims, warranty expense, and damage to our brand and reputation, among other risks, any of which could harm our reputation, business, financial condition, and results of operations. If we fail to successfully expand our commercial and corporate wellness business, it could harm our ability to grow our business, gain market share, and expand our brand.

We have limited operating experience at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture, and financial performance may suffer.

We have expanded our operations rapidly and have limited operating experience at our current scale of operations. For example, we commenced commercial delivery of the FORME Studio in July 2021, launched our Live 1:1 personal training service in July 2022, delivered our FORME Studio Lift in August 2022 and completed the acquisition of CLMBR's assets in February 2024. As we continue our transition from initial product development to mass production and commercial shipment of our products, we have experienced, and may in the future experience, adjustments in our business operations and headcount. For example, as a result of completing development and commencing mass production of the FORME Studio Lift and in response to economic headwinds, we reduced the size of our engineering team in 2022 and expect to continue to reallocate our personnel resources to support our ongoing product development efforts while also increasing our focus on marketing and sales and building our brand. Our headcount reduction in July of 2022 comprised approximately 26% of our full-time employee base at the time of such reduction. We had a subsequent headcount reduction in December of 2022, comprising approximately 50% of our full-time employee base at the time of such reduction. We expect our headcount to fluctuate in the near term but to grow over the longer term as we continue to grow our business and expand our target markets. Further, we expect that our business and operations will become increasingly complex as we grow our business. To effectively manage and capitalize on our growth, we must continue to expand our sales and marketing, focus on innovative product and content development, and upgrade our management information systems and other processes. Our continued growth could strain our existing resources, and we could experience ongoing operating difficulties in managing our business, including difficulties in hiring, training, and managing a diffuse and growing employee base. Failure to scale and preserve our company culture with growth could harm our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate objectives. Moreover, the vertically integrated nature of our business, where we design and develop our own FORME Studio equipment and accessories, and software, produce original fitness and wellness programming, recruit, train, and educate personal trainers, sell our products exclusively through our own sales teams, retail locations, and e-commerce site, and coordinate the delivery, installation, and service of our FORME Studio equipment with our third-party logistics providers, exposes us to risk and disruption at many points that are critical to successfully operating our business and may make it more difficult for us to scale our business. For example, we utilize both air and ocean shipment for our FORME Studio equipment and our limited history with commercial shipment of our products has in the past, and may in the future, result in delays in delivery and installation. If we do not adapt to meet these evolving challenges, or if our management team does not effectively scale with our growth, we may experience erosion to our brand, the quality of our products and services may suffer, and our company culture may be harmed.

Because we have a limited history operating our business at its current scale, it is difficult to evaluate our current business and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale, combined with the rapidly evolving nature of the market in which we sell our products and services, substantial uncertainty concerning how these markets may develop, and other economic factors beyond our control, reduces our ability to accurately forecast quarterly or annual revenue. Failure to manage our future growth effectively could have an adverse effect on our business, financial condition, and results of operations.

If our marketing efforts are not effective, our ability to grow our business and maintain or expand our market share could suffer.

Maintaining and promoting awareness of the CLMBR and FORME platform is important to our ability to retain existing, and to attract new, customers. To facilitate our future growth and profitability, we are investing in our advertising, promotion, public relations, and marketing programs. These brand promotion activities may not yield increased revenue and the efficacy of these activities will depend on a number of factors, including our ability to do the following:

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select the right markets, media, and media vehicles in which to advertise;
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identify the most effective and efficient level of spending in each market, media, and media vehicle; and
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effectively manage marketing costs, including creative and media expenses, to maintain acceptable customer acquisition costs.

We may adjust or re-allocate our advertising spend across channels, product verticals, and geographic markets to optimize the effectiveness of these activities. We expect to increase advertising spend in future periods to continue driving our growth.

Implementing new marketing and advertising strategies also could increase the risk of devoting significant capital and other resources to endeavors that do not prove to be cost effective or provide a meaningful return on investment. We also may incur marketing and advertising expenses significantly in advance of recognizing revenue associated with such expenses and our marketing and advertising expenditures may not generate sufficient levels of brand awareness or result in increased revenue. Even if our marketing and advertising expenses result in increased sales, the increase might not offset our related expenditures. If we are unable to maintain our marketing and advertising channels on cost-effective terms or replace or supplement existing marketing and advertising channels with similarly or more effective channels, our marketing and advertising expenses could increase substantially, our brand, business, financial condition, and results of operations could suffer.

Our products and services may be affected from time to time by design and manufacturing or other defects that could adversely affect our business and result in harm to our reputation.

We offer complex hardware and software products and services that can be affected by design and manufacturing or other defects, errors, and bugs. Sophisticated operating system software and applications, such as those included in our products, often have issues that can unexpectedly interfere with the intended operation of hardware or software products. Defects may also exist in components or parts that we source from third parties. Any such defects could make our products and services unsafe, create a risk of environmental or property damage and personal injury, and subject us to the hazards and uncertainties of product liability claims, regulatory investigations, and related litigation. We have in the past and may in the future experience these defects and similar issues in our products. If any of our products have reliability, quality, or safety problems, we may not be able to successfully correct these problems in a timely manner or at all.

There can be no assurance that we will be able to detect and fix all issues and defects in the products, software, and services we offer. Failure to do so could result in widespread technical and performance issues affecting our products and services, damage our reputation, result in customer warranty or return claims, and deter customers from purchasing our products. In addition, these defects, errors, or bugs could interrupt or delay sales and revenue. If any defects or issues are not discovered until after we have commenced commercial production of a new product, we may incur significant additional development costs and product recall, repair or replacement costs. In addition, from time to time we may experience outages, service slowdowns, or errors that affect our fitness and wellness programming. As a result, our services may not perform as anticipated and may not meet customer expectations. Further, quality problems could adversely affect the experience for users of our products and services, and result in harm to our reputation, loss of competitive advantage, poor market acceptance, reduced demand for our products and services, delay in new product and service introductions, and lost revenue. Any of the foregoing could harm our ability to retain existing members and attract new customers, and could adversely affect our business, financial condition, and results of operations.

Service interruptions, outages, technical or performance issues, or similar events, including those related to, or caused by, defects or similar issues in our products and services, may result in claims against us and may cause us to incur significant additional expense to address these issues, and our liability insurance may not be adequate to cover any or all such costs.

Service interruptions, outages, technical and performance issues, or similar events affecting our products and services, including those related to, or caused by, defects or similar issues in our products and services, may result in claims against us by our members or others. For example, we have received claims in the past, including in the past year, and while such claims have not had a significant impact on our results of operations, we may be subject to future claims, which could have a material and adverse impact on our business, financial condition, and results of operations.

We maintain general liability insurance; however, design and manufacturing defects, and claims related thereto, may subject us to judgments or settlements that result in damages materially in excess of the limits of our insurance coverage. In addition, we may be exposed to recalls, product replacements or modifications, write-offs of inventory, property, plant and equipment, or intangible assets, and significant warranty and other expenses such as litigation costs and regulatory fines. If we cannot successfully defend any large claim, maintain our general liability insurance on acceptable terms, or maintain adequate coverage against potential claims, our financial results could be adversely impacted.

We may be subject to warranty claims that could result in significant direct or indirect costs, or we could experience greater returns than expected, either of which could have an adverse effect on our business, financial condition, and results of operations.

We generally provide a 12-month limited warranty on our CLMBR vertical climbing machine, FORME Studio and FORME Studio Lift. The occurrence of any defects or other warranty claims for which we have a legal obligation could make us liable for damages and warranty claims in excess of our current reserves, which could result in an adverse effect on our business prospects, liquidity, financial condition, and cash flows if warranty claims were to materially exceed anticipated levels. In addition, we could incur significant costs to correct any defects, warranty claims, or other problems, including costs related to product recalls. Any negative publicity related to the perceived quality and safety of our products could affect our brand image, decrease consumer and member confidence and demand, and adversely affect our business, financial condition, and results of operations. Moreover, certain other companies within our industry have in the past, and may in the future, received reports of injuries related to the use of their products and services and issued product recalls. Such activity by other companies within our industry, and the associated negative publicity, may be seen as characteristic of participants in our industry and may therefore harm the reputation of all participants in our industry, including us. Also, warranty claims may result in litigation, the occurrence of which could have an adverse effect on our business, financial condition, and results of operations.

In addition to warranties supplied by us, we also offer the option for members to purchase third-party extended warranty and services contracts and accidental protection coverage. Extended warranties are regulated in the United States on a state level and are treated differently by state. Outside the United States, regulations for extended warranties vary from country to country. In addition, changes in interpretation of the insurance regulations or other laws and regulations concerning warranties, whether limited, full, extended, or implied, on a federal, state, local, or international level may cause us to incur costs or have additional regulatory requirements to meet in the future. Our failure to comply with past, present, and future similar laws regarding warranties on our products, whether express or implied, could result in reduced sales of our products, reputational damage, litigation, penalties, and other sanctions, which could have an adverse effect on our business, financial condition, and results of operations.

The failure or inability of our contract manufacturers to comply with the specifications and requirements of our products could result in a product recall, which could adversely affect our reputation and subject us to significant liability should the use of any of our products cause or be claimed to cause physical harm.

All of our products are manufactured by independent third-party contract manufacturers. We do not have long-term contracts with our third-party contract manufacturers, and instead, order from these manufacturers on a purchase order basis. Under certain circumstances, we may be required to, or may voluntarily, recall or withdraw products.

A widespread recall or withdrawal of any of our products may negatively and significantly impact our sales and profitability for a period of time and could result in significant losses depending on the costs of the recall, destruction of product inventory, reduction in product availability, and reaction of competitors and consumers. We may also be subject to claims or lawsuits, including class actions lawsuits (which could significantly increase any adverse settlements or rulings), resulting in liability for actual or claimed injuries or death. Any of these events could adversely affect our business, financial condition and results of operations. Even if a product liability claim or lawsuit is unsuccessful or is not fully pursued, the negative publicity surrounding any assertion that our products caused physical harm could adversely affect our reputation with existing and potential consumers and its corporate and brand image. Moreover, claims or liabilities of this sort might not be covered by insurance or by any rights of indemnity or contribution that we may have against others. A product liability judgment against us or a product recall could adversely affect our business, financial condition and results of operations.

If we fail to offer high-quality member support, our business and reputation will suffer.

We currently work with third-party logistics providers to handle shipment and delivery of our connected fitness hardware products, including the CLMBR vertical climbing machine, FORME Studio and FORME Studio Lift. Our third-party logistics providers also facilitate white glove installation services of our products. Our in-house field operations team is responsible for training our third-party logistics providers on how to safely and correctly install our products, coordinating shipment and delivery matters, and communicating with our members throughout the entire pre-installation process. We do not have any minimum or long-term binding commitments with our third-party logistics providers and are generally billed upon shipment of the freight and believe alternative third-party logistics services would be available if needed. Our members also rely on our member support services to resolve any issues related to the use of our CLMBR vertical climbing machine and platform and FORME Studio equipment and platform. Providing a high-quality member experience is vital to our success in generating word-of-mouth referrals to drive sales and for retaining existing members. The importance of high-quality support will increase as we expand our business and introduce new products and services. If we do not help our members quickly resolve issues and provide effective ongoing support, our reputation may suffer and our ability to retain and attract members, or to sell additional products and services to existing members, could be harmed.

We rely on access to production studios, crews, and equipment and the creativity of our fitness instructors, third parties, and a network of independent contractors to generate and produce the content on our platform. If we are unable to access these resources or if we are unable to attract and retain high-quality and innovative fitness instructors or other content production providers, we may not be able to generate interesting and attractive content for our platform.

We offer fitness and wellness content on our platform that is produced by our in-house team located in Los Angeles, California, and by contracting seasoned content production and creative professionals. Due to our reliance on a limited number of studios in a concentrated location, any incident involving our studios, or affecting Southern California generally, could render our studios inaccessible or unusable and could inhibit our ability to produce and deliver new fitness and wellness content for our members. Production of the fitness and wellness content on our platform is further reliant on the creativity of our fitness instructors who, with the support of the content production team, plan and record our VOD content. Most of the fitness instructors who provide content for our On-Demand services are independent contractors. In addition, we also bid out our content production work, including lighting, direction, and sound, to a network of independent contractors. Once engaged, these contractors typically work on a day rate basis until the contracted-for content shoot is complete. If we are unable to attract or retain creative and experienced instructors or other content production providers, we may not be able to generate content on a scale or of a quality sufficient to grow our business. If we fail to produce and provide our members with interesting and attractive content led by instructors who they can relate to, then our business, financial condition, and results of operations may be adversely affected.

Our growth will depend in part on our ability to develop and expand our strategic and commercial relationships with companies across the fitness, wellness, hospitality, fashion, sports and design industries.

We have developed, and intend to continue to develop and expand, collaborations with companies across the fitness, wellness, hospitality, fashion, sports, and design industries. Our current and potential partners include international hotel chains, celebrity trainers, interior designers, celebrity stylists, and boutique fitness clubs. These strategic relationships tend to be focused on generating awareness of our brand by accessing audiences and followings and educating them regarding our products and services. If these arrangements do not continue to result in an increase in the number of customers and revenue, our business may be harmed.

The loss of a partnership could harm our results of operations, damage our reputation, increase pricing and promotional pressures from other partners and distribution channels, or increase our marketing costs. If we are not successful in maintaining existing and creating new relationships with any of these third parties, or if we encounter technological, content licensing, or other impediments to our development of these relationships, our ability to grow our business could be adversely impacted.

If we fail to obtain and retain high-profile strategic relationships, or if the reputation of any of these parties is impaired, our business may suffer.

A principal component of our marketing program and employee retention and recruitment has been to develop relationships with highly qualified and high-profile persons to help us extend the reach of our brand. Although we have relationships with well-known individuals in this manner, we may not be able to attract and build relationships with new persons in the future. In addition, if the actions of these parties were to damage their or our reputation, our relationships may be less attractive to our current or prospective customers. Any of these failures by us or these parties could materially and adversely affect our business, financial condition, and results of operations.

We face risks, such as unforeseen costs and potential liability in connection with content we acquire, produce, license and/or distribute through our service.

As a creator and distributor of fitness and wellness content, we face potential liability for negligence, copyright and trademark infringement, or other claims based on the nature and content of materials that we acquire, produce, license and/or distribute. We also may face potential liability for content used in promoting our service, including marketing materials. We are devoting more resources toward the development, production, marketing and distribution of our fitness and wellness content. We believe that original content can help differentiate our service from other offerings, enhance our brand and otherwise attract and retain members. To the extent our fitness and wellness content does not meet our expectations, in particular, in terms of costs, usage, and popularity, our business, including our brand and results of operations may be adversely impacted. As we expand our fitness and wellness content, we continue to be responsible for production costs and other expenses. We also take on risks associated with production, such as completion and key talent risk with respect to our trainers and fitness instructors. We also contract with third parties related to the development, production, marketing and distribution of our fitness and wellness content. We may face potential liability or may suffer significant losses in connection with such arrangements, including, but not limited to, if such third parties violate applicable law, become insolvent or engage in fraudulent behavior. To the extent we license rights of our fitness and wellness content to third parties, we could become subject to product liability, intellectual property or other claims related to such merchandise. We may decide to remove content from our service, not to place licensed or produced content on our service, or discontinue or alter production of our original content if we believe such content might not be well received by our members, or could be damaging to our brand or business. To the extent we, in the future, do not accurately anticipate costs or mitigate risks, including for content that we produce but ultimately does not appear on or is removed from our service, or if we incur liability for content we acquire, produce, license and/or distribute, our business may suffer. Litigation to defend these claims could be costly and the expenses and damages arising from any liability or unforeseen production risks could harm our results of operations. We may not be indemnified against claims or costs of these types and we may not have insurance coverage for these types of claims.

Risks Related to Suppliers, Manufacturers, and Other Ecosystem Partners

We rely on a limited number of suppliers, manufacturers, and logistics partners for our CLMBR and FORME Studio equipment. A loss of any of these partners could negatively affect our business.

We rely on a limited number of suppliers to manufacture, transport, and install our CLMBR and FORME Studio equipment, which exposes us to supply chain and other risks. We have previously experienced, and may experience in the future, production, shipping, or logistical constraints that cause delays. Although we believe we have redundancy and alternatives for the manufacturers and suppliers for the key components of our products, our reliance on a limited number of manufacturers for the components and parts for our CLMBR and FORME Studio equipment and the geographic concentration among our suppliers increase our supply chain risk. In addition, we do not have long-term binding commitments with any of our manufacturers and suppliers and instead operate on a purchase order basis. Therefore, we have no guarantee that they will continue to manufacture or supply products or components for us on an ongoing basis. In the event of interruption from any of our manufacturers, we may not be able to replace or increase capacity from other sources or develop alternate or secondary sources without incurring material additional costs and substantial delays. Furthermore, our manufacturing partners’ primary facilities are located in Taiwan. Thus, our business could be adversely affected if one or more of our suppliers is impacted by a natural disaster or other interruption at a particular location.

Our suppliers and partners have no obligation to continue to accept purchase orders from us, and we may be unable to get them to accept additional orders or engage an alternate manufacturer on terms that are acceptable to us, which may undermine our ability to deliver our products to members in a timely manner. For example, it may take a significant amount of time to identify a manufacturer that has the capability and resources to build our CLMBR and FORME Studio equipment to our specifications in sufficient volume. Identifying suitable suppliers, manufacturers, and logistics partners is an extensive process that requires us to become satisfied with their quality control, technical capabilities, responsiveness and service, financial stability, regulatory compliance, and labor and other ethical practices. Accordingly, a loss of any of our significant suppliers, manufactures, or logistics partners could have an adverse effect on our business, financial condition, and results of operations.

We have limited control over our suppliers, manufacturers, and logistics partners, which may subject us to significant risks, including the potential inability to produce or obtain quality products and services on a timely basis or in sufficient quantity.

We have limited control over our suppliers, manufacturers, and logistics partners, which subjects us to risks, such as the following:

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inability to satisfy demand for our CLMBR and FORME Studio equipment;
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limited control over delivery timing and product reliability;

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limited ability to monitor the manufacturing process and components or parts used in our CLMBR and FORME Studio equipment;
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limited ability to develop comprehensive manufacturing specifications that take into account any materials shortages or substitutions;
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variance in the manufacturing capability of our third-party manufacturers;
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price increases;
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failure of a significant supplier, manufacturer, or logistics provider to perform its obligations to us for technical, market, or other reasons;
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variance in the quality of the delivery and installation services provided by our third-party logistics providers;
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difficulties in establishing additional supplier, manufacturer, or logistics partner relationships if we experience difficulties with our existing suppliers, manufacturers, or logistics providers;
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shortages of materials or components or parts included in our CLMBR and FORME Studio equipment;
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misappropriation of our intellectual property;
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exposure to natural catastrophes, political unrest, terrorism, labor disputes, and economic instability;
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changes in local economic conditions in the jurisdictions where our suppliers, manufacturers, and logistics providers are located;
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the imposition of new laws and regulations, including those relating to labor conditions, quality and safety standards, imports, duties, tariffs, taxes, and other charges on imports, as well as trade restrictions and restrictions on currency exchange or the transfer of funds; and
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insufficient warranties and indemnities on components and parts supplied to or by our manufacturers or in connection with performance by our providers.

In addition, we do not have long-term binding commitments with any manufacturers and suppliers and instead operate on a purchase order basis. We also rely on our logistics partners, including our warehouse and delivery partners, to complete a substantial percentage of our deliveries to members, with the rest of the deliveries handled by our own white glove delivery and installation team. Our primary delivery and installation partner relies on a network of independent contractors to perform delivery and installation services for us in many markets. If any of these independent contractors, or the delivery and installation partner as a whole, do not perform their obligations or meet the expectations of us or our members, our reputation and business could suffer.

The occurrence of any of these risks, especially during periods of peak demand, could cause us to experience a significant disruption in our ability to produce and deliver our products to our members.

Increases in component and equipment costs, long lead times, supply shortages, and supply changes could disrupt our supply chain and negatively impact our business, financial condition, and results of operations.

Our ability to maintain and expand our business depends on our ability to obtain timely and adequate delivery of components and parts for our CLMBR and FORME Studio equipment. The majority of the components and parts that go into the manufacturing of our CLMBR and FORME Studio equipment are sourced from a limited number of third-party suppliers, and some of these components or parts are provided by a single supplier based in Taiwan. In addition, the global semiconductor supply shortage is having wide-ranging effects across multiple industries. We have experienced, and may continue to experience, direct and indirect adverse impacts on our business, including delays in securing certain components, including semiconductors, of our CLMBR and FORME Studio equipment. Our manufacturers generally purchase these components or parts on our behalf, subject to certain approved supplier lists, and we do not have long-term arrangements with most of our component or parts suppliers. We are therefore subject to the risk of shortages and long lead times in the supply of these components or parts and the risk that our suppliers discontinue or modify components or parts used in our CLMBR and FORME Studio equipment. In addition, the lead times associated with certain components or parts are lengthy and preclude rapid changes in design, quantities, and delivery schedules. We may in the future experience component shortages, and the predictability of the availability of these components or parts may be limited. In the event of a component shortage or supply interruption from suppliers of these components or parts, we may not be able to develop alternate sources in a timely manner. While we believe we can obtain alternative sources of supply on commercially reasonable terms if needed, developing alternate sources of supply for these components or parts may be time-consuming, difficult, and costly and there can be no assurance that we will be able to source these components or parts on terms that are acceptable to us, or at all, which may undermine our ability to fill our orders in a timely manner. Any interruption or delay in the supply of any of these components or parts, or the inability to obtain these components or parts from alternate sources at acceptable prices and within a reasonable amount of time, would harm our ability to meet our scheduled deliveries to our members.

Moreover, volatile global economic conditions may make it more likely that our suppliers may be unable to timely deliver supplies, or at all, and there is no guarantee that we will be able to timely locate alternative suppliers of comparable quality at an acceptable price. Several of the components or parts that go into the manufacturing of our CLMBR and FORME Studio equipment are sourced internationally, including from China, where the United States has imposed tariffs on specified products imported therefrom following the U.S. Trade Representative Section 301 Investigation. These tariffs have an impact on our component costs and have the potential to have an even greater impact depending on the outcome of the current trade negotiations, which have been protracted and recently resulted in increases in U.S. tariff rates on specified products from China. Increases in our component costs could have a material effect on our gross margins. The loss of a significant supplier, an increase in component costs, or delays or disruptions in the delivery of components or parts, could adversely impact our ability to generate future revenue and earnings and have an adverse effect on our business, financial condition, and results of operations.

Our ability to maintain a sufficient supply of components and raw materials for our products or to adequately control the costs thereof have been, and may be, negatively impacted by global supply chain constraints, which in turn may be impacted by geopolitical events or other factors beyond our control.

Our products incorporate various components and raw materials, such as semiconductors, and our ability to maintain a sufficient supply of such components has been, and may continue to be, impacted by global supply chain issues. Further, the availability of such components and raw materials at reasonable cost, which is essential to the successful production and sale of our products, is subject to factors beyond our control, such as geopolitical unrest, global health crises, and global economic conditions, among others. For example, Russia’s invasion of Ukraine has resulted in sanctions levied by the United States and other countries against Russia, higher energy prices, and higher prices for certain raw materials and goods and services, which in turn is contributing to higher inflation in the United States and globally, and has caused significant disruption to financial markets. While we do not currently believe our business has been significantly impacted by the Ukraine crisis to date, we could potentially be adversely impacted by any significant disruption to the global economy as a result of the ongoing crisis or any escalation thereof. For example, the conflict between Ukraine and Russia has adversely impacted, and could continue to exacerbate, global supply chain constraints and disrupt our operations or negatively impact the demand for our products and services. Any such disruption could result in an adverse impact to our financial results. Further, military, social, and political instability in a number of countries around the world, including continued hostilities and civil unrest in Ukraine and civil unrest in the Middle East, may have a negative effect on our business, financial condition, and operations as a result of any impact on our customers and manufacturing partners, the global supply chain, the volatility in the prices of components, the global economy, and the financial markets.

Further, as our products incorporate semiconductor components, our manufacturing processes are subject to risks and trends within the semiconductor industry generally, including wafer foundry manufacturing capacity, wafer prices, and production yields, as well as timely delivery of semiconductors from foundries to our manufacturing partners and regulatory and geopolitical developments in various jurisdictions, including Russia, Ukraine, and Asia. If the cost of raw materials increases, or our manufacturing partners experience difficulties in obtaining sufficient components of sufficient quality for incorporation in our products, it could impact our ability to deliver products to our customers in a timely manner and adversely impact our business, financial condition, and results of operations, including our gross margins. For example, as Russia and Ukraine produce a significant portion of certain key raw materials used in semiconductor manufacturing such as neon and palladium, Russia’s invasion of Ukraine could exacerbate the ongoing semiconductor supply chain issues. Although we do not currently expect Russia’s invasion of Ukraine to materially impact us directly, we are unable at this time to predict the ultimate impact this conflict will have on our company, our supply chain, our customers, the global economy, or the financial markets. Further, future global pandemics similar to the COVID-19 pandemic may cause manufacturing and supply constraints that affect our products, and increased tensions between the United States and other countries, such as Russia or China, may negatively impact the supply of certain components incorporated in our products, which in turn could harm our business, financial condition, and results of operations.

We depend on sole source and limited source suppliers for certain components and parts used in the manufacture of our products. If we are unable to source these components on a timely basis, we will not be able to deliver our products to our customers.

We depend on sole source and limited source suppliers for certain components and parts used in the manufacture of our products. Any of the sole source and limited source suppliers upon whom we rely could stop producing our components or parts, cease operations or be acquired by, or enter into exclusive arrangements with, our competitors. We generally do not have long-term supply agreements with our suppliers, and our purchase volumes are currently too low for us to be considered a priority customer by most of our suppliers. As a result, most of these suppliers could stop selling to us at commercially reasonable prices, or at all. Any such interruption or delay may force us to seek similar components or products from alternative sources, which may not be available. Switching suppliers may require that we redesign our products to accommodate new components or parts, which would be costly and time-consuming. Any interruption in the supply of sole source or limited source components for our products would adversely affect our ability to meet scheduled product deliveries to our customers, could result in lost revenue or higher expenses and would harm our business. Although we have not experienced any significant disruption as a result of our reliance on limited or sole source suppliers, we have a limited operating history and cannot assure you that we will not experience disruptions in our supply chain in the future as a result of such reliance or otherwise.

Our manufacturing partners and suppliers are located in Taiwan and China, which exposes us to various risks, including due to tensions between Taiwan and mainland China.

As the primary facilities of our manufacturing partners and the supplier of certain components and parts used in the manufacture of our products are located in Taiwan and China, we face risks associated with geopolitical conditions, natural disasters, and other factors. For example, Taiwan is susceptible to regional natural disasters such as earthquakes, tsunamis, and typhoons, and has experienced an increasing frequency of extreme weather events, including heavier rains and atypical heat waves. In addition, we face risks associated to changes in governmental policies, taxation, inflation, or interest rates in Taiwan and by social instability and diplomatic and social developments in or affecting Taiwan which are outside of our control. For example, since 1949, Taiwan and the Chinese mainland have been separately governed. The government for the People’s Republic of China (the “PRC” which unless the context otherwise requires, refers to mainland China) claims that it is the only legitimate government in China and that Taiwan is part of China. Although significant economic and cultural relations have been established between Taiwan and mainland China in the past few years, relations between Taiwan and mainland China remain strained. For example, the PRC government has refused to renounce the use of military force to gain control over Taiwan and, in March 2005, passed an Anti-Secession Law that authorized non-peaceful means and other necessary measures should Taiwan move to gain independence from the PRC. The PRC government has indicated that it may use military force to gain control over Taiwan if Taiwan “declares independence.” Past developments in relations between Taiwan and mainland China have on occasion depressed the market prices of the securities of companies doing business in Taiwan. If political tensions between mainland China and Taiwan were to increase further, it could negatively impact our business, financial condition, and results of operations given our reliance on manufacturing partners and a sole source supplier in Taiwan. Given the current political and military situation in China and Taiwan, if the relationship between China and the United States worsens further, or if either China or the United States imposes significant new economic sanctions or restrictions on doing business, and we are restricted or precluded from continuing our manufacturing and supplier relationships with entities in Taiwan or the ability of such parties to maintain their relationships with us is disrupted, our costs could increase, and our ability to fulfill customer orders could be significantly harmed. Furthermore, relations between Taiwan and mainland China and other factors affecting military, political, or economic conditions in Taiwan could materially and adversely affect our business, financial condition, and results of operations, as well as the market price of the Common Stock. See “- We depend on sole source and limited source suppliers for certain components and parts used in the manufacture of our products. If we are unable to source these components on a timely basis, we will not be able to deliver our products to our customers.”

Our payments system depends on third-party providers and is subject to evolving laws and regulations.

Our members pay for our products and services, including their monthly membership fees, using a variety of different payment methods, including credit and debit cards, gift cards, and online wallets. We rely on internal systems as well as those of third parties to process payment. Acceptance and processing of these payment methods are subject to certain rules and regulations and require payment of interchange and other fees. To the extent there are disruptions in our payment processing systems, increases in payment processing fees, material changes in the payment ecosystem, such as large re-issuances of payment cards, delays in receiving payments from payment processors, or changes to rules or regulations concerning payment processing, our revenue, operating expenses and results of operation could be adversely impacted. We leverage our third-party payment processors to bill members on our behalf. If these third parties become unwilling or unable to continue processing payments on our behalf, we would have to find alternative methods of collecting payments, which could adversely impact member acquisition and retention. In addition, from time to time, we encounter fraudulent use of payment methods, which could impact our results of operation and if not adequately controlled and managed could create negative consumer perceptions of our services.

We have engaged third-party service providers to perform underlying card processing, currency exchange, identity verification, and fraud analysis services. If these service providers do not perform adequately or if they terminate their relationships with us or refuse to renew their agreements with us on commercially reasonable terms, we will need to find an alternate payment processor and may not be able to secure similar terms or replace such payment processors in an acceptable timeframe. Further, the software and services provided by our third-party payment processors may not meet our expectations, contain errors or vulnerabilities, be compromised, or experience outages. Any of these risks could cause us to lose our ability to accept online payments, or conduct other payment transactions, any of which could make our platform less convenient and attractive and harm our ability to attract and retain customers. In addition, our ability to accept orders could be negatively impacted and our business would be harmed. In addition, if these providers increase the fees they charge us, our operating expenses could increase.

The laws and regulations related to payments are complex and vary across different jurisdictions in the United States and globally. As a result, we are required to spend significant time and effort to comply with those laws and regulations. Any failure or claim of our failure to comply, or any failure by our third-party service providers to comply, could cost us substantial resources, could result in liabilities, or could force us to stop offering certain third-party payment services. As we expand the availability of new payment methods in the future, we may become subject to additional regulations and compliance requirements.

Further, through our agreement with our third-party credit card processor, we are subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard. We are also subject to rules governing electronic funds transfers. Any change in these rules and requirements could make it difficult or impossible for us to comply.

Any major disruption or failure of our information technology systems or websites, or our failure to successfully implement upgrades and new technologies effectively, could adversely affect our business and operations.

Certain of our information technology systems are designed and maintained by us and are critical for the efficient functioning of our business, including the manufacture and distribution of our CLMBR and FORME Studio equipment, online sales of our CLMBR and FORME Studio equipment, and the ability of our members to access content on our platform. Our growth has, in certain instances, strained these systems. As we grow, we continue to implement modifications and upgrades to our systems, and these activities subject us to inherent costs and risks associated with replacing and upgrading these systems, including, but not limited to, impairment of our ability to fulfill customer orders and other disruptions in our business operations. Further, our system implementations may not result in productivity improvements at a level that outweighs the costs of implementation, or at all. If we fail to successfully implement modifications and upgrades or expand the functionality of our information technology systems, we could experience increased costs associated with diminished productivity and operating inefficiencies related to the flow of goods through our supply chain.

In addition, any unexpected technological interruptions to our systems or websites would disrupt our operations, including our ability to timely deliver and track product orders, project inventory requirements, manage our supply chain, sell our CLMBR and FORME Studio equipment online, provide services to our members, and otherwise adequately serve our members.

Substantially all of our units have been sold through our commercial website in 2023. The operation of our direct-to-consumer e-commerce business through our website depends on our ability to maintain the efficient and uninterrupted operation of online order-taking and fulfillment operations. Any system interruptions or delays could prevent potential customers from purchasing our CLMBR and FORME Studio equipment.

Moreover, the ability of our members to access the content on our platform could be diminished by a number of factors, including members’ inability to access the internet, the failure of our network or software systems, security breaches, or variability in member traffic for our platform. Platform failures would be most impactful if they occurred during peak platform use periods, which generally occur before and after standard work hours. During these peak periods, there are a significant number of members concurrently accessing our platform and if we are unable to provide uninterrupted access, our members’ perception of our platform’s reliability may be damaged, our revenue could be reduced, our reputation could be harmed, and we may be required to issue credits or refunds, or risk losing members.

In the event we experience significant disruptions, we may be unable to repair our systems in an efficient and timely manner which could have a material adverse effect on our business, financial condition, and results of operations.

We rely heavily on third parties for most of our computing, storage, processing, and similar services. Any disruption of or interference with our use of these third-party services could have an adverse effect on our business, financial condition, and results of operations.

We have outsourced our cloud infrastructure to third-party providers, and we currently use these providers to host and stream our services and content. We are therefore vulnerable to service interruptions experienced by these providers and we expect to experience interruptions, delays, or outages in service availability in the future due to a variety of factors, including infrastructure changes, human, hardware or software errors, hosting disruptions, and capacity constraints. Outages and capacity constraints could arise from a number of causes such as technical failures, natural disasters, fraud, or security attacks. The level of service provided by these providers, or regular or prolonged interruptions in that service, could also affect the use of, and our members’ satisfaction with, our products and services and could harm our business and reputation. In addition, hosting costs will increase as membership engagement grows, which could harm our business if we are unable to grow our revenue faster than the cost of using these services or the services of similar providers.

Furthermore, our providers have broad discretion to change and interpret the terms of service and other policies with respect to us, and those actions may be unfavorable to our business operations. Our providers may also take actions beyond our control that could seriously harm our business, including discontinuing or limiting our access to one or more services, increasing pricing terms, terminating or seeking to terminate our contractual relationship altogether, or altering how we are able to process data in a way that is unfavorable or costly to us. Although we expect that we could obtain similar services from other third parties, if our arrangements with our current providers were terminated, we could experience interruptions on our platform and in our ability to make our content available to members, as well as delays and additional expenses in arranging for alternative cloud infrastructure services.

Any of these factors could further reduce our revenue, subject us to liability, and cause our members to decline to renew their memberships, any of which could have an adverse effect on our business, financial condition, and results of operations.

We face certain risks related to the interaction of our members, trainers, and fitness instructors.

The nature of our services is such that we cannot control all aspects of the interactions of our members, trainers, and fitness instructors. There is a possibility that one or more of our members, trainers, or fitness instructors could be subject to actual or perceived harm following interaction with another one of our members, trainers, or fitness instructors. For example, a verbal interaction between a member and a personal trainer may be perceived by one party as hostile, unwelcome, or causing emotional harm, unintentionally or otherwise. To the extent an unfortunate incident of this nature occurred, our reputation would be harmed and we could be exposed to liability, including through litigation. Litigation to defend these claims could be costly and the expenses and damages arising from any liability could harm our results of operations. We may not be indemnified against claims or costs of these types and we may not have insurance coverage for these types of claims.

If we experience any adverse change to, loss of, or claim that we do not hold necessary licenses to the music content included in our fitness content or otherwise accessible on our platform, it may have an adverse effect on our business, financial condition, and results of operations.

We include music in the fitness content, including our classes and on-demand and Live 1:1 personal training services, that we make available to our members. To secure the rights to use music in our content, we enter into license agreements with and pay royalties to rights holders such as record labels, music publishers, and performing rights organizations.

The process of obtaining licenses involves identifying and negotiating with many rights holders, some of whom are unknown or difficult to identify, and implicates a myriad of complex legal issues. Rights holders also may attempt to take advantage of their market power to seek burdensome financial terms from us. Our relationship with certain rights holders may deteriorate. Artists and/or artist groups may object and may exert public or private pressure on rights holders to discontinue or to modify license terms. Additionally, there is a risk that aspiring rights holders, their agents, or legislative or regulatory bodies will create or attempt to create new rights that could require us to enter into new license agreements with, and pay royalties to, newly defined groups of rights holders, some of which may be difficult or impossible to identify.

Although we expend significant resources in an attempt to comply with our music licenses and to avoid using music for which we do not have all applicable licenses, the fragmented nature of music rights and the lack of reliable data on copyright ownership, particularly with respect to musical compositions, make it nearly impossible to do so with 100% accuracy, so we cannot guarantee that we are not infringing or violating any third-party intellectual property rights, or that we will not do so in the future.

Comprehensive and accurate ownership information for the musical compositions embodied in sound recordings is sometimes unavailable. In some cases, we obtain ownership information directly from music publishers, and in other cases we rely on the assistance of third parties to determine ownership information. If the information provided to us or obtained by such third parties does not comprehensively or accurately identify the ownership of musical compositions, or if we (or our third-party vendor) are unable to determine which musical compositions correspond to specific sound recordings, it becomes difficult or impossible to identify the appropriate rights holders to whom to pay royalties. This may make it difficult to comply with the obligations of any agreements with those rights holders or to secure the appropriate licenses with all necessary parties.

These challenges, and others concerning the licensing of music on our platform, may subject us to liability for copyright infringement, breach of contract, or other claims.

We are a party to many music license agreements that are complex and impose numerous obligations upon us that may make it difficult to operate our business, and a breach of such agreements could adversely affect our business, financial condition, and results of operations.

Our license agreements are complex and impose numerous obligations on us, including obligations to, among other things:

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calculate and make payments based on complex royalty structures, which requires tracking usage of content in our service that may have inaccurate or incomplete metadata necessary for such calculation;
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provide periodic reports on the exploitation of the content in specified formats;
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represent that we will obtain all necessary publishing licenses and consents and pay all associated fees, royalties, and other amounts due for the licensing of musical compositions;
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comply with strict technical and content security-related rules and restrictions;
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comply with certain marketing and advertising restrictions;

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grant the licensor the right to audit our compliance with the terms of such agreements; and
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comply with certain security and technical specifications.

Certain of our license agreements also contain minimum guarantees or require that we make minimum guarantee or advance payments, which are not always tied to our number of members or stream counts for music used in our services. Accordingly, our ability to achieve and sustain profitability and operating leverage in part depends on our ability to increase our revenue through increased sales of memberships on terms that maintain an adequate gross margin. Our license agreements that contain minimum guarantees typically have terms of between one and three years, but our members may cancel their memberships at any time. We rely on estimates to forecast whether such minimum guarantees and advances against royalties could be recouped against our actual content costs incurred over the term of the license agreement. To the extent that our estimates underperform relative to our expectations, and our content costs do not exceed such minimum guarantees and advance payments, our margins may be adversely affected.

Some of our license agreements also include so-called “most-favored nations” provisions, which require that certain terms (including material financial terms) are no less favorable than those provided to any similarly situated licensor. If agreements are amended or new agreements are entered into on more favorable terms, these most-favored nations provisions could cause our payment or other obligations to escalate substantially. Additionally, some of our license agreements restrict our ability to undertake new business initiatives utilizing the licensed content (e.g., alternative distribution models), and without consent or negotiating additional licenses, our ability to undertake new business initiatives may be limited and our competitive position could be impacted.

The license agreements generally have a term of two years, with some arrangements including demonstration periods or pre-launch periods. The minimum guarantees or advances contained in the license agreements range from $20,000 to $150,000 and the royalty rates, after giving effect to “most-favored nations” provisions, are at the greater of 8.33% of gross service revenue or $3.25 per subscriber (or $6.50 per subscriber for an enterprise/commercial offering). In some arrangements, we may deduct a portion of payments (generally ranging from 2.5% to 25%) to performing rights organizations for performance rights.

If we breach any obligations in any of our license agreements, or if we use content in ways that are found to exceed the scope of such agreements, we could be subject to monetary penalties or claims of infringement, and our rights under such agreements could be terminated.

Our member engagement on mobile devices depends upon effective operation with mobile operating systems, networks, and standards that we do not control.

A significant and growing portion of our members access our platform through our CLMBR and FORME Studio apps and there is no guarantee that popular mobile devices will continue to support our CLMBR and FORME Studio apps or that mobile device users will use our CLMBR and FORME Studio apps rather than competing products. We are dependent on the interoperability of our CLMBR and FORME Studio apps with popular mobile operating systems that we do not control, such as Android and iOS devices. Additionally, in order to deliver high-quality mobile content, it is important that our digital offering is designed effectively and works well with a range of mobile technologies, systems, networks, and standards that we do not control. We may not be successful in developing relationships with key participants in the mobile industry or in developing products that operate effectively with these technologies, systems, networks, or standards.

The smaller screen size and reduced functionality associated with some mobile devices may make accessing our Live 1:1 personal training service, and our On-Demand programs, classes, and content more difficult or less appealing to customers. If we are not able to deliver a rewarding experience on mobile devices, our business may suffer. Further, although we strive to provide engaging mobile experiences for members who visit our mobile website using a browser on their mobile device, we depend on members downloading our mobile apps to provide them the optimal mobile experience. As new mobile devices and mobile platforms are released, we may encounter problems in developing or supporting apps for them. In addition, supporting new devices and mobile device operating systems may require substantial time and resources.

The success of our mobile apps could also be harmed by factors outside our control, such as:

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actions taken by providers of mobile operating systems or mobile app download stores;
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unfavorable treatment received by our mobile apps, especially as compared to competing apps, such as the placement of our mobile apps in a mobile app download store;
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increased costs in the distribution and use our mobile apps; or
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changes in mobile operating systems, such as iOS and Android, that degrade the functionality of our mobile website or mobile apps or that give preferential treatment to competitive products.

In the event that it is more difficult for our members to access and use our platform on their mobile devices or members find our mobile offerings do not effectively meet their needs, our competitors develop products and services that are perceived to operate more effectively on mobile devices, or if our members choose not to access or use our platform on their mobile devices or use mobile products that do not offer access to our platform, our member growth and member engagement could be adversely impacted.

We rely on third parties to drive traffic to our website, and these providers may change their algorithms or pricing in ways that could damage our business, operations, financial condition, and prospects.

We rely in part on digital advertising, including search engine marketing, to promote awareness of our brand and business and attract new, and increase engagement with existing members. In particular, we rely on search engines, such as Google, and the major mobile app stores as important marketing channels. Search engine companies change their search algorithms periodically, and our ranking in searches may be adversely impacted by those changes. Search engine companies or app stores may also determine that we are not in compliance with their guidelines and penalize us as a result. If search engines change their algorithms, terms of service, display, or the featuring of search results, determine we are out of compliance with their terms of service, or if competition increases for advertisements, we may be unable to cost-effectively add content and services to our website and apps. Our relationships with our marketing vendors are not long-term in nature and do not require any specific performance commitments. In addition, many of our online advertising vendors provide advertising services to other companies, including companies with whom we may compete. As competition for online advertising has increased, the cost for some of these services has also increased. Our digital advertising initiatives may become increasingly expensive and generating a return on those initiatives may be difficult. Even if we successfully increase revenue as a result of our paid digital advertising efforts, such increase may not offset the additional digital advertising expenses we incur.

Risks Related to Our Intellectual Property

We have in the past, and may in the future, face claims of intellectual property infringement, misappropriation or other violations, which could be time-consuming or costly to defend or settle, result in the loss of significant rights or harm our relationships with our members or reputation in the industry.

Our commercial success depends in part upon our ability, and the ability of our future collaborators, to develop, manufacture, market and sell our proprietary technologies without infringing, misappropriating or otherwise violating the intellectual property of third parties. Companies in the fitness industry, including the smart home gym and connected fitness sector, may vigorously pursue, protect and enforce their intellectual property rights. Further, companies in the fitness industry are frequently subject to litigation based on allegations of infringement or other violations of intellectual property rights. Our competitors, as well as a number of other entities and individuals, including so-called non-practicing entities, may own or claim to own intellectual property relating to our product offering. We may be unaware of the intellectual property rights that others may claim cover some or all of our technologies. Because patent applications can take years to issue and are often afforded confidentiality for some period of time, there may currently be pending applications, unknown to us, that later result in issued patents that could cover one or more aspects of our technology and there is also a risk that we could adopt a technology without knowledge of a pending patent application, which technology would infringe a third-party patent once that patent is issued. From time to time, third parties have in the past and may in the future assert against us and our members their patent and other intellectual property rights to technologies that are important to our business.

We have in the past, and may in the future, particularly as a public company with an increased profile and visibility, receive communications from others alleging our infringement, misappropriation or other violation of patents, trade secrets, or other intellectual property rights. In addition, in the event that we recruit employees from other technology companies, including certain potential competitors, and these employees are involved in the development of products that are similar to the products they assisted in developing for their former employers, we may become subject to claims that such employees have improperly used or disclosed trade secrets or other proprietary information. We may also in the future be subject to claims by our suppliers, employees, consultants, or contractors asserting an ownership right in our patents or patent applications, or other intellectual property as a result of the work they performed on our behalf.

Claims that our products or technologies infringe, misappropriate or otherwise violate third-party intellectual property rights, regardless of their merit or resolution, could be time-consuming or costly to defend or settle and could divert the efforts and attention of our management and technical personnel. Many potential litigants, including some of our competitors and patent holding companies, have the ability to dedicate substantial resources to enforcing their intellectual property rights. If such parties were to assert their intellectual property rights against us, even if we believe we would have defenses against any such assertion, there can be no assurance that any such defenses will be successful. For example, in a patent infringement claim against us, we may assert, as a defense, that we do not infringe the relevant patent claims, that the patent is invalid or both. The strength of our defenses will depend on the patents asserted, the interpretation of these patents, and our ability to invalidate the asserted patents. We may be unsuccessful in advancing non-infringement and/or invalidity arguments in our defense. In the United States, issued patents enjoy a presumption of validity, and the party challenging the validity of a patent claim must present clear and convincing evidence of invalidity, which is a high burden of proof. Conversely, the patent owner need only prove infringement by a preponderance of the evidence, which is a lower burden of proof. Further, any litigation may also involve non-practicing entities or other adverse patent owners that have no relevant solution revenue, and therefore, our patent portfolio may provide little or no deterrence as we would not be able to assert our patents against such entities or other adverse patent owners. Infringement claims also could harm our relationships with our members and might deter future customers from doing business with us. We do not know whether we will prevail in these proceedings given the complex technical issues and inherent uncertainties in intellectual property litigation. If any pending or future proceedings result in an adverse outcome, we could be required to:

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cease the manufacture, use, sale, or importation of the infringing products, content, services, or technologies;
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pay substantial damages for infringement, misappropriation or other violation, which could include treble damages and attorneys’ fees if we are found to willfully infringe a third party’s intellectual property rights;
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expend significant time, expense, and resources to develop, acquire, or license alternative non-infringing products, content, services, or technologies, which may not be successful;
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license technology from the third-party claiming infringement, which license may not be available on commercially reasonable terms, or at all;
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cross-license our intellectual property rights to a competitor to resolve an infringement claim, which could weaken our ability to compete with that competitor; or
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pay substantial damages to our members or end-users to discontinue their use of or to replace infringing technology sold to them with non-infringing technology, if available.

Additionally, even if successful in such proceedings, our intellectual property rights in our products, services, content, or technologies may be invalidated or narrowed. Moreover, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of the Common Stock. Any of the foregoing results could have a material adverse effect on our business, financial condition, and results of operations.

In addition, certain contracts with our suppliers or customers may contain provisions whereby we indemnify, subject to certain limitations, the counterparty for damages suffered as a result of claims related to intellectual property infringement. Claims made under these provisions, even those without merit, could adversely affect our relationship with that third party as well as with new and existing customers, could be expensive to litigate and could result in significant payments. Even if we were to prevail in such a dispute, any litigation regarding our intellectual property could be costly and time-consuming and divert the attention of our management and key personnel from our business operations.

We use a significant amount of intellectual property in our business. Monitoring unauthorized use of our intellectual property can be difficult and costly and if we are unable to obtain, maintain, and protect our intellectual property, our business, financial condition, and results of operations could be adversely affected.

Our success depends in part upon our ability to obtain and maintain intellectual property rights with respect to our products and the technologies we develop. To accomplish this, we rely on a combination of intellectual property rights, including patents, copyrights, trade areas, domain name, and trademarks in the United States and in selected foreign countries where we believe filing for such protection is appropriate. We also rely on trade secret laws, as well as confidentiality and non-disclosure, licensing, and other contractual protections, to protect our intellectual property rights. Some of our products and technologies are not covered by any patent or patent application, as we do not believe patent protection of these products and technologies is critical to our business strategy at this time.

However, our efforts to protect our intellectual property rights may not be sufficient or effective, and any of our intellectual property rights may be challenged, which could result in them being narrowed in scope or declared invalid or unenforceable. There can be no assurance that our intellectual property rights will be sufficient to protect against others offering products, services, or technologies that are substantially similar to ours and that compete with our business. Certain unauthorized use of our intellectual property may go undetected, or we may face legal or practical barriers to enforcing our legal rights even where unauthorized use is detected.

Effective protection of patents, trademarks, such as our rights to use the “FORME Life” mark, and domain names is expensive and difficult to maintain, both in terms of application and registration costs as well as the costs of defending and enforcing those rights. As we have grown, we have sought patent and trademark rights in a limited number of countries outside of the United States, a process that can be expensive and may not always be successful. For example, the U.S. Patent and Trademark Office and various foreign governmental patent agencies require compliance with a number of procedural requirements to complete the patent application process and to maintain issued patents, and noncompliance or non-payment could result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in a relevant jurisdiction. Further, intellectual property protection may not be available to us in every country in which our products and services are available. For example, some foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. In addition, many countries limit the enforceability of patents against certain third parties, including government agencies or government contractors. In these countries, patents may provide limited or no benefit. Further, the laws of some countries in which we operate or intend to operate do not protect proprietary rights and intellectual property to the same extent as the laws of the United States, and mechanisms for protection and enforcement of intellectual property rights in some foreign countries may be inadequate. To the extent we expand our international activities, our exposure to unauthorized copying and use of our products and technologies may increase. Further, competitors, foreign governments, foreign government-backed actors, criminals, or other third parties may gain unauthorized access to our proprietary information and technology. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our technology and intellectual property.

Patents and Other Registered Intellectual Property

Our patent and patent application portfolio primarily relates to various hardware and software inventions that may or may not be embodied in our current or future products. The United States patents in the portfolio and issued as of December 31, 2023 are expected to expire between 2036 and 2040, without taking potential patent term extensions or adjustments into account. We cannot assure you that any patents from any pending or future patent applications will be issued, and even if our pending patent applications are granted, the scope of the rights granted to us may not be meaningful, may not provide us with a commercial advantage and may be subject to reinterpretation after issuance. The patent prosecution process is expensive, time-consuming, and complex, and we may not be able to file, prosecute, maintain, enforce, or license all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output in time to obtain patent protection. Failure to timely seek patent protection on products or technologies generally precludes us from seeking future patent protection on these products or technologies. Even if we do timely seek patent protection, the coverage claimed in a patent application can be significantly reduced before a patent is issued, and its scope can be reinterpreted after issuance.

We also rely on our trademarks to build name recognition and our brand in the markets in which we do business. Our registered or unregistered trademarks or trade names in the United States and in international jurisdictions may be challenged, infringed, circumvented, declared generic, lapsed, or determined to be infringing on or dilutive of other marks, and our current and future trademark applications may not be allowed or may subsequently be opposed. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition with potential customers. At times, competitors may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. As a means to enforce our trademark rights and prevent infringement, we may be required to file trademark claims against third parties or initiate trademark opposition proceedings. This can be expensive and time-consuming, and we may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential partners or customers in our markets of interest. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected.

We cannot guarantee that:

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any of our present or future patents or patent claims will not lapse or be invalidated, narrowed, circumvented, opposed or otherwise challenged, or abandoned;
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our intellectual property rights will provide competitive advantages to us;
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our ability to assert our intellectual property rights against others (including potential competitors) or to settle current or future disputes will not be limited by our agreements with third parties;
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any of our pending or future patent applications will be issued or have the coverage originally sought;
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our intellectual property rights will be enforced in jurisdictions where competition may be intense or where legal protections may be weak;
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all inventors or contributors to intellectual property have executed appropriate and effective invention assignment agreements assigning their inventions and contributions to us;
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any of the trademarks, copyrights, trade secrets, or other intellectual property rights that we presently employ in our business will not lapse or be invalidated, narrowed, circumvented, challenged, abandoned or otherwise diminished or eliminated; or
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we will not lose the ability to assert our intellectual property rights against or to license our technologies to others and collect royalties or other payments.

In addition, our competitors or others may infringe on our trademarks or patents, independently develop similar offerings, duplicate our offerings, or design around our patents or other intellectual property rights. Further legal standards relating to the validity, enforceability, and scope of protection of intellectual property rights are constantly developing, uncertain, and may be applied or interpreted in ways that limit our ability to protect and enforce our rights. Effective intellectual property protection may be unavailable or more limited in foreign jurisdictions relative to those protections available in the United States. Further, intellectual property protection may not be applied for in one or more relevant jurisdictions. Even if foreign patents are granted, effective enforcement in foreign countries may not be available. The failure of our patents to adequately protect our technologies might make it easier for our competitors to offer similar products or technologies, and our business, financial condition, and results of operations could be adversely affected.

Trade Secrets and Other Unregistered Intellectual Property

In addition to patent protection, we also rely on other proprietary rights, including protection of trade secrets and other proprietary information that is not patentable or that we elect not to patent. We rely on contractual protections with our members, suppliers, employees, consultants, and contractors, and we implement security measures designed to protect our intellectual property, and proprietary technology. For example, all employees and consultants are generally required to execute confidentiality agreements in connection with their employment and consulting relationships with us. We also require them to agree to disclose and assign to us all inventions conceived or made in connection with the employment or consulting relationship. However, we cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary technologies. Further, these agreements do not prevent our competitors or others from independently developing products or technologies that are substantially equivalent or superior to ours. The confidentiality agreements on which we rely to protect our intellectual property may be breached, may not be adequate to protect our confidential information, trade secrets, and proprietary technologies, and may not provide an adequate remedy in the event of unauthorized use or disclosure of our confidential information, trade secrets, or proprietary technologies.

Our trade secrets, know-how, and other proprietary information may be stolen, disclosed to our competitors, used in an unauthorized manner, or compromised through a direct intrusion by private parties or foreign actors, including those affiliated with or controlled by state actors, through cyber intrusions into our computer systems, physical theft through corporate espionage, or other means, or through more indirect routes, including by licensees that do not honor the terms of the license or other parties reverse engineering our products or technologies. Others may independently develop substantially equivalent products or technologies or otherwise gain access to our trade secrets. Unauthorized copying or other misappropriation of our trade secrets and other intellectual property could enable third parties to benefit from our technologies without paying us for doing so, which could harm our business. We cannot assure you that our contractual protections and security measures have not been or will not be breached or that we will have adequate remedies for any such breach. Accordingly, we cannot guarantee that we have secured, or will be able to secure, effective protections for all of our trade secrets or other proprietary information that we use or claim rights to. We rely in part on the laws of the United States and international laws to protect our intellectual property. Intellectual property such as trade secrets are difficult to protect, and some courts inside and outside of the United States are less willing or unwilling to protect intellectual property, including trade secrets.

Monitoring Unauthorized Use of Intellectual Property

Monitoring unauthorized use of our intellectual property is difficult and costly. Although we are not aware of any material misappropriation of our intellectual property to date, unauthorized use of our intellectual property may have occurred or may occur in the future. Although we have taken steps to minimize the risk of this occurring, any such failure to identify unauthorized use and otherwise adequately protect our intellectual property would adversely affect our business. When we become aware of companies infringing on our intellectual property rights, we seek to enforce our rights through appropriate actions. From time to time, we may need to commence litigation or other legal proceedings in order to:

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assert claims of infringement of our intellectual property rights;
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defend our products from piracy;
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protect our trade secrets or know-how; or
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determine the enforceability, scope, and validity of the propriety rights of others.

Lawsuits or other proceedings that we initiate to protect or enforce our patents or other intellectual property rights could be expensive, time consuming, and unsuccessful. Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us alleging that we infringe their intellectual property or alleging that our intellectual property is invalid or unenforceable. Moreover, if we are required to commence litigation, whether as a plaintiff or defendant, we would also be forced to divert our attention and the efforts of our employees, which could, in turn, result in lower revenue and higher expenses. If we pursue litigation to assert our intellectual property rights, an adverse decision in any of these legal actions could limit our ability to assert our intellectual property rights, limit the value of our technologies or otherwise negatively impact our business, financial condition, and results of operations. Legal fees related to such litigation will increase our operating expenses and may reduce our net income.

Protection and pursuit of intellectual property rights and positions often results in protracted and expensive litigation for many companies. In the ordinary course of our business, we may become party to disputes involving intellectual property rights. We have in the past received, and we may in the future receive, communications alleging liability for damages or challenging the validity of our intellectual property or proprietary rights. We also have in the past, and may in the future receive claims of infringement or inquiries regarding possible infringement of the intellectual property rights of others, demands seeking royalty payments or other remedies, or cease and desist letters. Depending on the situations, we may defend our position, seek to negotiate a license, or engage in other acceptable resolution that is appropriate to our business.

If we encounter disputes or other issues related to the intellectual property we license from or that we develop with third parties, it could narrow or restrict our ability to use such intellectual property and adversely impact our ability to develop and market our current or new products and services.

Many of our products and services include intellectual property licensed from third parties, and we are party to a number of third-party intellectual property license agreements. Some of these license agreements require us to make one-time payments or ongoing royalty payments. We cannot guarantee that the technologies we license will not be licensed to our competitors or others in the fitness and wellness sector, including the smart home gym and connected fitness industry. As a result, we may not be able to prevent competitors from developing and commercializing competitive products in territories included in all of our licenses. In the future, we may need to obtain additional licenses, renew existing license agreements, or otherwise replace existing technologies. We are unable to predict whether these license agreements can be obtained or renewed or whether the technologies can be replaced on acceptable terms, or at all. In that event, we may be required to expend significant time and resources to redesign our technologies, products or the methods for manufacturing them or to develop or license replacement technologies, all of which may not be feasible on a technical or commercial basis. Any disputes with our licensing partners with respect to such agreements could narrow what we believe to be the scope of our rights to the relevant intellectual property, increase our obligations under such agreements, or restrict our ability to develop and market our current or new products and services. Any of these events could negatively impact our business, financial condition, and results of operations.

In addition, from time to time, we enter into agreements with select customers, such as our commercial customers, to customize and otherwise develop technologies and intellectual property, and we expect to enter into new, similar arrangements from time to time in the future. Some of these agreements contain terms that allocate ownership of, and rights to use and enforce, technologies and intellectual property rights. As a result of these agreements, we may be required to limit use of, refrain from using, or co-own certain of such related technologies and intellectual property rights in parts of our business. Determining inventorship and ownership of technologies and intellectual property rights resulting from development activities can be difficult and uncertain. Certain intellectual property rights to which we claim ownership are or may be subject to co-ownership disputes with certain inventors or third parties due to unexecuted assignment agreements. Disputes may arise with customers, vendors, and other third parties regarding ownership of and rights to use and enforce these technologies and intellectual property rights or regarding interpretation of our agreements with these third parties, and these disputes may result in claims against us or claims that intellectual property rights, which we believe we own, are not owned by us, are not enforceable, or are invalid. The cost and effort to resolve these types of disputes, or the loss of intellectual property rights if we lose these types of disputes, could harm our business, financial condition, and results of operations. Further, co-ownership of intellectual property rights may allow the other owners to freely use such intellectual property rights, or license or transfer such intellectual property rights to others including our competitors. Any of these could negatively impact our business, financial condition, and results of operations.

We may be involved in lawsuits to protect or enforce our patents or our other intellectual property rights, which could be expensive, time consuming and unsuccessful.

Competitors may infringe, misappropriate or otherwise violate our patents or our other intellectual property rights. To counter infringement, misappropriation, or other violations, we may be required to file legal claims, which can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing. Litigation or other legal proceedings relating to intellectual property claims, with or without merit, are unpredictable and, even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract our scientific and management personnel from their normal responsibilities. Any such litigation or proceedings also could substantially increase our operating losses and reduce the resources available for development activities or future sales, marketing, or distribution activities.

The initiation of a claim against a third party may also cause the third party to bring counter claims against us such as claims asserting that our patents are invalid or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, non-enablement, or lack of statutory subject matter. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant material information from the United States Patent and Trademark Office, (the “USPTO”), or made a materially misleading statement, during prosecution. Third parties also may raise similar validity claims against our patents before the USPTO in post-grant proceedings such as ex parte reexaminations, inter partes review, or post-grant review, or oppositions or similar proceedings outside the United States, in parallel with litigation or even outside the context of litigation. The outcome following legal assertions of invalidity and unenforceability is unpredictable. We cannot be certain that there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution. For the patents and patent applications that we have licensed, we may have limited or no right to participate in the defense of any licensed patents against challenge by a third party. If a defendant were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of any future patent protection on our current or future proprietary technologies. Such a loss of patent protection could harm our business.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have an adverse effect on the price of the Common Stock. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors or other third parties may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources and more mature and developed intellectual property portfolios. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Our use of third-party open source software may pose particular risks to our proprietary software, technologies, products, and services in a manner that could harm our business.

Certain of our software, as well as that of our vendors, may use or be derived from “open source” software that is generally made available to the public by its authors and/or other third parties. Some open software is made available under license terms that may impose certain obligations on us in the event we were to distribute derivative works of the open source software. These obligations may require us to make source code for the derivative works available to the public and/or license such derivative works under a particular type of license, rather than the forms of license we customarily use to protect our intellectual property. Additionally, some open source software licenses also require those who distribute or make available across a network software and services that include open source software which may include valuable proprietary code.

While we may take steps to monitor the use of all open source software in our products and technologies, and try to ensure that no open source software is used in such a way as to require us to disclose the source code to the related product or technology when we do not wish to do so, we have not conducted a complete open source license review and such use could inadvertently occur. Additionally, if a third-party software provider has incorporated certain types of open source software into software we license from such third party for our products and technologies, we could, under certain circumstances, be required to disclose the source code to our products and technologies. This could harm our intellectual property position and have a material adverse effect on our business, financial condition, and results of operations.

Further, although some open source vendors provide warranty and support agreements, it is common for such software to be available “as-is” with no warranty, indemnity, or support.

Furthermore, there is an increasing number of open-source software license types, almost none of which have been tested in a court of law, resulting in a dearth of guidance regarding the proper legal interpretation of such licenses. Additionally, we could face claims from third parties claiming ownership of, or demanding release of, the open source software or derivative works that we developed using such software, which could include our proprietary source code, or otherwise seeking to enforce the terms of the applicable open source license. These claims could result in litigation and could require us to make our software source code freely available, purchase a costly license, or cease offering the implicated products or services unless and until we can re-engineer them to avoid infringement. This re-engineering process could require us to expend significant additional research and development resources, and we cannot guarantee that we will be successful.

Additionally, the use of certain open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the functionality or origins of software. There is typically no support available for open source software, and we cannot ensure that the authors of such open source software will implement or push updates to address security risks or will not abandon further development and maintenance. Many of the risks associated with the use of open source software, such as the lack of warranties or assurances of title or performance, cannot be eliminated, and could, if not properly addressed, negatively affect our business. Use of open source software may also present additional security risks because the public availability of such software may make it easier for hackers and other third parties to determine how to compromise our platform. We cannot be sure that all open source software is identified, reviewed, or submitted for approval prior to use in our products and services. Any of these risks could be difficult to eliminate or manage, and, if not addressed, could have an adverse effect on our business, financial condition, and results of operations.

Risks Related to Privacy, Cybersecurity, and Infrastructure

We collect, store, process, and use personal information and other member data, which subjects us to legal obligations and laws and regulations related to security and privacy, and any actual or perceived failure to meet those obligations could harm our business.

In the ordinary course of our business, we may collect, process, transmit, disclose, store, and use a wide variety of data from current and prospective members, including personal information or personal data, such as home addresses and geolocation. Federal, state, and international laws and regulations governing privacy, data protection, and e-commerce transactions require us to safeguard our members’ personal information. Although we have established security procedures to protect member information, we may rely upon third-party service providers and technologies to operate critical business systems that process confidential and personal information in a variety of contexts, including, without limitation, third-party providers of cloud-based infrastructure, security technology, employee email, content delivery to members, and other functions. Our ability to monitor these third parties’ information security practices is limited, and these third parties may not have adequate information security measures in place. We may share or receive sensitive data with or from third parties. Further, advances in computer capabilities, new discoveries in the field of cryptography, inadequate facility security, or other developments may result in a compromise or breach of the technology we use to protect member data. Any compromise of our security, the security of our third-party service providers, or any other breach of our members’ privacy could harm our reputation or financial condition and, therefore, our business.

Cyberattacks, malicious internet-based activity, and online and offline fraud are prevalent and continue to increase. These threats are becoming increasingly difficult to detect. These threats come from a variety of sources. In addition to traditional computer “hackers,” threat actors, personnel (such as through theft or misuse), sophisticated nation-states, and nation-state-supported actors now engage in attacks. We and the third parties upon which we rely may be subject to a variety of these evolving threats, including but not limited to social-engineering attacks (including through phishing attacks), malicious code (such as viruses and worms), malware (including as a result of advanced persistent threat intrusions), denial-of-service attacks (such as credential stuffing), personnel misconduct or error, ransomware attacks, supply-chain attacks, software bugs, server malfunctions, software or hardware failures, loss of data or other information technology assets, adware, telecommunications failures, earthquakes, fires, floods, and other similar threats.

Any of the previously identified or similar threats could cause a security incident or other interruption. A security incident or other interruption could result in unauthorized, unlawful, or accidental acquisition, modification, destruction, loss, alteration, encryption, disclosure of, or access to data. A security incident or other interruption could disrupt our ability (and that of third parties upon whom we rely) to provide our services. We may expend significant resources or modify our business activities in an effort to protect against security incidents.

Depending on the nature of the information compromised, in the event of a data breach or other unauthorized access to our member data, we may also have obligations to notify members, along with administrative bodies, about the incident. We may also need to provide some form of remedy, such as a membership to a credit monitoring service, for the individuals affected by the incident. A growing number of legislative and regulatory bodies have adopted consumer notification requirements in the event of unauthorized access to or acquisition of certain types of personal data. Such breach notification laws continue to evolve and may be inconsistent from one jurisdiction to another. Complying with these obligations could cause us to incur substantial costs and could increase negative publicity surrounding any incident that compromises member data.

Furthermore, we may be required to disclose personal data pursuant to demands from individuals, privacy advocates, regulators, government agencies, and law enforcement agencies in various jurisdictions with conflicting privacy and security laws. This disclosure or refusal to disclose personal data may result in a breach of privacy and data protection policies, notices, laws, rules, court orders, and regulations and could result in proceedings or actions against us in the same or other jurisdictions, damage to our reputation and brand, and inability to provide our products and services to consumers in certain jurisdictions.

Finally, we are subject to laws and regulations that govern our collection, use, and transfer of member data. In some jurisdictions, we are subject to affirmative requirements to meet certain data privacy rights afforded to the residents of that jurisdiction (e.g., access rights, data portability rights, sales opt-out rights). These laws are numerous and complex and if we, or our third-party service provider, are accused of noncompliance, we could face penalties. Moreover, these laws and rules are changing and could therefore impose additional requirements with respect to the retention and security of member data, raise our internal compliance costs, limit our marketing activities, and/or otherwise adversely affect our business, financial condition, and results of operations.

Cybersecurity risks could adversely affect our business and disrupt our operations.

We face various cybersecurity threats, including threats to our information technology infrastructure, denial-of-service attacks, zero day attacks, phishing and spoofing attempts, fraudulent requests for money transfers, attempts to compromise proprietary information, and ransomware attacks. In addition, we face cybersecurity threats from entities that may seek to target us by exploiting our relationships with our members, vendors, subcontractors, employees, independent contractors, and other third parties with whom we do business. While the cyber threat landscape is ever-changing, the current risks may be heightened by ongoing tensions with various nation state threat actors.

Threats to our information technology assets, network, and data stored therein, are increasingly diverse and sophisticated. Despite our efforts and processes to prevent breaches, the commercial products we use, our servers, and other assets, along with those of our third party service providers, are vulnerable to cybersecurity threats, including zero day attacks, malware, phishing and spoofing exploits, denial-of-service attacks, compromise of physical assets, insider theft or misuse or mistake, and similar disruptions.

Despite our efforts to create security barriers to such threats, we may not be able to successfully guard against every threat or mitigate the resulting risks. A successful cyber-attack could lead to interruptions, delays, loss of critical data, unauthorized access to member data, and require large expenditure to investigate and remediate. This could, in turn, adversely affect consumer confidence, our business, our financial condition, and damage our reputation.

Our contracts may not contain limitations of liability, and even where they do, there can be no assurance that limitations of liability in our contracts are sufficient to protect us from liabilities, damages, or claims related to our data privacy and security obligations. Also, we cannot be sure that our insurance coverage will be adequate or sufficient to protect us from or to mitigate liabilities arising out of our privacy and security practices, that such coverage will continue to be available on commercially reasonable terms or at all, or that such coverage will pay future claims.

A breach of our information technology systems or physical security systems, or any actual or perceived violation of privacy or data protection laws, could harm our reputation, business, financial condition, and results of operations.

We rely on our information technology systems to process, transmit, and store electronic information (including sensitive data such as confidential business information, financial information, and personally identifiable information relating to employees, members, and other business partners), and to manage or support a variety of critical business processes and activities, as well as physical security systems to protect our facilities and employees. We can provide no assurance that our current information technology or physical security systems, or those of the third parties upon which we rely, are fully protected.

Although we have not experienced any known cyber or physical security events which have materially impacted our business, financial condition, operations, liquidity, or reputation to date, it is possible that we (and/or our members, vendors, partners, or others) have faced a cyber or physical security compromise that is not (yet) known. Further, future threats could, among other consequences: cause harm to our business and our reputation; disrupt our operations; cost significant resources to address; expose us to potential liability, regulatory actions, and the loss of business; and impact our results of operations materially. Due to the evolving nature of these security threats, we cannot predict the potential impact of any future incident.

Applicable data privacy and security obligations may require us to notify relevant stakeholders of security incidents. Such disclosures are costly, and the disclosures or the failure to comply with such requirements could lead to adverse consequences. If we (or a third party upon whom we rely) experience a security incident or are perceived to have experienced a security incident, we may experience adverse consequences. These consequences may include: government enforcement actions (for example, investigations, fines, penalties, audits, and inspections); additional reporting requirements and/or oversight; restrictions on processing data (including personal data); litigation (including class claims); indemnification obligations; negative publicity; reputational harm; monetary fund diversions; interruptions in our operations (including availability of data); financial loss; and other similar harms. Security incidents and attendant consequences may negatively impact our ability to grow and operate our business.

While we take measures to protect the security of, and prevent unauthorized access to, our systems, facilities, and personal and proprietary information, the security controls for our systems and facilities, as well as other security practices we follow, may not prevent unauthorized access or damage to our systems and facilities, or prevent the disablement or encryption of, use or misuse of, disclosure of, modification of, destruction of or loss of our data or the data of others (including personally identifiable information and proprietary information). Any actual or perceived security incident could harm our business and results of operations and could result in, among other things, unfavorable publicity, governmental inquiry, oversight, and sanction, difficulty in marketing our services, allegations by our members or partners that we have not performed our contractual obligations, litigation by affected parties including our members and possible financial obligations for damages related to the theft or misuse of such information or inventory, any of which could negatively impact our business, financial condition, and results of operations.

Data privacy and security are subject to frequently changing rules and regulations, and failure to comply with these rules and regulations could materially and adversely harm our reputation, business, financial condition, and results of operations.

We are, or could become, subject to a variety of local, state, national and international laws, directives, and regulations that apply to the collection, use, retention, protection, disclosure, transfer, and other processing of personal data in the different jurisdictions, and which sometimes conflict among the various jurisdictions and countries in which we operate. If and as we expand our business internationally, we expect to become subject to data privacy and security laws in additional jurisdictions. Data privacy laws and regulations, including, but not limited to, the California Consumer Privacy Act of 2018 (the “CCPA”) and the California Privacy Rights Act of 2020 (“CPRA”), as well as the European Union’s General Data Protection Regulation (“GDPR”) and its equivalent in the United Kingdom (to which we may become subject if we expand into those jurisdictions), pose increasingly complex compliance challenges, which may increase compliance costs. Any failure to comply with data privacy laws and regulations could result in significant penalties.

The CCPA requires, among other things, that covered companies provide disclosures to California consumers and affords such consumers with certain rights, including the ability to opt out of certain sales of their personal information. The CCPA prohibits discrimination against individuals who exercise their privacy rights and provides for civil penalties for violations, as well as a private right of action in certain circumstances. Additionally, the CPRA, which became effective in most material respects starting on January 1, 2023, further expands the CCPA with additional compliance requirements that may impact our business and establishes a regulatory agency dedicated to enforcing the CCPA and CPRA. Aspects of the interpretation and enforcement of the CCPA and CPRA remain uncertain and will impose additional compliance requirements that may impact our business. In addition, we may be subject to other new data privacy laws, such as the Virginia Consumer Data Protection Act, the Colorado Privacy Act, the Connecticut Data Privacy Act and the Utah Consumer Privacy Act in the United States (all of which go into effect in 2023) as well as the European Union Regulation on Privacy and Electronic Communications (or ePrivacy Regulation). Further, in the United States, emerging state data privacy laws may encourage other states and the federal government to pass comparable legislation, introducing the possibility of greater penalties and more rigorous compliance requirements.

The GDPR regulates the collection, control, sharing, disclosure, use, and other processing of data that can directly or indirectly identify a living individual that is a resident of the European Union and imposes stringent data protection requirements with significant penalties and the risk of civil litigation, for noncompliance. Moreover, following the UK’s exit from the European Union, the GDPR was transposed into UK law (the “UK GDPR”). However, a risk of divergent parallel regimes (and related uncertainty) exist. We cannot predict how the GDPR, the UK GDPR, or other UK or international data protection laws or regulations may develop or impact our business if and when we become subject to such laws and regulations, nor can we predict the effects of divergent laws and related guidance.

Compliance with U.S. and international data protection laws and regulations could cause us to incur substantial costs or require us to change our business practices and compliance procedures in a manner adverse to our business. Any inability to adequately address data privacy or data protection, or other information security-related concerns, even if unfounded, or to successfully negotiate privacy, data protection or information security-related contractual terms with members, or to comply with applicable laws, regulations and policies relating to privacy, data protection and information security, could result in additional cost and liability to us, harm our reputation and brand, and could negatively impact our business, financial condition, and results of operations.

Risks Related to Financial, Accounting, and Tax Matters

We may not be able to accurately predict our future capital needs, and we may not be able to obtain additional financing to fund our operations.

We will need to raise additional funds in the future, including in the short term and long term, to fund our operations and meet our obligations. See “Note 1. Description of Business and Basis of Presentation – Liquidity and Going Concern” to the notes to our audited and consolidated financial statements included elsewhere in this prospectus and “ – Risks Related to Our Business and Industry – Our negative cash flows from operations, history of losses, and significant accumulated deficit raise substantial doubt about our ability to continue as a ‘going concern.’” As we generated recurring net losses and negative operating cash flow during the research and development stage of the FORME Studio and FORME Studio Lift products, we have funded our operations primarily with gross proceeds from sales of our redeemable convertible preferred stock, the sale of SAFE notes, and the issuance of convertible notes, as well as from promissory notes. Certain of our outstanding promissory notes provides for a security interest on our assets. If we were to default on such promissory notes or any other secured debt instrument and such default is not waived, any secured collateral would become subject to liens or risk of forfeiture. In addition, any required additional financing may not be available on terms acceptable to us, or at all. If we raise additional funds by issuing equity securities or convertible debt, investors may experience significant dilution of their ownership interest, and the newly issued securities may have rights senior to those of the holders of the Common Stock. If we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include security interests on our assets, negative covenants or other restrictions on our business that could impair our operational flexibility and would also require us to incur additional interest expense. If additional financing is not available when required or is not available on acceptable terms, we may have to scale back our operations, limit our production activities, or implement other cost reduction measures, including personnel costs. For example, partially as a result of economic headwinds, we reduced our headcount in July of 2022 by approximately 26% of our full-time employee base at the time, and in December of 2022, we had a subsequent headcount reduction comprising approximately 50% of our full-time employee base at the time. Further, if we are unable to secure additional financing when needed, we may not be able to expand our business, develop or enhance our products, take advantage of business opportunities, or respond to competitive pressures, which could negatively impact our business, financial condition, and results of operations.

In October 2023, we entered into an asset purchase agreement (as amended and restated on January 22, 2024, the “Asset Purchase Agreement”) with CLMBR, Inc. and CLMBR1, LLC (the “Sellers”) pursuant to which we assumed additional indebtedness and issued additional equity consideration. Further, in December 2023, we entered into the 3i Note Transaction pursuant to which we may issue up to 312,012 shares of common stock upon the conversion of the Note and exercise of the Warrant, as applicable, and the Equity Line Purchase Agreement, pursuant to which we may sell up to $20.0 million in aggregate of newly issued common stock, in each case subject to certain beneficial ownership limitations and share issuance caps and in accordance with their respective resale registration rights agreements. To the extent we issue additional equity for the CLMBR acquisition or pursuant to the Equity Line Transaction or upon the conversion of the Note or the exercise of the Warrant, there will be further dilution. See “-Risks Related to Our Common Stock – Substantial future sales of the Common Stock could cause the market price of the Common Stock to decline.” If we were to default on the Note and such default is not waived, the Note shall bear interest at a rate of 14.0% per annum, and the Note Investor may require us to redeem all or any portion of the Note. The Note also imposes certain restrictions on us and our subsidiaries. These restrictions limit us and our subsidiaries’ ability, among other things, to incur or guarantee certain additional indebtedness, engage in transactions with affiliates, sell certain assets, and create liens, and they place restrictions on the ability of us to make dividends and our subsidiaries to pay dividends. If we fail to maintain compliance with the restrictions and covenants under the Purchase Agreement and the Note, we would be subject to events of default which in turn would materially and adversely affect our business, financial condition, and results of operations and our liquidity

We have identified material weaknesses in our internal control over financial reporting, and in the future, we may identify additional material weaknesses or fail to maintain an effective system of controls. If we do not remediate the material weaknesses in our internal control over financial reporting, or if we fail to establish and maintain effective internal control, we may not be able to accurately report our financial results or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in the market price of the Common Stock.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports in a timely manner. In preparing our financial statements as of and for the three months ended March 31, 2024 and year ended December 31, 2023, management identified material weaknesses in our internal control over financial reporting. The material weaknesses we identified related to (1) the lack of a sufficient number of trained professionals with the expertise to design, implement, and execute a formal risk assessment process and formal accounting policies, procedures, and controls over accounting and financial reporting to ensure the timely and accurate recording of financial transactions while maintaining a segregation of duties; (2) certain system limitations in our accounting software and the overall control environment (3) the lack of a sufficient number of trained professionals with the appropriate U.S. GAAP technical expertise to identify, evaluate, and account for complex transactions and review valuation reports prepared by external specialists and (4) the lack of sufficient processes and precise review and procedures to ensure the proper accounting for stock based compensation expenses, and the recording of those expenses completely and accurately in the appropriate period.

We are planning on implementing measures designed to improve our internal control over financial reporting to remediate these material weaknesses, including formalizing our processes and internal control documentation and strengthening supervisory reviews by our financial management; hiring additional qualified accounting and finance personnel and engaging financial consultants to enable the implementation of internal control over financial reporting and segregating duties amongst accounting and finance personnel. In addition, we are planning on implementing an accounting software system with the design and functionality to segregate incompatible accounting duties, which we currently expect will be fully implemented in our 2024 fiscal year.

While we are implementing these measures, we cannot assure you that these efforts will remediate our material weaknesses and significant deficiencies in a timely manner, or at all, or prevent restatements of our financial statements in the future. In particular, our material weakness related to our accounting software was not fully remediated for the three months ended March 31, 2024, as we expect to implement new software in 2024. If we are unable to successfully remediate our material weaknesses, or identify any future significant deficiencies or material weaknesses, the accuracy and timing of our financial reporting may be adversely affected, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports, and the market price of our common stock may decline as a result.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. We expect to incur additional costs to remediate these control deficiencies, though there can be no assurance that our efforts will be successful or avoid potential future material weaknesses. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. If we are unable to successfully remediate our existing or any future material weaknesses in our internal control over financial reporting, or if we identify any additional material weaknesses, the accuracy and timing of our financial reporting may be adversely affected, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting, and our stock price may decline as a result. We also could become subject to investigations by Nasdaq, the SEC, or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets. In addition, investors’ perceptions that our internal controls are inadequate or that we are unable to produce accurate financial statements on a timely basis may harm our stock price and make it more difficult for us to effectively market and sell our products to new and existing customers.

We may need to incur significant expenditures to address the additional operational and control requirements of our growth, either of which could harm our business, financial condition, and results of operations.

To effectively manage our growth, we must continue to expand our operational, engineering and financial systems, procedures and controls and to improve our accounting and other internal management systems. This may require substantial managerial and financial resources, and our efforts in this regard may not be successful. Our current systems, procedures, and controls may not be adequate to support our future operations. In addition, in connection with operating as a public company, we have incurred, and expect to continue to incur, additional significant legal, accounting, and other expenses that we did not incur as a private company. If our revenue does not increase to offset these increases in our expenses, we may not achieve or maintain profitability in future periods. Any failure to successfully implement systems enhancements and improvements will likely have a negative impact on our ability to manage our expected growth as well as our ability to ensure uninterrupted operation of key business systems and compliance with the rules and regulations applicable to public companies.

Our members’ ability to obtain financing on commercially reasonable terms and our ability to receive timely payments from our members, could adversely affect our results of operations.

Many of our members seek third-party financing, including through Affirm Holdings, Inc. (“Affirm”), our financing partner, to purchase our CLMBR vertical climbing machine and FORME Studio equipment. Our members’ ability to obtain such financing, the ability of Affirm or other consumer financing providers to provide financing to our members, and our ability to receive timely payments from our members could adversely impact our revenue and results of operations. We regularly review the collectability and creditworthiness of our members to determine an appropriate allowance for doubtful accounts. Based on our review of our members, we had no reserve for doubtful accounts as of March 31, 2024 and December 31, 2023. If our doubtful accounts were to exceed our current or future allowance for doubtful accounts, our business, financial condition, and results of operations would be adversely affected.

Our ability to use our net operating loss to offset future taxable income may be subject to certain limitations.

As of December 31, 2023, we had U.S. federal net operating loss carryforwards (“NOLs”) and state NOLs of approximately $103 million and $92 million, respectively, due to prior period losses which if not utilized will begin to expire for federal and state tax purposes beginning in 2037 and 2038, respectively. Realization of these NOLs depends on future income, and there is a risk that our existing NOLs could expire unused and be unavailable to offset future income tax liabilities, which could adversely affect our results of operations.

In general, under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its NOLs to offset future taxable income. Our initial public offering, as well as future changes in our stock ownership, the causes of which may be outside of our control, could result in an additional ownership change under Section 382 of the Code. Our NOLs may also be impaired under state laws. In addition, under 2017 legislation commonly referred to as the Tax Cuts and Jobs Act, NOLs generated in taxable years beginning after December 31, 2017 may be utilized to offset no more than 80% of taxable income annually. This change may require us to pay federal income taxes in future years despite generating a cumulative loss for federal income tax purposes. There is also a risk that due to regulatory changes, such as suspensions on the use of NOLs, or other unforeseen reasons, our existing NOLs could expire or otherwise be unavailable to offset future income tax liabilities. For these reasons, we may not be able to realize a tax benefit from the use of our NOLs, whether or not we attain profitability.

Fluctuations in exchange rates between and among the currencies of the countries in which we do business could adversely affect our business, financial condition, and results of operations.

Our sales have been historically and primarily denominated in U.S. dollars. An increase in the value of the U.S. dollar relative to the currencies of the countries in which our members operate could impair the ability of our members to cost-effectively purchase or integrate our products into their product offerings, which may materially affect the demand for our products and cause these members to reduce their orders, which in turn would adversely affect our business, financial condition, and results of operations. If we increase operations in other currencies in the future, we may experience further foreign exchange gains or losses due to the volatility of other currencies compared to the U.S. dollar. Our results of operations are denominated in U.S. dollars, and the difference in exchange rates in one period compared to another may directly impact period-to-period comparisons of our results of operations. Furthermore, currency exchange rates have been especially volatile in the recent past, and these currency fluctuations may make it difficult for us to predict our results of operations.

We have not implemented any hedging strategies to mitigate risks related to the impact of fluctuations in currency exchange rates. Even if we were to implement hedging strategies, not every exposure can be hedged and, where hedges are put in place based on expected foreign exchange exposure, they are based on forecasts which may vary or which may later prove to have been inaccurate. Failure to hedge successfully or anticipate currency risks accurately could adversely affect our business, financial condition, and results of operations.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of the applicable listing standards of Nasdaq. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming and costly and place significant strain on our personnel, systems and resources. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized, and reported within the applicable time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We are also continuing to improve our internal control over financial reporting.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight. Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. In addition, changes in accounting principles or interpretations could also challenge our internal controls and require that we establish new business processes, systems and controls to accommodate such changes. We have limited experience with implementing the systems and controls necessary to operate as a public company, as well as adopting changes in accounting principles or interpretations mandated by the relevant regulatory bodies. Additionally, if these new systems, controls or standards and the associated process changes do not give rise to the benefits that we expect or do not operate as intended, it could adversely affect our financial reporting systems and processes, our ability to produce timely and accurate financial reports, or the effectiveness of internal control over financial reporting. Moreover, our business may be harmed if we experience problems with any new systems and controls that result in delays in their implementation or increased costs to correct any post-implementation issues that may arise.

Further, weaknesses in our disclosure controls and internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our business or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of the Common Stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on Nasdaq.

We are not currently required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. As a public company, we are required to provide an annual management report on the effectiveness of our internal control over financial reporting commencing with our second annual report on Form 10-K. Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until our first annual report filed with the SEC where we are an accelerated filer or a large accelerated filer, which will not occur until at least our second annual report on Form 10-K. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could harm our business, financial condition, and results of operations and could cause a decline in the trading price of the Common Stock.

In preparing our consolidated financial statements, we make good faith estimates and judgments that may change or turn out to be erroneous, which could adversely affect our results of operations for the periods in which we revise our estimates or judgments.

In preparing our consolidated financial statements in conformity with GAAP, we must make estimates and judgments in applying our most critical accounting policies. Those estimates and judgments have a significant impact on the results we report in our consolidated financial statements. The most difficult estimates and subjective judgments that we make relate to fair value measurements, revenue recognition, inventories, internal use software, capitalized studio content, convertible notes, stock-based compensation, and income taxes. We base our estimates on historical experience, input from outside experts and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets, liabilities, equity, revenue, and expenses that are not readily apparent from other sources. We also have other key accounting policies that are not as subjective, and therefore, their application would not require us to make estimates or judgments that are as difficult, but which nevertheless could significantly affect our financial reporting. Actual results may differ materially from these estimates. If these estimates, judgments, or their related assumptions change, our results of operations for the periods in which we revise our estimates, judgments, or assumptions could be adversely and perhaps materially affected and may fall below the expectations of securities analysts and investors, resulting in a decline in the market price of the Common Stock.

Changes to financial accounting standards may affect our results of operations and could cause us to change our business practices.

We prepare our consolidated financial statements in accordance with GAAP. These accounting principles are subject to interpretation by the Financial Accounting Standards Board, the SEC, and various bodies formed to interpret and create accounting rules and regulations. Changes in accounting rules can have a significant effect on our reported financial results and may affect our reporting of transactions completed before a change is announced. Changes to those rules or the questioning of current practices may adversely affect our financial results or the way we conduct our business. The issuance of new accounting standards or future interpretations of existing accounting standards, or resulting changes in our business practices or estimates, could result in future changes in our revenue recognition or other accounting policies that could have a material adverse effect on our business, financial condition, and results of operations.

We or our members may be subject to sales and other taxes, and taxing authorities may successfully assert that we should have collected or in the future should collect sales and use, gross receipts, value added or similar taxes and may successfully impose additional obligations on us, and any such assessments or obligations could adversely affect our business, financial condition, and results of operations.

The application of indirect taxes, such as sales and use tax, value-added tax, goods and services tax, business tax, and gross receipts tax, to businesses like ours and to our members is a complex and evolving issue. Many of the fundamental statutes and regulations that impose these taxes were established before the adoption and growth of the Internet and e-commerce. Significant judgment is required on an ongoing basis to evaluate applicable tax obligations and as a result amounts recorded are estimates and are subject to adjustments. In many cases, the ultimate tax determination is uncertain because it is not clear how new and existing statutes might apply to our business or to trainers and fitness instructors’ businesses generally. In addition, local governments are increasingly looking for ways to increase revenue, which has resulted in discussions about tax reform and other legislative action to increase tax revenue, including through indirect taxes.

We are subject to indirect taxes in the United States and various foreign jurisdictions, and we may face indirect tax audits in various U.S. and foreign jurisdictions. In certain jurisdictions, we collect and remit indirect taxes. However, tax authorities have raised and may continue to raise questions about or challenge or disagree with our calculation, reporting or collection of taxes and may require us to collect taxes in jurisdictions in which we do not currently do so or to remit additional taxes and interest, and could impose associated penalties and fees. A successful assertion by one or more tax authorities requiring us to collect taxes in jurisdictions in which we do not currently do so or to collect additional taxes in a jurisdiction in which we currently collect taxes, could result in substantial tax liabilities, including taxes on past sales, as well as penalties and interest, or could otherwise harm our business, financial condition, and results of operations. Although we have reserved for potential payments of possible past tax liabilities in our financial statements, if these liabilities exceed such reserves, our financial condition could be harmed.

Additionally, one or more states, the federal government, other localities or other taxing jurisdictions may seek to impose additional reporting, record-keeping or indirect tax collection obligations on businesses like ours. For example, taxing authorities in the United States and other countries have identified e-commerce as a means to calculate, collect and remit indirect taxes for transactions taking place over the Internet, and are considering related legislation. After the U.S. Supreme Court decision in South Dakota v. Wayfair Inc., certain states have enacted laws that would require tax reporting, collection or tax remittance on items sold online. This new legislation could require us or trainers and fitness instructors to incur substantial costs in order to comply, including costs associated with tax calculation, collection, and remittance and audit requirements, which could make our offerings less attractive and could adversely affect our business, financial condition, and results of operations.

As a result of these and other factors, the ultimate amount of tax obligations owed may differ from the amounts recorded in our financial statements and any such difference may adversely impact our results of operations in future periods in which we change our estimates of our tax obligations or in which the ultimate tax outcome is determined.

Changes in our tax rates or exposure to additional tax liabilities or assessments could affect our profitability, and audits by tax authorities could result in additional tax payments.

We are affected by various taxes imposed in different jurisdictions, including direct and indirect taxes imposed on our global activities. Significant judgment is required in determining our provisions for taxes, and there are many transactions and calculations where the ultimate tax determination is uncertain. The amount of income tax we pay is subject to ongoing audits by tax authorities. If audits result in payments or assessments, our future results may include unfavorable adjustments to our tax liabilities, and we could be adversely affected. Any significant changes to the tax system in the jurisdictions where we operate could adversely affect our business, financial condition, and results of operations.

New or future changes to U.S. and non-U.S. tax laws could materially adversely affect us.

New or future changes in tax laws, regulations, and treaties, or the interpretation thereof, in addition to tax regulations adopted but not in effect, tax policy initiatives and reforms under consideration in the United States or in international jurisdictions, and other initiatives could have an adverse effect on the taxation of international businesses. Furthermore, countries where we are subject to taxes, including the United States, are independently evaluating their tax policy and we may see significant changes in legislation and regulations concerning taxation. Certain countries may enact tax legislation which could affect international businesses, and other countries have become more aggressive in their approach to audits and enforcement of their applicable tax laws. We are unable to predict what future tax changes may be proposed or enacted or the potential impact any such changes would have on our business, but any changes, to the extent they are brought into tax legislation, regulations, policies, or practices, could increase our effective tax rates in the United States, as well as in countries in the event we expand our international operations, and have an adverse effect on our overall tax rate, along with increasing the complexity, burden, and cost of tax compliance, all of which could impact our business, financial condition, and results of operations.

Tax regulatory authorities may disagree with our positions and conclusions regarding certain tax positions resulting in unanticipated costs or non-realization of expected benefits.

A tax authority may disagree with tax positions that we have taken. For example, a tax authority may take the position that material income tax liabilities, interest, and penalties are payable by us, in which case, we expect that we might contest such assessment. Contesting such an assessment may be lengthy and costly and if we were unsuccessful in disputing the assessment, the implications could be materially adverse to us and affect our anticipated effective tax rate or operating income, and we could be required to pay substantial penalties and interest where applicable.

Risks Related to Our International Operations

Our business, financial condition, and results of operations could be adversely affected by worldwide economic conditions, as well as political and economic conditions in the countries in which we conduct business.

Our business, financial condition, and results of operations are impacted by worldwide economic conditions. Uncertainty about current global economic conditions may cause businesses to postpone spending in response to tighter credit, unemployment or negative financial news. This in turn could have a material adverse effect on the demand for our products or the systems into which our products are incorporated. Multiple factors relating to our international operations and to particular countries in which we operate, or plan to operate, could negatively impact our business, financial condition, and results of operations. These factors include:

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difficulty establishing and managing international operations and the increased operations, travel, infrastructure, including establishment of local delivery service and customer service operations, and legal compliance costs associated with locations in different countries or regions;
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the need to vary pricing and margins to effectively compete in international markets;
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the need to adapt and localize products and services for specific countries, including obtaining rights to third-party intellectual property, including music, used in each country;
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increased competition from local providers of similar products and services;
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the need to offer content and customer support in various languages;
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compliance with anti-bribery laws, such as the U.S. Foreign Corrupt Practices Act (“FCPA”), and the U.K. Bribery Act 2010 (“U.K. Bribery Act”), by us, our employees, and our business partners;
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complexity and other risks associated with current and future legal requirements in other countries, including legal requirements related to consumer protection, consumer product safety, and data privacy frameworks, such as the E.U. General Data Protection Regulation;
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varying levels of internet technology adoption and infrastructure, and increased or varying network and hosting service provider costs;

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fluctuations in currency exchange rates and the requirements of currency control regulations, which might restrict or prohibit conversion of other currencies into U.S. dollars; and compliance with local laws and regulations, such as content rules, and unanticipated changes in local laws and regulations, including tax laws and regulations;
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reduced protection of intellectual property rights and heightened exposure to intellectual property theft;
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trade and foreign exchange restrictions and higher tariffs, including any trade tensions between the United States and foreign countries that may result in higher tariffs on our products or components or parts of our products;
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timing and availability of import and export licenses and other governmental approvals, permits and licenses, including export classification requirements;
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restrictions imposed by the U.S. government or foreign governments on our ability to do business with certain companies or in certain countries as a result of international political conflicts, and the complexity of complying with those restrictions;
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transportation delays and other consequences of limited local infrastructure, and disruptions, such as large scale outages or interruptions of service from utilities or telecommunications providers;
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the effects of adverse economic conditions in the markets in which we sell our products, including inflationary pressures, which has or may result in increased interest rates, fuel prices, wages, and other costs;
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difficulties in staffing international operations;
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changes in immigration policies which may impact our ability to hire personnel;
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local business and cultural factors that differ from our normal standards and practices;
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differing employment practices and labor relations;
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heightened risk of terrorist acts, civil disturbances or political instability;
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regional health issues and the impact of public health epidemics on employees and the global economy;
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power outages and natural disasters;
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changes in political, regulatory, legal, or economic conditions;
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disruptions of capital and trading markets; and
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difficulty in obtaining distribution and support.

These risks could harm our international operations, delay new product releases, increase our operating costs and hinder our ability to grow our operations and business and, consequently, our business, financial condition, and results of operations could suffer.

We have limited experience with international regulatory environments and market practices and may not be able to penetrate or successfully operate in the markets we choose to enter. In addition, we may incur significant expenses as a result of our international expansion, and we may not be successful. We may face limited brand recognition in certain parts of the world that could lead to non-acceptance or delayed acceptance of our products and services by consumers in new markets. We may also face challenges to acceptance of our fitness and wellness content in new markets. Our failure to successfully manage these risks could harm our international operations and have an adverse effect on our business, financial condition, and results of operations.

Expansion of our business internationally exposes us to numerous legal and regulatory requirements and failure to comply with such requirements, including unexpected changes to such requirements, could adversely affect our results of operations.

We intend to expand our business internationally and as a result, we will be increasingly subject to numerous, and sometimes conflicting, legal regimes of the United States and foreign national, state and provincial authorities on matters as diverse as anti-corruption, trade restrictions, tariffs, taxation, sanctions, immigration, internal and disclosure control obligations, securities regulation, anti-competition, data security, privacy, labor relations, wages and severance, and health care requirements. For example, our operations in the United States are, and our operations outside of the United States may also be, subject to U.S. laws on these diverse matters. U.S. laws may be different in significant respects from the laws of jurisdictions where we seek to expand, such as Canada and the United Kingdom. We also may seek to expand operations in emerging market jurisdictions where legal systems are less developed or familiar to us. Our exposure for potential violations of international legal and regulatory requirements will increase to the extent we expand our international operations.

In addition, there can be no assurance that the laws or administrative practices relating to taxation (including the current position as to income and withholding taxes), foreign exchange, export controls, economic sanctions, or otherwise in the jurisdictions where we have operations will not change. Changes in tax laws in some jurisdictions may also have a retroactive effect and we may be found to have paid less tax than required in such regions. Compliance with diverse legal requirements is costly, time consuming, and requires significant resources. Violations of one or more of these regulations in the conduct of our business could result in significant fines, criminal sanctions against us or our officers, prohibitions on doing business, and damage to our reputation. Violations of these regulations in connection with the performance of our obligations to our members also could result in liability for significant monetary damages, fines or criminal prosecution, unfavorable publicity and other reputational damage, and allegations by our members that we have not performed our contractual obligations. Due to the varying degrees of development of the legal systems of the countries in which we operate, local laws might be insufficient to protect our rights. New legislation or regulation, the application of laws from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the fitness and wellness industry generally could result in significant additional compliance costs and responsibilities for our business.

Risks Related to Regulatory Matters

Our business is subject to a wide range of laws and regulations, many of which are evolving, and failure to comply with such laws and regulations could harm our business, financial condition, and results of operations.

We are subject to a wide variety of laws, regulations, and standards in the United States and other jurisdictions governing issues such as worker classification, labor and employment, anti-discrimination, automatically renewing subscription payments, gift cards, whistleblowing and worker confidentiality obligations, product liability, warranties, product defects, maintenance, and repairs, personal injury, membership services, intellectual property, consumer protection, taxation, privacy, data security, competition, terms of service, mobile application accessibility, insurance, payment processing, environmental, health. And safety, background checks, public health, anti-corruption, anti-bribery, import and export restrictions, trade and economic sanctions, foreign ownership and investment, foreign exchange controls, and delivery and installation of goods are often complex and subject to varying interpretations, in many cases due to their lack of specificity. As a result, their application in practice may change or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies, such as federal, state, and local administrative agencies.

Fitness equipment sold for home use, such as our CLMBR vertical climbing machine, FORME Studio and FORME Studio Lift, is regulated in the United States by the Consumer Product Safety Commission (“CPSC”) under the Consumer Product Safety Act (“CPSA”). Safety-related information that we learn about our CLMBR vertical climbing machine, FORME Studio and FORME Studio Lift from any source-including, but not limited to, internal testing, third-party testing, our customer service channels, our social media accounts, customer reviews, investigative and news reports, and direct notices from the CPSC may trigger reporting obligations under the CPSA that could lead to product safety investigations, corrective actions including consumer-level recalls, enforcement actions, and civil or criminal penalties. The outcome of any such actions mandated by or entered into voluntarily with CPSC may have adverse business, financial, legal, reputational, and other consequences to our business.

The smart home gym and connected fitness industry and our business model are relatively nascent and rapidly evolving. New laws and regulations and changes to existing laws and regulations continue to be adopted, implemented and interpreted in response to our industry and related technologies. As we expand our business into new markets or introduce new offerings into existing markets, regulatory bodies or courts may claim that we or users on the CLMBR and FORME platforms are subject to additional requirements, or that we are prohibited from conducting our business in certain jurisdictions, or that users on the CLMBR and FORME platforms are prohibited from using the FORME platform, either generally or with respect to certain offerings.

Recent financial, political, and other events have increased the level of regulatory scrutiny on larger companies, technology companies in general and companies engaged in dealings with independent contractors. Regulatory bodies may enact new laws or promulgate new regulations that are adverse to our business, or, due to changes in our operations and structure or partner relationships as a result of changes in the market or otherwise, they may view matters or interpret laws and regulations differently than they have in the past or in a manner adverse to our business. See “- Challenges to independent contractor classification of certain personnel, including content production personnel, may have adverse business, financial, tax, legal, and other consequences to our business.” Such regulatory scrutiny or action may create different or conflicting obligations from one jurisdiction to another, and may have a negative outcome that could adversely affect our business, operations, financial condition, and results of operations. Additionally, we have invested and from time to time we will continue to invest resources in an attempt to influence or challenge legislation and other regulatory matters pertinent to our operations. These activities may not be successful, and any negative outcomes could adversely affect our business, operations, financial condition, and results of operations.

Challenges to independent contractor classification of certain personnel, including content production personnel, may have adverse business, financial, tax, legal, and other consequences to our business.

We may become subject to claims, lawsuits, arbitration proceedings, administrative actions, government investigations, and other legal and regulatory proceedings at the federal, state and municipal levels challenging the classification of our fitness instructors or other content production providers with whom we work as independent contractors. Our use of independent contractors for content production activities fluctuates depending on production volume and schedule. The tests governing whether an individual is an independent contractor or an employee vary by governing law and are typically highly fact sensitive. Laws and regulations that govern the status and misclassification of independent contractors are subject to changes and divergent interpretations by various authorities which can create uncertainty and unpredictability for us. For example, Assembly Bill 5 (as codified in part at Cal. Labor Code sec. 2750.3) codified and extended an employment classification test in Dynamex Operations West, Inc. v. Superior Court, which established a new standard for determining employee or independent contractor status. A determination that classifies our independent contractors as “employees,” could harm our business, financial condition, and results of operations, including as a result of:

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monetary exposure arising from or relating to failure to withhold and remit taxes, unpaid wages and wage and hour laws and requirements (such as those pertaining to failure to pay minimum wage and overtime, or to provide required breaks and wage statements), expense reimbursement, statutory and punitive damages, penalties, including related to the California Private Attorneys General Act, and government fines;
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injunctions prohibiting continuance of existing business practices;
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claims for employee benefits, social security, workers’ compensation, and unemployment;
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claims of discrimination, harassment, and retaliation under civil rights laws;
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claims under new or existing laws pertaining to unionizing, collective bargaining, and other concerted activity;
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other claims, charges, or other proceedings under laws and regulations applicable to employers and employees, including risks relating to allegations of joint employer liability or agency liability; and
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harm to our reputation and brand.

In addition to the harms listed above, a determination in, or settlement of, any legal proceeding that classifies an independent contractor as an employee may require us to alter our existing business model or operations, which may increase our costs and may negatively impact our ability to add qualified fitness instructors and other content production personnel and grow our business. This in turn would likely have a material adverse effect on our business, financial condition, and results of operations and our ability to achieve or maintain profitability in the future.

We are subject to economic sanctions, export control, and similar laws. Non-compliance with such laws can subject us to criminal or civil liability and harm our business, financial condition, and results of operations.

The United States and various foreign governments have imposed controls, export license requirements, restrictions on the import or export of certain technologies, and economic sanctions measures administered by the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC) and other agencies. Our products are subject to U.S. export controls, which may require submission of a product classification request and submission of periodic reports. Compliance with applicable regulatory requirements regarding the export of our products and services may create delays in the introduction of our products and services in international markets, prevent our international members from accessing our products and services, and, in some cases, prevent the export of our products and services to some countries altogether. As a U.S. company, we are subject to U.S. sanctions restrictions in our U.S. and foreign activities.

Furthermore, U.S. export control laws and economic sanctions prohibit the provision of products and services to countries, governments, and persons targeted by U.S. sanctions. We are in the process of implementing policies and procedures to prevent transacting with or allowing our products to be provided to targets of U.S. sanctions, our products and services, including our firmware updates, could be inadvertently provided to those targets or to prohibited or blocked persons. Any such provision or prohibited transactions could have negative consequences for us, including government investigations, penalties, and reputational harm. Our failure to obtain required import or export approval for our products could harm our international and domestic sales and adversely affect our revenue. In addition, we could be subject to future enforcement action with respect to compliance with governmental export and import controls and economic sanctions laws that result in penalties, costs, and restrictions on export privileges that could have an adverse effect on our business, financial condition, and results of operations.

In addition, various countries regulate the import and export of certain encryption and other technology, including import and export permitting and licensing requirements. While we do not currently incorporate any encryption technology in our products and services and currently sell our products and services only the United States, if and when such laws become applicable to us, it could limit our ability to distribute our products or could limit our users’ ability to access our products in those countries. Further, if changes in our products and services result in such laws becoming applicable to us (for example, if we were to incorporate encryption technology into our products and services), future changes in the export and import control regulations of the United States or other countries may prevent members from utilizing our products globally or, in some cases, prevent the export or import of our products to certain countries, governments, or persons altogether.

Any future change in export or import regulations, economic sanctions, or related legislation, or change in the countries, governments, persons, or technologies targeted by such regulations, could also result in decreased use of our products by, or in our decreased ability to export or sell products to, existing or potential users. Any decreased use of our products or limitation on our ability to export or sell our products would likely adversely affect our business, financial condition, and results of operations. Additionally, supply chain and ethical sourcing rules in the United States, such as the Uyghur Forced Labor Prevention Act, and similar rules in other countries may impact outsourcing, manufacturing, sales, and ability to import or export our products and services.

We cannot predict whether any material suits, claims, or investigations relating to these laws may arise in the future. Regardless of the outcome of any future actions, claims, or investigations, we may incur substantial defense costs and such actions may cause a diversion of management time and attention. Also, it is possible that we may be required to pay substantial damages or settlement costs which could have a material adverse effect on our business, financial condition, and results of operations.

We could be adversely affected by violations of applicable anti-corruption laws or violations of our internal policies designed to ensure ethical business practices.

We are subject to the risk that we, our U.S. employees or our employees located in other jurisdictions or any third parties that we engage to do work on our behalf in foreign countries may take action determined to be in violation of anti-corruption laws in any jurisdiction in which we conduct business, including the FCPA and the U.K. Bribery Act, as well as other similar anti-bribery and anti-kickback laws and regulations. These laws prohibit companies and their employees and third-party intermediaries from corruptly promising, authorizing, offering, or providing, directly or indirectly, improper payments or anything of value to government officials, political parties, public international organizations, and private-sector recipients for the purpose of obtaining or retaining business, directing business to any person, or securing any improper advantage. In addition, U.S. public companies are required to maintain records that accurately and fairly represent their transactions and accounts and have an adequate system of internal accounting controls. In many foreign countries, including countries in which we may conduct business, it may be a local custom that businesses engage in practices that are prohibited by the FCPA or other applicable laws and regulations. We face significant risks if we or any of our directors, officers, employees, agents or other partners or representatives fail to comply with these laws.

We have begun to implement an anti-corruption compliance program, including policies and procedures designed to foster compliance with these laws. However, despite such precautions, our employees, contractors, agents, and companies to which we outsource certain of our business operations may take actions in violation of our policies or applicable law. Any such violation could have an adverse effect on our reputation, business, financial condition, results of operations, and prospects.

Any violation of the FCPA, other applicable anti-corruption laws, or anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges, substantial fines, sanctions, civil penalties, criminal penalties, and curtailment of operations in certain jurisdictions and, in the case of the FCPA, suspension or debarment from U.S. government contracts, any of which could have a materially adverse effect on our reputation, business, financial condition, results of operations, and prospects. In addition, responding to any enforcement action may result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees.

Changes to U.S. or foreign trade policy, tariff, or similar regulations may have a material adverse effect on our business, financial condition, and results of operations.

Changes in U.S. or foreign international, social, political, regulatory, and economic conditions or in laws and policies governing foreign trade, supply chain sourcing and transparency, manufacturing, development, and investment in the territories or countries where we currently sell our products or conduct our business have in the past and could in the future adversely affect our business. Although we do not currently expect Russia’s invasion of Ukraine or the related current or future export and other business sanctions on Russia and Belarus to materially impact us directly due to our limited sales to Russia, we are unable at this time to predict the ultimate impact this conflict will have on our company, the global economy or the stock markets.

Successive U.S. presidential administrations and Congress have instituted or proposed changes in trade policies that included the negotiation or termination of trade agreements, the imposition of higher tariffs on imports into the U.S., economic sanctions on individuals, corporations or countries, and other government regulations affecting trade between the U.S. and other countries where we conduct our business. Any new tariffs and other changes in U.S. trade policy could trigger retaliatory actions by affected countries, and certain foreign governments have instituted or are considering imposing trade sanctions on certain U.S. goods. U.S. presidential administrations and Congress also have focused on policy reforms that discouraged corporations from outsourcing manufacturing and production activities to foreign jurisdictions, including through tariffs or penalties on goods manufactured outside the United States, which have required us to change the way we conduct business. The current U.S. presidential administration has continued certain import tariffs and export restrictions against certain foreign manufacturers initiated by prior administrations.

Political changes and trends such as populism, protectionism, economic nationalism, and sentiment toward multinational companies and resulting changes to trade, tax or other laws and policies may be disruptive to our businesses. These changes in U.S. and foreign laws and policies have the potential to adversely impact the U.S.

economy or certain sectors thereof, our industry, and the global demand for our products, and as a result, could have a material adverse effect on our business, financial condition, and results of operations.

Changes in legislation in U.S. and foreign taxation of international business activities or the adoption of other tax reform policies, as well as the application of such laws, could adversely impact our financial position and results of operations.

Recent or future changes to U.S., U.K. and other tax laws could impact the tax treatment of our foreign earnings. We generally conduct our international operations through wholly owned subsidiaries, branches, or representative offices and report our taxable income in various jurisdictions worldwide based upon our business operations in those jurisdictions. Further, we are in the process of implementing an international structure that aligns with our financial and operational objectives as evaluated based on our international markets, expansion plans, and operational needs for headcount and physical infrastructure outside the United States. The intercompany relationships between our legal entities are subject to complex transfer pricing regulations administered by taxing authorities in various jurisdictions. Although we believe we are compliant with applicable transfer pricing and other tax laws in the United States, the United Kingdom, and other relevant countries, due to changes in such laws and rules, we may have to modify our international structure in the future, which will incur costs, may increase our worldwide effective tax rate, and may adversely affect our financial position and results of operations. In addition, significant judgment is required in evaluating our tax positions and determining our provision for income taxes.

During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. For example, our effective tax rates could be adversely affected by earnings being lower than anticipated in countries where we have lower statutory rates and higher than anticipated in countries where we have higher statutory rates, by changes in foreign currency exchange rates, or by changes in the relevant tax, accounting, and other laws, regulations, principles, and interpretations. As we operate in numerous taxing jurisdictions, the application of tax laws can be subject to diverging and sometimes conflicting interpretations by tax authorities of these jurisdictions. It is not uncommon for taxing authorities in different countries to have conflicting views with respect to, among other things, the manner in which the arm’s-length standard is applied for transfer pricing purposes, or with respect to the valuation of intellectual property.

If U.S., U.K., or other tax laws further change, if our current or future structures and arrangements are challenged by a taxing authority, or if we are unable to appropriately adapt the manner in which we operate our business, we may have to undertake further costly modifications to our international structure and our tax liabilities and results of operations may be adversely affected.

We and our third-party manufacturers and suppliers are, or could become, subject to environmental, health, and safety laws, which could increase our costs, restrict our operations and require expenditures that could have a material adverse effect on our business, financial condition, and results of operations.

We and our third-party manufacturers and suppliers are, and could become, subject to a wide range of international, federal, state, provincial, and local governmental regulations directed at preventing or mitigating environmental harm, as well as to the storage, discharge, handling, generation, disposal and labeling of toxic or other hazardous substances. Although we outsource our manufacturing, the manufacturing of our products by our third-party manufacturers and suppliers require the use of hazardous materials that similarly subject these third parties, and therefore our business, to such environmental laws and regulations. Our failure or the failure of these third parties to comply with these laws or regulations can result in regulatory, civil, or criminal penalties, fines, and legal liabilities, suspension of production, alteration of manufacturing processes, including for our products, reputational damage, and negative impact on our operations or sales of our products and services. Failure to comply with environmental regulations could also subject us or our third-party manufacturing partners to property damage or personal injury claims. Compliance with current or future environmental laws and regulations could restrict our ability to expand our business or require us or our third-party manufacturing partners to incur other substantial expenses, which could harm our business. Increased compliance costs by our third-party manufacturing partners may also result in increased costs to our business. Our business and operations are also subject to health and safety laws and regulations adopted by government agencies such as the Occupational Safety and Health Administration (“OSHA”). Although we believe we are in material compliance with applicable law concerning matters relating to health, safety, and the environment, the risk of liability relating to these matters cannot be eliminated completely.

Risks Related to Being a Public Company

We have incurred increased costs and become subject to additional regulations and requirements as a result of being a public company, which could have a material adverse effect on our business, financial condition, and results of operations, and make it more difficult to run our business or divert management’s attention from our business.

As a public company, we are required to commit significant resources and management time and attention to the requirements of being a public company, which have caused us to incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. We also incur costs associated with the Sarbanes-Oxley Act and related rules implemented by the SEC and Nasdaq, and compliance with these requirements place significant demands on our legal, accounting and finance staff and on our accounting, financial and information systems. In addition, we might not be successful in implementing these requirements. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees, or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of the Common Stock, fines, sanctions and other regulatory action and potentially civil litigation, any of which could have a material adverse effect on our business, financial condition, and results of operations.

We intend to hire additional accounting and finance personnel with system implementation experience and expertise regarding compliance with the Sarbanes-Oxley Act. We may be unable to locate and hire qualified professionals with requisite technical and public company experience when and as needed. In addition, new employees will require time and training to learn our business and operating processes and procedures. If we are unable to recruit and retain additional finance personnel or if our finance and accounting team is unable for any reason to respond adequately to the increased demands that will result from being a public company, the quality and timeliness of our financial reporting may suffer, which could result in the identification of material weaknesses in our internal controls. Any consequences resulting from inaccuracies or delays in our reported financial statements could cause our stock price to decline and could harm our business, financial condition, and results of operations.

We are an emerging growth company and a smaller reporting company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies and smaller reporting companies could make the Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including:

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not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;
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reduced disclosure obligations regarding executive compensation in our periodic reports and annual report on Form 10-K; and
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exemptions from the requirements of holding non-binding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We could be an emerging growth company for up to five years following the completion of our initial public offering. Our status as an emerging growth company will end as soon as any of the following takes place:

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the last day of the fiscal year in which we have more than $1.235 billion in annual revenue (subject to adjustment for inflation from time to time, pursuant to SEC rules);
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the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates;
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the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or

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December 31, 2028 (the last day of the fiscal year ending after the fifth anniversary of the completion of our initial public offering).

We currently intend to take advantage of the available exemptions described above.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this provision of the JOBS Act. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies. Therefore, our consolidated financial statements may not be comparable to those of companies that comply with new or revised accounting pronouncements as of public company effective dates. In addition, for as long as we are an “emerging growth company” under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. Even if our management concludes that our internal controls over financial reporting are effective, however, our independent registered public accounting firm may still issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us.

Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in our annual report on Form 10-K and our periodic reports and proxy statements.

We cannot predict if investors will find the Common Stock less attractive if we choose to rely on any of the exemptions afforded emerging growth companies or smaller reporting companies. If some investors find the Common Stock less attractive because we rely on any of these exemptions, there may be a less active trading market for the Common Stock and the market price of the Common Stock may be more volatile.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and results of operations.

Risks Related to Our Common Stock

An active trading market for the Common Stock may not develop or be sustained and stockholders may not be able to sell their shares at or above the price paid for such shares, or at all.

There was no public market for the Common Stock prior to our initial public offering. Although the Common Stock is currently listed on Nasdaq, an active market for the Common Stock may not develop or, if it does develop, it may not be sustainable or liquid enough for stockholders to sell their shares at or above the purchase price paid for such shares, or at all.

Our share price and trading volume have been, and are likely to continue to be, volatile and an active trading market for the Common Stock may not develop or be sustained and stockholders may not be able to sell their shares at or above the price paid for such shares, or at all.

Although the Common Stock is currently listed on Nasdaq, an active market in the Common Stock may not develop or, if it does develop, it may not be sustainable or liquid enough for stockholders to sell their shares at or above the purchase price paid for such shares, or at all. Our common stock is currently trading well below the initial public offering price per share.

The trading price and volume of the Common Stock has been, and will likely continue to be, volatile and has fluctuated, and will likely continue to fluctuate, significantly in response to numerous factors, many of which are beyond our control, including but not limited to:

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actual or anticipated fluctuations in our results of operations and financial and non-financial metrics due to, among other things, changes in customer demand, product life cycles, pricing, ordering patterns, and unforeseen operating costs;
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the financial projections we may provide to the public, any changes in these projections, our practice of providing projections, if any, or our failure to meet these projections;
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our ability to raise additional capital sufficient to fund our operations and to execute our growth strategy;
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failure of securities analysts to initiate or maintain coverage of us, changes in financial estimates or ratings by any securities analysts who follow us, or our failure to meet these estimates or the expectations of investors;
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announcements related to key management, founders, key management, directors, or key investors;
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announcements by us of changes to our product offerings, business plans, or strategies;
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announcements by us or our competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;
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changes in operating performance and stock market valuations of companies in our industry or our target markets;
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negative publicity related to problems in our manufacturing or the real or perceived quality of our products, as well as the failure to timely launch new products or services that gain market acceptance;
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rumors and market speculation involving us or other companies in our industry;
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developments or disputes concerning our or other parties’ products, services, or intellectual property rights;
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timing and seasonality of the end-market demand;
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cyclical fluctuations, trends, and changes in the economic conditions in our industry or target markets;
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price and volume fluctuations in the overall stock market from time to time, including as a result of trends in the economy as a whole;
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actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally;
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new laws or regulations or new interpretations of existing laws, or regulations applicable to our business;
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changes in our management;
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lawsuits or investigations threatened, filed, or initiated against us;
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the expiration of contractual lock-up or market standoff agreements;
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sales of shares of the Common Stock by us or our stockholders, or the perception that such sales may occur; and
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other events or factors, including those resulting from macroeconomic conditions, geopolitical crises, outbreak of hostilities or acts of war such as the Russian invasion of Ukraine, and the Israel-Hamas war, incidents of terrorism, global pandemics such as the COVID-19 pandemic, and similar events, as well as responses to these or similar events.

The stock markets in general have experienced extreme price and volume fluctuations. Stock prices of many companies, including companies in the fitness and wellness industry, have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and adversely affect our business, financial condition, and results of operations.

Moreover, because of these fluctuations, comparing our results of operations on a period-to-period basis may not be meaningful. You should not rely on our past results as an indication of our future performance. This variability and unpredictability could also result in our failing to meet the expectations of industry or financial analysts or investors for any period. If our net revenue or results of operations fall below the expectations of analysts or investors or below any forecasts we may provide to the market, or if the forecasts we provide to the market are below the expectations of analysts or investors, the price of the Common Stock could decline substantially. Such a share price decline could occur even when we have met any previously publicly stated net revenue or earnings forecasts that we may provide.

Certain recent initial public offerings of companies, including those with relatively smaller public floats, have experienced extreme, rapid, and substantial stock price volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of the Common Stock.

Our common stock may be subject to extreme, rapid, and substantial volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our limited public float may amplify the impact of the actions taken by a few stockholders on the price of the Common Stock, which may cause our stock price to deviate, potentially significantly, from a price that more appropriately reflects the underlying performance of our business. In addition, our limited operating history and the ownership concentration among our directors, officers, and stockholders owning 5% or more of common stock may exacerbate the risk of stock price volatility with respect to our offering. Should the Common Stock experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of the Common Stock. In addition, the Common Stock is currently trading well below our initial public offering price per share. Investors in the Common Stock may experience losses, which may be material.

Our focus on delivering a high-quality and engaging member experience may not maximize short-term financial results, which may yield results that conflict with the market’s expectations and could result in our stock price being negatively affected.

We focus on driving long-term member engagement through innovation, frictionless, cost-effective and immersive programs, classes and content, technologically advanced and customizable connected fitness hardware products, and community support, which may not necessarily maximize short-term financial results. We may make business decisions that may reduce our short-term financial results if we believe that the decisions are consistent with our goals to improve the member experience, which we believe will improve our financial results over the long term. For example, our decision to use real, human trainers to deliver our coaching offering may increase operating expenses, but we believe these decisions will drive higher member satisfaction, retention, profit, and ultimately lifetime value. These decisions may not be consistent with the short-term expectations of our stockholders and may not produce the long-term benefits that we expect, in which case our membership growth and member engagement, business, financial condition, and results of operations could be harmed.

If we fail to meet the continued listing requirements of Nasdaq, it could result in a de-listing of the Common Stock.

Our common stock is currently listed on Nasdaq under the symbol “TRNR.” As previously disclosed, on August 22, 2023, we received written notification from Nasdaq that our stockholders’ equity as reported in our Form 10-Q for the period ended June 30, 2023 did not satisfy the continued listing requirement under Nasdaq Listing Rule 5450(b)(1)(A) for the Nasdaq Global Market. In accordance with the Nasdaq Listing Rules, we submitted a plan to regain compliance and subsequently received an extension from Nasdaq to evidence compliance on or before February 19, 2024. On

February 29, 2024, Nasdaq notified the Company the compliance plan was accepted and that the Company complies with the Listing Rule 5550(b)(1).

On January 26, 2024, the Company received a deficiency letter from Nasdaq notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Company’s common stock, par value $0.0001 per share has been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). The Nasdaq deficiency letter has no immediate effect on the listing of the Common Stock, and the Common Stock will continue to trade on The Nasdaq Capital Market under the symbol “TRNR” at this time.

In accordance with Nasdaq Listing Rule 5810I(3)(A), the Company has been given an initial 180 calendar days, or until July 24, 2024, to regain compliance with Rule 5550(a)(2). If at any time before July 24, 2024, the bid price of the Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation to the Company that the Company has regained compliance with Rule 5550(a) (2).

If the Company does not regain compliance with Rule 5550(a)(2) by July 24, 2024, the Company may be afforded a second 180 calendar day period to regain compliance. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the minimum bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

If the Company does not qualify for, or fails to regain compliance during, a second compliance period, then Nasdaq will provide written notification to the Company that the Common Stock will be subject to delisting. At that time, the Company may appeal Nasdaq’s delisting determination to the Nasdaq Listing Qualifications Panel. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination, such an appeal would be successful.

The Company intends to actively monitor the closing bid price of the Common Stock and will consider all available options to resolve the deficiency and regain compliance with Rule 5550(a)(2). There can be no assurance that the Company will be able to regain compliance with Rule 5550(a)(2) or will otherwise be in compliance with other applicable Nasdaq listing rules.

There can be no assurance that we will be able to maintain compliance with the other listing requirements. If we fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to de-list the Common Stock. Such a de-listing would likely have a negative effect on the price of the Common Stock and would impair your ability to sell or purchase the Common Stock when you wish to do so. In the event of a de-listing, we would take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow the Common Stock to become listed again, stabilize the market price or improve the liquidity of the Common Stock, prevent the Common Stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

If our shares are delisted from Nasdaq and become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The price of the Common Stock has been volatile and has declined significantly since our initial public offering and has traded at prices as high as $8.50 per share to as low as $0.18 per share. If we do retain a listing on Nasdaq and if the price of the Common Stock is less than $5.00, the Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for the Common Stock, and therefore stockholders may have difficulty selling their shares.

Substantial future sales of the Common Stock could cause the market price of the Common Stock to decline.

The market price of the Common Stock could decline as a result of substantial sales of the Common Stock, particularly sales by our directors, executive officers and significant stockholders, a large number of the Common Stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares. All of the common stock sold in our initial public offering, as well as the shares registered for resale under the registration statement filed in connection with our initial public offering, are freely transferable without restriction or additional registration under the Securities Act of 1933, as amended (the “Securities Act”), subject to restrictions applicable to shares held by affiliates. Subject to the restrictions under Rule 144 and 701 under the Securities Act, common stock outstanding after our initial public offering will be eligible for resale upon the expiration of lock-up agreements or other contractual restrictions.

We, all of our directors and executive officers, and the holders of a majority of the Common Stock and securities exercisable for or convertible into the Common Stock outstanding immediately prior to the closing of our initial public offering, including holders of ten percent (10%) or more of such securities, have agreed with the placement agent, subject to certain exceptions, not to offer for sale, sell, pledge, lend, or otherwise dispose of, or hedge, any common stock or securities convertible into or exchangeable for common stock during the period from the date of the annual report on Form 10-K related to our initial public offering continuing through 540 days after the date of the annual report on Form 10-K related to our initial public offering (the “Restricted Period”).

As a result of these contractual lock-up agreements and the provisions of Rules 144 and 701 under the Securities Act, these shares of common stock will be available for sale in the public market beginning 540 days after the date of the annual report on Form 10-K related to our initial public offering, subject in some cases to restrictions in award agreements and contractual obligations with us or the volume and other restrictions of Rule 144.

In addition, Aegis Capital Corp. may in its sole discretion release some or all of the shares subject to the lock-up agreements prior to the expiration of the Restricted Period, subject to applicable notice requirements and in some cases without public notice. As these resale restrictions end, the market price of the Common Stock could decline if the holders of those shares sell them or are perceived by the market as intending to sell them.

Further, subject to the lock-up agreements described above, certain shares of the Common Stock are also entitled to demand and “piggyback” registration rights. We also intend to register shares of common stock that we may issue under our employee equity incentive plans. As a result, such shares, if and when registered (and subject to restrictions applicable to shares held by affiliates and existing market stand-off or lock-up agreements), will be able to be sold freely in the public market upon issuance, which in turn could negatively affect our stock price.

In December 2023, we entered into the 3i Note Transaction pursuant to which we may issue up to 312,012 shares of common stock upon the conversion and exercise in full of the Note and Warrant, as applicable, and the Equity Line Financing, pursuant to which we may sell up to $20.0 million in aggregate of newly issued common stock, in each case subject to certain beneficial ownership limitations and share issuance caps and in accordance with their respective resale registration rights agreements.

As previously disclosed, we closed the CLMBR Acquisition in February 2024, as a result of which we issued 6,250 shares of common stock in consideration for a waiver, 35,723 shares of common stock to the equity holders of acquisition targets and 18,750 shares of common stock to a note purchaser. In addition, in January 2024, we issued 12,570 shares of common stock as commitment shares for the equity line of credit (“ELOC”), and from January to June 20, 2024, we drew on the ELOC a total of 28,126 shares of common stock. Also, from January to June 20, 2024, 3i converted convertible notes in the amount of $1.9 million into 288,233 shares of common stock.

If securities analysts or industry analysts downgrade the Common Stock, publish negative research or reports, or fail to publish reports about our business, our ordinary share price and trading volume could decline.

The market price and trading market for the Common Stock will be influenced by the research and reports that industry or securities analysts publish about us, our business and our market. If one or more analysts adversely change their recommendation regarding our shares or change their recommendation about our competitors’ shares, our share price would likely decline. If one or more analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets which in turn could cause our share price or trading volume to decline. In addition, if our results of operations fail to meet the expectations created by securities analysts’ reports, our share price could decline.

Our actual results of operations may not meet our guidance and investor expectations, which would likely cause our share price to decline.

From time to time, we may release guidance in our earnings releases, earnings conference calls, or otherwise, regarding our future performance that represent our management’s estimates as of the date of release. If given, this guidance, which will include forward-looking statements, will be based on projections prepared by our management. Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. The principal reason that we expect to release guidance is to provide a basis for our management to discuss our business outlook with analysts and investors. With or without our guidance, analysts and investors may publish expectations regarding our business, financial condition, and results of operations. We do not accept any responsibility for any projections or reports published by any such third parties. Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the guidance furnished by us will not materialize or will vary significantly from actual results. If our actual performance does not meet or exceed our guidance or investor expectations, the trading price of the Common Stock is likely to decline.

We do not expect to declare or pay any dividends on the Common Stock for the foreseeable future.

We do not intend to pay cash dividends on the Common Stock for the foreseeable future. Consequently, investors must rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking dividends should not purchase the Common Stock. Any future determination to pay dividends will be at the discretion of our board of directors and subject to, among other things, our compliance with applicable law, and depending on, among other things, our business prospects, financial condition, results of operations, cash requirements and availability, capital expenditure needs, the terms of any preference equity securities we may issue in the future, covenants in the agreements governing any current or future indebtedness, other contractual restrictions, industry trends, and any other factors or considerations our board of directors may regard as relevant.

Certain provisions in our charter documents and under Delaware law could make an acquisition of our company more difficult, limit attempts by our stockholders to replace or remove our current management, and limit the market price of the Common Stock.

Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our amended and restated certificate of incorporation and bylaws include provisions that:

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authorize our board of directors to issue, without further action by the stockholders, shares of undesignated preferred stock with terms, rights, and preferences determined by our board of directors that may be senior to the Common Stock, which could be used by our board of directors to implement a stockholder rights plan;
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require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;
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specify that special meetings of our stockholders can be called only by our board of directors, the Chairperson of our board of directors (“Chairperson”), or our Chief Executive Officer and eliminating the ability of our stockholders to call special meetings of stockholders;
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establish an advance notice procedure for stockholder proposals to be brought before an annual meeting, including proposed nominations of persons for election to our board of directors;
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establish that our board of directors is divided into three classes, with each class serving three-year staggered terms;
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prohibit cumulative voting in the election of directors;
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provide that our directors may be removed “for cause” and only with the approval of at least 66 2/3% of our stockholders;
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provide that vacancies on our board of directors may be filled by a majority of directors then in office, even if less than a quorum;
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permit our board of directors to establish the number of directors and fill any vacancies and newly created directorships;
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provide that our board of directors is expressly authorized to make, alter, or repeal our bylaws; and
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require the approval of our board of directors or the holders of at least 66 2/3% of our outstanding shares of capital stock to amend our bylaws and certain provisions of our certificate of incorporation.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in a broad range of business combinations with any interested stockholder for a period of three years following the date on which such stockholder became an interested stockholder. See “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities..” Any delay or prevention of a change of control transaction or changes in our management could cause our stock price to decline or could prevent or deter a transaction that you might support.

Our amended and restated certificate of incorporation and amended and restated bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, and provides that federal district courts will be the sole and exclusive forum for Securities Act claims, which could limit our stockholders’ ability to obtain what they believe to be a favorable judicial forum for disputes with us or our directors, officers, or other employees.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware (or, if that court lacks subject matter jurisdiction, another federal or state court situated in the

State of Delaware) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws, or (d) any action asserting a claim against us governed by the internal affairs doctrine (collectively, the “Delaware Forum Provision”). Our amended and restated certificate of incorporation and our amended and restated bylaws further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts are the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Provision”).

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the enforceability of this provision is uncertain, and a court may determine that such provision will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction. Further, compliance with the federal securities laws and the rules and regulations thereunder cannot be waived by investors in the Common Stock.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Accordingly, the Delaware Forum Provision does not designate the Court of Chancery as the exclusive forum for any derivative action arising under the Exchange Act, as there is exclusive federal jurisdiction in such instances.

Any person or entity purchasing or otherwise acquiring any interest in our capital stock shall be deemed to have notice of and consented to the Delaware Forum Provision and the Federal Forum Provision of our bylaws described above. These choice of forum provisions may impose additional litigation costs on stockholders in pursuing any such claims. Additionally, these choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, or other employees. Alternatively, if a court were to find these provisions of our bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition, and results of operations and result in a diversion of the time and resources of our management and board of directors.

In addition, while the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our Federal Forum Provision. If the Federal Forum Provision is found to be unenforceable, we may incur additional costs associated with resolving such matters. The Federal Forum Provision may also impose additional litigation costs on stockholders who assert that the provision is not enforceable or invalid. The Court of Chancery of the State of Delaware and the federal district courts of the United States may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

General Risk Factors

We face risks related to recession, inflation, weak growth, and other economic conditions.

Customer demand for our products may be impacted by weak economic conditions, inflation, weak growth, recession, equity market volatility, or other negative economic factors in the United States or other nations. For example, under these conditions, potential customers may delay or cancel purchases of our products. Further, in the event of a recession our manufacturing partners, suppliers, and other third-party partners, as well as our commercial and corporate wellness customers, may suffer their own financial and economic challenges and as a result they may demand pricing accommodations, delay payment, or become insolvent, which could harm our ability to meet our customer demands or collect revenue or otherwise could harm our business, financial condition, and results of operations. Similarly, disruptions in financial and credit markets may impact our ability to manage normal commercial relationships with our customers, suppliers, and lenders and might cause us to not be able to access sources of liquidity, and our borrowing costs could increase. If general macroeconomic conditions deteriorate, our business, financial condition, and results of operations could be materially and adversely affected.

In addition, we are also subject to risk from inflation and increasing market prices of certain components, parts, supplies, and commodity raw materials, which are incorporated into our products or used by our suppliers to manufacture our products. These components, parts, supplies, and commodities may from time to time become restricted, or general market factors and conditions may affect pricing of such components, parts, supplies and commodities, such as inflation or supply chain constraints.

The ongoing inflationary pressures in the United States could increase our operating costs as well as our manufacturing and component costs, among others, which in turn could negatively affect our business, financial condition, and results of operations.

The United States has recently experienced high levels of inflation. If the inflation rate continues to increase, it will likely affect our expenses, including, but not limited to, employee compensation expenses, increased manufacturing and supplier costs, and increasing market prices of certain components, parts, supplies, and commodity raw materials, which are incorporated into our products or used by our suppliers to manufacture our products. As a result of inflationary pressures, we have experienced general price increases in the cost of components and parts used in our products and in our manufacturing and logistical costs, which in turn has increased our overall operating costs. We have not taken any specific measures to mitigate inflationary pressures to date; however, we may in the future consider or implement such measures, including price increases for our products and services, changes to our pricing model, or reducing other operating and personnel costs. We cannot predict the impact of any actions we may take in response to such pressures on our business, financial condition, and results of operations. Any attempts to offset cost increases with price increases may result in reduced sales, increased customer dissatisfaction, or otherwise harm our reputation. Moreover, to the extent inflation results in rising interest rates, reduces discretionary spending, and has other adverse effects on the market, it may adversely affect our business, financial condition and results of operations. Given our limited operating history, we cannot predict how ongoing recessionary or inflationary pressures may impact our business, financial condition, and results of operations in the future, including with respect to our manufacturing and logistics costs, our pricing models, and our customers’ ability to obtain financing for the purchase of our products. If our costs become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could harm our business, financial condition, and operating results. See “- Risks Related to Suppliers, Manufacturers, and Other Ecosystem Partners - Our manufacturing partners and our sole supplier are located in Taiwan, which exposes us to various risks, including due to tensions between Taiwan and mainland China.”

An economic downturn or economic uncertainty may adversely affect consumer discretionary spending and demand for our products and services.

Our products and services may be considered discretionary items for consumers. Factors affecting the level of consumer spending for such discretionary items include general economic conditions, including inflation, and other factors, such as consumer confidence in future economic conditions, fears of recession, the availability and cost of consumer credit, levels of unemployment, and tax rates. In recent years, the United States and other significant economic markets have experienced cyclical downturns and worldwide economic conditions remain uncertain. As global economic conditions continue to be volatile or economic uncertainty remains, trends in consumer discretionary spending also remain unpredictable and subject to reductions and fluctuations. Due in part to our limited operating history, we cannot predict the extent to which we may be affected by recessionary conditions. Unfavorable economic conditions may lead consumers to delay or reduce purchases of our products and services and consumer demand for our products and services may not grow as we expect. As we have a very limited history selling our connected fitness hardware products, we do not have sufficient basis with which to assess the impact of the current uncertain economic conditions on the sales of our products and services. However, we expect that ongoing economic uncertainty may result in reduced consumer demand for our connected fitness products and services in the future. Our sensitivity to economic cycles and any related fluctuation in consumer demand for our products and services could have an adverse effect on our business, financial condition, and results of operations.

Adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions, could adversely affect our business, financial condition or results of operations.

Events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, could adversely affect our liquidity. The failure of financial institutions may increase the possibility of a sustained deterioration of financial market liquidity, or illiquidity at clearing, cash management and/or custodial financial institutions. The distress or failure of one or more banks with which we have a commercial relationship could adversely affect, among other things, our ability to pursue key strategic initiatives, our ability to access funds, or our ability to borrow from financial institutions on favorable terms. In addition, our deposits will be at risk to the extent they exceed available FDIC insurance limits. If a bank with which we have a commercial relationship has failed or is otherwise distressed (including for example, as a result of large scale depositor withdrawals), or if market activity leads to threat of distress resulting in regulator control, the loss or restriction of access to our cash and liquidity resources could, among other things, adversely impact our ability to meet our operating expenses and financial obligations, or fulfill other obligations, and result in breaches of our contractual obligations or violations of federal or state wage and hour laws. Our ability to spread banking relationships among multiple institutions may be limited by practical considerations or our lender’s suitability requirements for deposit and custodial account institutions. Any of these effects could have a material adverse effect on our financial condition and results of operations.

Increasing scrutiny and evolving expectations from customers, partners, regulators, investors, and other stakeholders with respect to our environmental, social and governance practices may impose additional costs on us, expose us to new or additional risks, or harm our reputation.

Companies are facing increasing scrutiny from customers, partners, regulators, investors, and other stakeholders related to their environmental, social, and governance (“ESG”) practices and disclosure. In March 2024, the SEC adopted rules requiring public companies, such as the Company, to provide climate-related disclosures in their annual reports and registration statements, starting in 2027. Investor advocacy groups, investment funds, and influential investors are also increasingly focused on these practices, especially as they relate to the environment, health and safety, diversity, labor conditions, and human rights.

For example, an increasing number of investors are also requiring companies to disclose corporate social and environmental policies, practices, and metrics. Legal and regulatory requirements, as well as investor expectations, on corporate social responsibility practices and disclosure, are subject to change, can be unpredictable, and may be difficult and expensive for us to comply with, given the complexity of our supply chain and our significant outsourced manufacturing. Increased ESG related compliance costs could result in increases to our overall operational costs. If we are unable to adapt to or comply, or are unable to cause our suppliers to comply, with such regulatory requirements, policies, or provisions or meet the expectations or standards of our customers, investors, and other stakeholders, a customer may stop purchasing products from us or an investor may sell their shares or take legal action against us, our reputation may suffer, and the price of the Common Stock may decline. Any of the foregoing could harm our reputation, revenue, business, financial condition, and results of operations.

Further, our current ESG disclosures, and any standards we may set for ourselves or a failure to meet these standards, may influence our reputation and the value of our brand. For example, we have elected to share publicly certain information about our ESG initiatives and information, and our commitment to the recruitment, engagement, and retention of a diverse workforce. Our business may face increased scrutiny related to these activities, including from the investment community, and our failure to achieve progress in these areas on a timely basis, or at all, could adversely affect our reputation, business, and financial performance.

Climate change may have an adverse impact on our business.

Risks related to rapid climate change may have an increasingly adverse impact on our business in the longer term. Any of our primary locations and the locations of our members and third-party partners, such as our manufacturing partners, may be vulnerable to the adverse effects of climate change. For example, our California locations have historically experienced, and are projected to continue to experience, climate-related events at an increasing frequency, including drought, water scarcity, heat waves, wildfires and resultant air quality impacts, and power shutoffs associated with wildfire prevention. In addition, some of our employees and our manufacturing partners are located in Taiwan, which is susceptible to regional natural disasters including, for example, earthquakes, tsunamis, and typhoons, and has experienced an increasing frequency of extreme weather events, including heavier rains and atypical heat waves. Changing market dynamics, global policy developments, and the increasing frequency and impact of extreme weather events on critical infrastructure in the U.S. and elsewhere have the potential to disrupt our business and the business of our members and third-party partners, and may cause us to experience higher attrition, losses and additional costs to maintain our operations. Further, the effects of climate change may negatively impact regional and local economic activity, which could lead to an adverse effect on our members and third-party partners and impact the communities in which we operate. Overall, climate change, its effects, and the resulting, unknown impact could have a material adverse effect on our business, financial condition, and results of operations.

If we acquire businesses, enter into licensing arrangements, or make investments in other companies or technologies, it may disrupt our business, create integration issues, impair our results of operations, dilute our stockholders’ ownership, cause us to incur debt, divert management resources, or cause us to incur significant expense.

We may pursue in the future acquisitions of businesses and assets, as well as technology licensing arrangements, that we believe will complement our products or technologies. For example, in October 2023, we entered into the Asset Purchase Agreement with the Sellers to purchase and acquire substantially all of the asset and assume certain liabilities of the Sellers, which was amended and restated on January 22, 2024. See Note 22 to the notes to our Annual Report on Form 10-K incorporated by reference in this prospectus. We also may pursue strategic alliances that leverage our core technologies and industry experience to expand our product offerings or distribution, or make investments in other companies. Any acquisition involves a number of risks, many of which could harm our business, or materially impact our stock price, including:

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difficulty in integrating the operations, technologies, products, existing contracts, accounting and personnel of the acquired company or business;
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not realizing the anticipated benefits of any acquisition;
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difficulty in transitioning and supporting customers of the acquired company;
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difficulty in transitioning and collaborating with suppliers of the acquired company;
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diversion of financial and management resources from existing operations;
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the risk that the price we pay, costs we incur, or other resources that we devote to the acquisition may exceed the value we realize, or the value we could have realized if we had allocated the purchase price or other resources to another opportunity;
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unanticipated costs and expenses or accounting impacts of an acquisition, licensing arrangement, or other strategic investments;
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potential loss of key employees, customers and strategic alliances from either our current business or the acquired company’s business;
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inability to successfully bring newly acquired products to market or achieve design wins with such products;
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fluctuations in industry trends that change the demand or purchasing volume of newly acquired products;
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assumption of unanticipated problems or latent liabilities, such as problems with the quality of the acquired products or technology;
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inability to generate sufficient revenue to offset acquisition costs;
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market or investor reaction to, or perception of, the anticipated benefits, costs, or other consequences of any proposed or consummated acquisition;
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the incurrence of significant costs and diversion of management resources in connection with any potential acquisition, irrespective of whether an acquisition is successfully completed;
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the dilutive effect on the Common Stock as a result of any acquisitions financed through the issuance of equity;

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inability to successfully complete transactions with a suitable acquisition candidate; and
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in the event of international acquisitions, risks associated with accounting and business practices or regulatory requirements that are different from applicable U.S. practices and requirements.

Acquisitions also frequently result in the recording of goodwill and other intangible assets that are subject to potential impairments, which could harm our financial results. If we fail to properly evaluate acquisitions or investments, it may impair our ability to achieve the anticipated benefits of any such acquisitions or investments, and we may incur costs in excess of what we anticipate. The failure to successfully evaluate and execute acquisitions or investments or otherwise adequately address these risks could materially harm our business, financial condition, and results of operations.

To finance any acquisitions or investments, we may choose to issue equity or equity-linked securities as consideration, which could dilute the ownership of our stockholders, including materially. If the price of the Common Stock is low or volatile, we may not be able to acquire other companies for equity or equity-linked consideration. In addition, newly issued securities may have rights, preferences or privileges senior to those of existing stockholders. If we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operating flexibility, and would also require us to incur interest expense. Additional funds for acquisitions also may not be available on terms that are favorable to us, or at all.

We depend on our executive officers and other key employees, and the loss of one or more of these employees or an inability to attract or retain highly skilled employees could adversely affect our business.

Our success depends largely upon the continued services of our executive officers and other officers and key personnel, including Trent A. Ward, our co-founder and Chief Executive Officer, who are critical to the development of our business, future vision, and strategic direction. Mr. Ward is our sole executive officer and is expected to continue to hold for the foreseeable future, primary and ultimate responsibility, authority, and operational decision-making functions over the principal operations, business units, and functions of the Company, including all significant policymaking authority. As a result, the loss of Mr. Ward’s services for any reason would likely materially and adversely affect or business. We also heavily rely on the continued service and performance of our senior management team, which provides leadership, contributes to the core areas of our business and helps us to efficiently execute our business. Also imperative to our success are our trainers and fitness instructors, who we rely on to bring new, engaging, and innovative fitness and wellness content to our platform, and who act as brand ambassadors. We also are dependent on the continued service of our existing software engineers because of the complexity of our products and platform capabilities. If the senior management team, including any new hires that we make, fails to work together effectively and to execute our plans and strategies on a timely basis then our business and future growth prospects could be harmed. From time to time, there may be changes in our executive management team or other key personnel, which could disrupt our business. We do not have employment agreements with our executive officers or other key personnel that require them to continue to work for us for any specified period and, therefore, they could terminate their employment with us at any time and with little or no notice. The loss of one or more of our executive officers or other key employees could have an adverse effect on our business, financial condition, and results of operations.

We have not entered into non-competition agreements with our executive officers and other officers and key personnel during the course of their employment with us. As a result, such personnel are not contractually prohibited from working with or for our competitors after leaving our employment or from engaging in other business endeavors which are, may be perceived as, or may become, competitive to our business. The loss of the services of our executive officers and other officers and key personnel to our competitors may harm our reputation, brand, our competitive position, and our business. Furthermore, members of our management team or other personnel may engage in other business endeavors in addition to and outside of their employment with us. As a result, although members of our management team are full-time employees of ours and have been, and are expected to be, fully committed and focused on our business, they are not obligated to commit their time and attention exclusively to our business. Accordingly, their attention to our business may be diverted from time to time or they may encounter conflicts of interest in allocating their time and resources between us and other business endeavors in which they are engaged.

In addition, to execute our growth plan, we must attract and retain highly qualified personnel. Competition for these personnel in Southern California, where we produce much of our On-Demand content, and in other locations where we have a substantial presence, is intense, especially for qualified and highly skilled personnel, including senior management, engineers, producers, designers, product managers, logistics and supply chain personnel, retail managers, trainers, and fitness instructors. In addition, we have not historically conducted background checks on our employees or independent contractors. Although we conduct customary identity verification checks for employees and intend to implement additional background screening, and may conduct additional identify verification processes, for personnel generally as we deem necessary or appropriate, there can be no assurance that such processes will enable us to identify any potential risks or issues or otherwise be sufficient or accurate. The implementation of additional screening processes could make it more difficult for us to hire additional personnel. We have from time to time experienced, and we expect to continue to experience, difficulty in hiring and retaining employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than we have. If we hire employees from competitors or other companies, their former employers may attempt to assert that these employees or we have breached legal obligations, resulting in a diversion of our time and resources. In addition, job candidates and existing employees often consider the value of the equity awards they receive in connection with their employment. If the perceived value of our equity awards declines, it may adversely affect our ability to recruit and retain highly skilled employees. In addition, we may periodically change our equity compensation practices, which may include reducing the number of employees eligible for equity awards or reducing the size of equity awards granted per employee. If we are unable to attract, integrate, or retain the qualified and highly skilled personnel required to fulfill our current or future needs, our business, financial condition, results of operations, and future growth prospects could be adversely affected.

Our officers and directors may encounter conflicts of interest involving us and other entities with which they may be affiliated, including matters that involve corporate opportunities.

Many of our directors are, and any future directors may be, affiliated with other entities, including venture capital or private equity funds or businesses that may be complementary, competitive, or potentially competitive to our company. They may also in the future become affiliated with entities that are engaged in business or other activities similar to our business. Additionally, all of our officers and directors, in the course of their other business activities, may become aware of or involved in investments, business opportunities, or information which may be appropriate for presentation to us as well as to other entities to which they owe a fiduciary duty. As a result, directors and officers may encounter perceived or actual conflicts of interest involving us and other entities with which they are or become affiliated, including matters that involve corporate opportunities. For example, a portfolio company of a director-affiliated venture fund may become a competitor of ours or a potential strategic partner. In addition, in the event we consider potential acquisitions, it is possible an entity affiliated with one of our directors could be an acquisition target or a competitive acquiror. Further, to the extent we engage in transactions with any director-affiliated entity, it could create actual, or the perception of, additional conflicts of interest, including with respect to our ability to negotiate terms equivalent to those that could be obtained in an arms’-length negotiation with an unaffiliated third party. As a result of the foregoing, our directors and officers may have conflicts of interest in determining to which entity particular opportunities or information should be presented. If, as a result of such potential conflicts, we are deprived of investment, business, or information, the execution of our business plan and our ability to effectively compete may be adversely affected. Our directors are also not obligated to commit their time and attention exclusively to our business and accordingly, they may encounter conflicts of interest in allocating their time and resources between us and other entities with which they are affiliated.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce cash resources.

Our directors and executive officers may be subject to litigation for a variety of claims or disputes. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

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any transaction from which the director derives an improper personal benefit;
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any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
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any unlawful payment of dividends or redemption of shares; or

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any breach of a director’s duty of loyalty to the corporation or its stockholders.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated bylaws will provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered into, and intend to enter into, agreements to indemnify our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in connection with any action, proceeding, or investigation. Such provisions in our amended and restated bylaws and our indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. Such provisions may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. See “Management-Indemnification and Insurance.”

While we maintain directors’ and officers’ liability insurance, such insurance may not be adequate to cover all liabilities that we may incur, which may reduce our available funds to satisfy third-party claims and could harm our business, results of operations, and financial condition. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against our directors and executive officers as required by these indemnification provisions.

Litigation and other legal proceedings may adversely affect our business, financial condition, and results of operations.

From time to time we may become involved in legal proceedings, claims, government investigations, and other proceedings relating to patent and other intellectual property matters, product liability, labor and employment, competition or antitrust, commercial, tort or contract, privacy, consumer protection, tax, federal regulatory investigations, securities (including class action litigation), and other legal proceedings or investigations, which could have an adverse impact on our business, financial condition, and results of operations and divert the attention of our management from the operation of our business. Litigation is inherently unpredictable and can result in excessive or unanticipated verdicts and/or injunctive relief that affect how we operate our business. We could incur judgments or enter into settlements of claims for monetary damages or for agreements to change the way we operate our business, or both. There may be an increase in the scope of these matters or there may be additional lawsuits, claims, proceedings or investigations in the future, which could have a material adverse effect on our business, financial condition, and results of operations. Adverse publicity about regulatory or legal action against us could damage our reputation and brand image, undermine our members’ confidence and reduce long-term demand for our products, even if the regulatory or legal action is unfounded or not material to our operations.

Catastrophic events may disrupt our business.

We and our manufacturing partners have operations located in areas that are in active earthquake zones or are subject to wildfires, floods, hurricanes, and other natural disasters. For example, we engage in content production activities in Southern California and our manufacturing partners are located in Taiwan. In addition, man-made actions or other events, such as power outages, acts of war, terrorism, or other outbreak of hostilities, malicious computer viruses, and pandemics or other widespread public health crises and disease outbreaks could cause disruptions in our business.

In the event of any such catastrophic event, we may be unable to continue our operations and may endure system interruptions, reputational harm, delays in our product development, breaches of data security or loss of critical data, any of which could have an adverse effect on our business, financial condition, and results of operations. For example, a significant natural disaster, such as an earthquake, fire, or flood, could have an adverse effect on our business, financial condition, and results of operations, and our insurance coverage may be insufficient to compensate us for losses that may occur. Acts of terrorism, which may be targeted at metropolitan areas that have higher population density than rural areas, could also cause disruptions in our or our suppliers’ and manufacturers’ businesses or the economy as a whole. We may not have sufficient protection or recovery plans in some circumstances, such as natural disasters affecting locations that store significant inventory of our products, that house our servers, or from which we generate content. As we rely heavily on our computer and communications systems, and the internet to conduct our business and provide high-quality customer service, these disruptions could negatively impact our ability to run our business and either directly or indirectly disrupt suppliers’ and manufacturers’ businesses, which could have an adverse effect on our business, financial condition, and results of operations.

Regulations related to conflict minerals may cause us to incur additional expenses and could limit the supply and increase the costs of certain metals used in the manufacturing of our products.

We are subject to requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which will require us to conduct due diligence on and disclose whether or not our products contain conflict minerals. The implementation of these requirements could adversely affect the sourcing, availability, and pricing of the materials used in the manufacture of components or parts used in our products. In addition, we will incur additional costs to comply with the disclosure requirements, including costs related to conducting diligence procedures to determine the sources of minerals that may be used or necessary to the production of our products and, if applicable, potential changes to products, processes, or sources of supply as a consequence of such due diligence activities. It is also possible that we may face reputational harm if we determine that certain of our products contain minerals not determined to be conflict free or if we are unable to alter our products, processes, or sources of supply to avoid such materials.

Risks Related to This Offering

You will experience immediate and substantial dilution.

Since the price per share of the Common Stock being offered is substantially higher than the net tangible book value per share of the Common Stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. The exercise of our outstanding stock options and warrants could result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

Our stockholders may be subject to dilution resulting from future offerings of common stock by us.

We may raise additional funds in the future by issuing common stock or equity-linked securities. Holders of our securities have no preemptive rights in connection with such further issuances. Our board of directors has the discretion to determine if an issuance of our capital stock is warranted, the price at which such issuance is to be effected and the other terms of any future issuance of capital stock. In addition, additional common stock will be issued by us in connection with the exercise of options or grant of other equity awards granted by us. Such additional equity issuances could, depending on the price at which such securities are issued, substantially dilute the interests of the holders of our existing securities.

Our management team will have broad discretion with respect to the use of any net proceeds of this offering.

Although we have described the intended use of any net proceeds of this offering in the section titled “Use of Proceeds,” our management will have broad discretion in the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, results of operations, liquidity or ability to pay dividends and cause the price of the Common Stock to decline. Pending another use, we may invest the net proceeds in short-term interest-bearing investment grade instruments. These investments may not yield a favorable return to our stockholders.

There are risks, including stock market volatility, inherent in owning the Common Stock.

The market price and volume of the Common Stock have been, and may continue to be, subject to significant fluctuations. These fluctuations may arise from general stock market conditions, the impact of risk factors described herein on our results of operations and financial position, or a change in opinion in the market regarding our business prospects, financial performance and other factors.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus contains forward-looking statements that are subject to risks and uncertainties. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future financial performance, our growth strategy, our objectives for future operations and industry trends, are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “can,” “may,” “intend,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” the negative of these terms, and other comparable terminology that convey uncertainty of future events or outcomes. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business and in the industry in which we operate. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements, including those factors discussed under “Risk Factors.” Forward-looking statements include, but are not limited to, statements regarding:

•
our future financial performance, including our expectations regarding our revenue, cost of revenue, gross profit, operating expenses including changes in research and development, sales and marketing, and general and administrative expenses (including any components of the foregoing), and our ability to achieve and maintain future profitability;
•
our business plan and our ability to effectively manage our growth;
•
anticipated trends, growth rates, and challenges in our business and in the markets in which we operate;
•
our market opportunity, including our potential or anticipated growth of the fitness and wellness industry, including the smart home gym and connected fitness sector of this industry;
•
our internal estimates as to our market opportunities, including our total addressable market;
•
market acceptance of our connected fitness hardware and services;
•
beliefs and objectives for future operations, products, and services;
•
our ability to maintain and increase sales of our CLMBR vertical climbing machine and FORME Studio equipment, increase memberships to the FORME platform, and expand our product and service offerings;
•
our ability to attract and retain qualified trainers, including personal trainers, and to contract with fitness instructors and other content production personnel;
•
our expectations regarding potential changes to our membership or pricing models or to our products and services;
•
our plans to expand our commercial and corporate wellness customer base;
•
our ability to develop new content, features, equipment, and other services to integrate with or complement the CLMBR and FORME platforms and bring them to market in a timely manner;
•
our expectations regarding content costs included in our products and services;
•
the effects of seasonal trends on our results of operations;
•
our expectations concerning relationships with third-party manufacturers, suppliers, content providers, ecosystem partners, and other third parties, as well as current and potential strategic relationships;
•
our expectations regarding our manufacturing and supply chain, including any defects or warranty claims; our ability to maintain, protect, and enhance our intellectual property;
•
our international expansion plans and ability to continue to expand internationally;
•
the effects of increased competition in our markets and our ability to compete effectively;

•
our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business both in the United States and internationally;
•
economic and industry trends, projected growth, or trend analysis;
•
the accuracy of our estimates regarding capital requirements and need for additional financing;
•
our expectations regarding the impact of general economic conditions, geopolitical events, and the COVID-19 pandemic; and
•
our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act and as a smaller reporting company.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus and the documents incorporated by reference in this prospectus. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and any prospectus supplement, and are subject to risks and uncertainties.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and under similar headings in our most recent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward- looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in our forward-looking statements.

You should refer to the “Risk Factors” section of this prospectus and any prospectus supplement for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. We cannot assure you that the forward-looking statements in this prospectus and any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus and the documents incorporated by reference in this prospectus relate only to events as of the date of hereof or thereof. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus and the documents incorporated by reference in this prospectus completely and with the understanding that our actual future results, levels of activity, performance, and events and circumstances may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately $ , after deducting the Placement Agent's fees and our estimated offering expenses, and assuming no exercise of the warrants being issued in this offering, based on the assumed public offering price of $3.00 per share of Common Stock (the last reported sale price of the Common Stock on The Nasdaq Capital Market on June 20, 2024). However, because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the Placement Agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

These estimates exclude the proceeds, if any, from the exercise of warrants issued in this offering. If all of the warrants issued in this offering were to be exercised in cash at an exercise price of $ per share of common stock, we would receive additional proceeds of approximately $ million. We cannot predict when or if these warrants will be exercised. It is possible that these warrants may expire and may never be exercised. Additionally, the warrants contain a cashless exercise provision that permit exercise of warrants on a cashless basis at any time where there is no effective registration statement under the Securities Act covering the issuance of the underlying share.

We intend to use the net proceeds of this offering for working capital and general corporate purposes, which may include capital expenditures and repayment of debt. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes.

Pending use of the proceeds as described above, we intend to invest the net proceeds of this offering in short-term interest-bearing investment grade instruments.

The amounts and timing of our actual expenditures will depend on numerous factors, including the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises. We may raise additional capital through additional public or private financings, the incurrence of debt and other available sources.

DETERMINATION OF OFFERING PRICE

The actual public offering price of the shares we are offering will be negotiated between us, the placement agent, and the investors in the offering based on the trading price of our shares prior to the offering, among other things, including a to be negotiated discount to the trading price. Other factors considered in determining the public offering price of the shares we are offering, include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

DIVIDEND POLICY

We have never declared or paid cash dividends on the Common Stock. We do not anticipate declaring or paying any cash dividends on the Common Stock in the foreseeable future. The preferred stock has dividends that may accrue. See “Description of Capital Stock.” We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects, and other factors our board of directors may deem relevant. The shares of Series A Preferred Stock, are entitled to dividends which will be accrued as set forth in the Series A Certificate. The shares of Series B Preferred Stock are not entitled to dividends. See “Description of Capital Stock.” Further, the Note and any future debt facilities we may enter into may contain restrictions on our ability to pay dividends or make distributions, and any new credit facilities we may enter into may contain similar restrictions.

BUSINESS

Our Purpose

We are an innovative specialty fitness equipment company that leverages technology and content to deliver highly engaging and versatile workout experiences. With CLMBR, we provide an unmatched cardio workout that delivers a low-impact, full-body, and effective workout. With FORME, we make strength training and personal coaching accessible to anyone, anywhere, at any time.

We are driven to provide the best in both cardio and strength training. Our products combine industry-leading engineering and design with world-class technology and content.

Who We Are

Interactive Strength Inc. is the parent company of two leading brands serving the commercial and at-home markets with specialty fitness equipment and virtual training: CLMBR and FORME. CLMBR manufactures vertical climbing equipment and provides a unique digital and on-demand training platform. FORME is a hardware manufacturer and digital fitness service provider that combines award-winning smart gyms with live 1:1 personal training (from real humans) to deliver an immersive experience. The combination of technology with expert training leads to better outcomes for both consumers and trainers alike. CLMBR and FORME offer fitness solutions for both the commercial and at-home markets.

Through the CLMBR brand, we offer a vertical climbing machine that delivers a proven fully-body, cardio and strength workout, but with a design and content platform that makes the workout mass appealing and accessible to all fitness levels. A workout that has long been exclusive to celebrities and professional athletes with personal trainers can now be accessed by anyone. The patented open central design and content platform provides a vertical climbing experience that is unlike any other. CLMBR offers two display options: a 21” touch screen and a 10” touch screen – making it suitable for any commercial fitness application, both self-directed to instructor-directed environments, from large health clubs to boutique training studios. With its low impact and ergonomic movement, CLMBR is safe and accessible for most ages and levels of ability and can be found at gyms and fitness studios, hotels, and physical therapy facilities, and residential homes. CLMBR MSRP is $3,995 or less, depending on display option and order quantity.

Connected Hardware Platform: We offer our vertical climbing machine with two touch screen display options, a 21” and a 10” version. The CLMBR MSRP is $3,995 or less, depending on display option and order quantity. The CLMBR is sold with either a Pure or Connected display, although the displays are interchangeable and can be swapped. The CLMBR Connected machine is available to a D2C audience exclusively from CLMBR owned website, CLMBR.com and accounts for the majority of CLMBR sales to date. Both CLMBR Connected and Pure are sold to the commercial fitness market through our exclusive global distribution partner, Woodway. The CLMBR design is patented and has a form-factor that is unlike any other vertical climbing machine. Traditional vertical climbing machines have a central “mono-pole” design that makes it impossible to fit a large, landscape style screen. Furthermore, the design positions the screen only inches away from the user's face, and obstructs any view forward of an in-real-life instructor. The user-friendly CLMBR design, display options, advanced technology, and on-demand content platform allows for placement into any environment with mass adoption. (Something that has not been the case with other vertical climbers over the last 40+ years)

HARDWARE OVERVIEW

Multi-grip handles allow for easy adjustability, proper body alignment, and increased muscle activation.

The central bar grips allow for maximum comfort and adjustability while in the squat position.

Over-sized pedals with easy-to-adjust strap.

Open central design provides unobstructed views and allows for an ergonomic and comfortable body position.

Easy-to-adjust 21” or 10” display ensures an optimal viewing angle that is free of obstruction.

Built-in wheels and compact design allow for the flexibility to fit any space.

07
106
118
245
10" Display
21" Display

Two display options allows for product application in any setting, whether self-directed or instructor-directed.

CLMBR

Digital Services Platform: The CLMBR software provides a digital experience that is among the best in the industry. The CLMBR Connected display provides a feature-rich experience with 100’s of on-demand classes from world-class trainers. There is a variety of content to suit all ability levels, from first-time users to seasoned climbers. The class and collection library offers something for everyone, ranging from glute focused training, to strength and conditioning. Monthly challenges and new weekly content keep users and members engaged, the results keep coming back for more. No matter the user's fitness goal, CLMBR Connected allows for the seamless identification of a program or class that will provide the training needed to achieve the results the user wants. The CLMBR Pure display provides clear and concise metrics and information - exactly what is needed in an instructor/trained led environment. The interface is easy to navigate and users can quickly and easily see the metrics that matter. Both the

Connected and Pure display connect to the CLMBR Mobile Companion App, allowing users to create an account, keep track of workouts, progress, and milestones, see new content and challenges, connect with other users, and share their achievements. (Available on the Apple and Google Play app stores)

SOFTWARE OVERVIEW

GOOD AFTERNOON, BRETT LANGE!
516,078'
308
62
48789
94420
84:11:10
350
KEEP YOUR SQUATS LOW AND YOUR STANDARDS HIGH.
INTRODUCING
COMPETITIONS

CLMBR Connected
21" Display
For:
Self-Directed Environments

ON-DEMAND GUIDES

Our world-class Guides will keep you motivated throughout your workouts. More importantly, they will get you properly set up and teach you how to climb properly.

CLASS LIBRARY

We offer workouts for every ability level. You can choose classes based on your favorite Guide, music preference, or fitness goals. From endurance to strength, we have you covered.

COLLECTIONS

CLMBR will help you reach your specific fitness goals with collections. Ranging from glute focused training to core strength and conditioning, there is a collection of classes to help you reach your goals.

LOVELAND BASIN

CHALLENGES

Join the CLMBR community and compete to get on the leaderboard with our monthly challenges. Themes and sponsored challenges are sure to keep you engaged and motivated.

MONDAY MORNING CLIMB
3,231'
86
7
133
100
619
32:22

CLMBR Pure
10" Display
For:
Instructor-Directed Environments

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DYNAMIC METRICS

Engaging real-time visualizations along with tempo, reach, power, distance, and calories. Easily connect your heart rate monitoring device or wireless headphones via bluetooth.

MONDAY MORNING CLIMB
3,231'

WORKOUT SUMMARY

Average performance metrics and totals can be received via text message, allowing users to track and easily share their progress.

WHO'S CLIMBING

USER PROFILE

Using the mobile companion app, users can create an account, view their workout history, join challenges, and track their progress.

3,231'

SOCIAL SHARING

Get a sharable workout summary that you can easily share with your friends via text or social media.

CLMBR

Channels: The CLMBR’s full-body, safe, and easy-to-use design allows for placement into virtually any environment. You can find CLMBR in everything from professional training centers (NBA, UFC, NFL) to thousands of homes across the US.

CLMBR has two hardware configurations that are designed to support specific use cases. The 21” touch screen display is termed the “CLMBR Connected” and is intended for any self-directed environment, such as: health clubs, hotels, multi-family residential gyms, community centers, member clubs, rehabilitation/physical therapy centers, corporate gyms, and private residences. The 10” touch screen version is termed “CLMBR Pure” and is intended for any instructor/trainer-directed environment, such as: boutique training studios, large group fitness, small group fitness, professional/collegiate training facilities, and functional training/Crossfit® gyms.

USE CASES AND TARGET MARKETS

01/ Large Group & Boutique

02/ Small Group & Group X

03/ Health Clubs

04/ Professional & Collegiate Training

05/ Community & Rec Centers

06/ Hospitality & Multi-Family

07/ Rehabilitation & Physical Therapy

08/ Corporate Gyms

09/ Functional Fitness & Crossfit®

10/ Residential

CLMBR

Large Group Fitness: Group climbing is one of the hottest new fitness concepts and is popping up across major markets across the globe. CLMBR is the perfect option for large group climbing concepts, the user-friendly interface and patented open-central design provides a vastly superior experience. CLMBR owns and operates its very own vertical climbing concept (Studio CLMBR) and consults other leading group climbing businesses. Combining CLMBR with weight based strength training provided unmatched workout efficiency and effectiveness.

Small Group & Group X: CLMBR’s small footprint and mobility makes it the perfect option for any small group or group X training environment. Vertical climbing is an excellent complement for virtually any other workout, from weight training to pilates.

Health Clubs: A dominant force in the fitness industry, health clubs are always on the lookout for new workouts that will provide value to their members while adding differentiation to their business. The CLMBR has achieved success with providing health clubs multiple applications. From the cardio floor to underutilized group fitness areas.

Professional & Collegiate Training: Professional and collegiate athletes need to take a specialized approach to their training to ensure that they are ready to perform and most importantly do not get injured during training. CLMBR provides the ultimate high intensity, low impact workout. From the UFC training center to NBA facilities, the CLMBR is trusted among the most elite athletes in the world.

Community & Rec Centers: CLMBR is engineered for everyone and supports the building of community and strong families. Engaging challenges add a level of fun for members as they track their progress on the mobile companion app. The user-friendly, intuitive, low-impact workout is accessible to all abilities levels. The design is both durable and approachable while being easy to maintain. Metric led classes are engaging and drive engagement with the work-out results sent directly to email, allowing members to easily share their milestones and climbs.

Hospitality & Multi-Family: Designed to elevate the guest and resident fitness experience. CLMBR’s modern and sleek design paired with the greatest efficiency full-body workout allows even guests and residents with the tightest schedules to achieve a full-body workout that will leave them energized during their stay. With CLMBR Connected, users can choose climbing classes from an extensive on-demand library based on instructor, music genre, and type of workout, creating a fun and customizable experience. CLMBR’s small footprint and low cost of ownership and maintenance make it an affordable and low space addition to any hotel or multi-family fitness center.

Rehabilitation & Physical Therapy: Climbing has been a staple for rehabilitation for many years; the low impact nature of climbing is easy on the joints and allows for life-long use without negative effects. With CLMBR, the patient is in a partial weight-bearing position that is conducive to successful rehabilitation and exercise of orthopedically and cardiac impaired patients. CLMBR allows for an ergonomic spinal alignment, helping to strengthen your core, improve posture, and help to prevent further injury.

Corporate Gyms: CLMBR provides corporate fitness centers with a solution that is safe, effective, user friendly, and inviting. CLMBR's compact footprint is ideal for even the smallest of spaces, and its low cost and maintenance makes it an affordable addition to your corporate gym. CLMBR allows users to achieve an effective and low-impact workout while tracking your progress with metrics that can be both shared and saved. Fun and engaging challenges provide a perfect way to bring the team together with some friendly and healthy competition!

Functional & Crossfit®: Engineered to go all out. All the time. CLMBR was built for Crossfit ® and functional fitness – mobile, compact and built to last without laborious maintenance. The full-body, low impact nature of climbing is the perfect complement to high-intensity Crossfit® and functional fitness. CLMBR provides members the challenge they are looking for while providing the facility with differentiation and innovation. CLMBR offers a smaller footprint with up to 60% greater efficiency over the typical rower or bike, all while being easily moved by a single person.

Residential: With CLMBR’s sleek and compact design, it is a perfect addition to the home workout experience. The compact design allows for CLMBR to be placed in even the smallest of dwellings. Users will have access to an extensive on-demand library and can participate in live instructor-led climbing classes. CLMBR allows you to be face-to-face with top fitness instructors without leaving the comforts and convenience of home. CLMBR’s high definition large format display and powerful built-in sound system will fully immerse you in a climbing class experience. CLMBR creates a sense of community and helps users stay engaged and motivated from home.

Connected Hardware Platform: Through the FORME brand, we offer two connected hardware products, the FORME Studio (fitness mirror) and the FORME Studio Lift (fitness mirror and cable-based digital resistance). The FORME products are designed to provide a more integrated and immersive experience than similar products currently on the market. The FORME Studio features a 43-inch 4K ultra high definition (“UHD”) touchscreen display, which is among the largest and highest definition screens in the connected fitness equipment market, as well as two front-facing 12 megapixel (“MP”), wide angle cameras designed to facilitate seamless live interaction with a trainer. The FORME Studio Lift is an add-on to the FORME Studio and features two cable-based resistance arms that can provide up to 100 pounds of resistance per arm. Our products ship with a set of premium accessories that are included with purchase. We also offer add-on accessories, including our barre, a unique accessory that attaches to the FORME Studio or FORME Studio Lift and enables members to incorporate a wooden ballet barre into their barre routines. Sales of our connected fitness hardware products have accounted for the substantial portion of our revenue to date.

HARDWARE OVERVIEW

Goblet Squat

FORME LIFT

- Adjustable arms with 28 unique positions
- JustLift mode for self directed training
- 43″ high definition 4K screen
- Live 1:1 training & on-demand class library
- 200 lbs of total resistance
- Commercial grade construction
- Bluetooth audio and Apple watch connectivity
- Stowable storage cabinet

Goblet Squat

FORME STUDIO

- 43″ high definition 4K screen
- Bluetooth audio and Apple watch connectivity
- Live 1:1 training & on-demand class library
- Commercial grade construction

STANDARD HANDLES
SHORT BAR
ANKLE STRAPS
ROPE GRIP
STOWABLE STORAGE CABINET

The FORME Hardware Platform leverages our digital resistance technology and library of hundreds of Video On-Demand (“VOD” or “On-Demand”) classes to facilitate engaging workout experiences in both commercial and at-home settings. FORME's connected fitness hardware products are a marriage of design and technology, combining high level aesthetic quality with robust strength training equipment. For commercial clients, the expertly engineered hardware lends to durability, holding up to a high volume of use. Confidence in the equipment, matched with the design style, leads to greater results and engagement for their residents, members, and employees. All members who purchase the FORME Studio and FORME Studio Lift are able to access the VOD content library through their respective memberships. The cost of membership for class access is included with the commercial purchase. At-home purchases require a monthly $49 membership. Members are able to search the classes by filtering based on length, difficulty level, type, equipment used, and instructor. Core to VOD content, FORME provides both individual classes and multi-week programs spanning a range of modalities, including strength training, yoga, Pilates, mobility, barre and recovery, among others. The multi-week programs offer not only guidance on movements but also progression in challenge. Having goal oriented programming options, sets the FORME product apart from others who focus more on singular workout experiences. By offering a wide variety of workouts, the FORME hardware platform supports a range of user goals and needs, enabling the products to appeal to a broad user base and provide a fitness solution to consumers who may be underserved by traditional free weight options and selectorized machines. Members are able to cancel the membership at any time, after which they could no longer have access to our VOD content or our performance training services.

Digital Services Platform: In addition to the connected hardware products, FORME has developed a proprietary digital services platform through which consumers can access expert performance coaching in different formats, including live and asynchronous as well as 30 and 60 minute durations, which enables our commercial or at-home members to customize their training plans according to their unique needs.

FORME’s digital services platform delivers a consistent, high quality user experience for both the member and coach. Live sessions with performance coaches include value added features like on-screen biometrics, adjustable field of vision for the trainer, and UI elements to provide context as well as motivation to the member during the session. Training packages start at $399 per month for 4 one hour sessions each month. The live 1:1 training program employs a client-centered coaching approach, ensuring the client’s goals and needs are central to the program. The full program includes unlimited asynchronous programming and VOD assignments, supporting the member even when the trainer is not with them. As the program progresses, members are routinely reassessed to track progress toward goals and inform the next phases of the training plan. Additional add-on services are available for nutrition coaching, sleep coaching, and behavior based lifestyle coaching. Currently, the majority of live 1:1 training activity on the platform takes place with at-home customers; however, we see a compelling opportunity for this offering in the commercial market as we provide solutions to a variety of challenges faced by operators of hotels, multifamily buildings, active aging communities and a variety of other commercial settings.

SOFTWARE OVERVIEW

LIVE 1:1 TRAINING

FORME LIFT

FORME STUDIO

FORME MOBILE APP

CLASS CATEGORIES

GOLF

STRENGTH

YOGA

PILATES

BARRE

RECOVERY

MIND

SPECIALTY

FORME Golf: Additionally, as a specialty offering within the digital platform, we offer FORME Golf, a performance training program focused on helping golfers play at their best. Powered by Titleist Performance Institute (TPI) certified coaches, FORME Golf creates a custom program for the member leveraging the TPI movement screen. The resulting program mixes live sessions with custom workouts to address the mechanics of the golf swing as well as develop a greater level of golf fitness.

FORME GOLF

TRAIN LIKE A PRO

PLUG AND PLAY GOLF PERFORMANCE OPTION

The FORME Lift provides country clubs with a comprehensive golf performance offering, encompassing both hardware and expert coaching from Titleist Performance Institute certified trainers.

PURPOSE BUILT HARDWARE

High tech, cable machine with smooth digital resistance is the ideal tool for golf performance training. Custom programming focuses on mobility, strength, stability and power.

CERTIFIED VIRTUAL INSTRUCTION

Provide members with access to FORME's team of Titleist Performance Institute certified trainers for live 1-on-1 personal instruction along with a wide library of on demand fitness content.

FORME’s digital platform is accessible via download or streaming through our connected fitness hardware products or via streaming through our standalone FORME Studio app, which is available through iOS mobile devices, most iOS tablets, Android mobile devices, and Android tablets. Members can access Custom Training and Live 1:1 personal training services through both the connected hardware products and the FORME Studio app, allowing the member to take their training anywhere they go.

The FORME digital platform is the greatest expression of connected fitness with a live coach leading a truly individualized experience. We believe the combination of our proprietary software and immersive content combined with our premium connected fitness hardware products and expert coaching network creates a compelling value proposition for both our commercial and in-home member base as well as our trainers, and can generate attractive recurring membership revenue.

Channels

USE CASES
AND
TARGET MARKETS

COUNTRY CLUBS

MULTI-FAMILY, OFFICE GYMS AND SENIOR LIVING FACILITIES

HOSPITALITY

WORKSHOP

RESIDENTIAL

BOUTIQUE FITNESS

PERFORMANCE CENTERS

Country Club: FORME offers country clubs a comprehensive golf performance offering through the use of our commercial grade connected fitness hardware, the FORME Studio App, and the FORME Golf offering. Uniquely applicable to golf centric training programs, cable based training with the Studio Lift helps replicate many of the positions and stresses experienced while playing golf, supporting the development of strength and power as well as efficient movement. As a space efficient performance solution, the FORME hardware can be installed within golf instruction bays or separate fitness centers as an all in one training area. This allows golf pros to expand their services during instruction and or connect with FORME TPI Certified Fitness Coaches to create a complete golf performance plan via the FORME Golf Program. Additionally, FORME provides members with a full library of content focused on strength, recovery, mobility, and more. The classes can be taken on their own or as part of a full program, increasing the utility of spaces already dedicated to fitness or instruction. FORME extends beyond the hardware, through the use of the Studio App members can bring their training to the golf course and on the road, supporting consistency, engagement, and prep for a round of play.

Multifamily, Hospitality, Office Gyms, Senior Living Facilities: With a wide range of content types and the versatility of the equipment, FORME is a great fit for residential and commercial buildings. Each resident or employee will be able to utilize the filtering function to find a workout option that fits their unique needs and goals. The flexibility of positioning of the lift arms all the equipment to fit any body type or physical need. An opportunity to maximize space, multipurpose rooms that currently sit unused can find new life as an all-in-one training area by adding a FORME Studio or Studio Lift. Existing resident gyms can offer an elevated experience by adding a lift or studio. Beyond access to VOD classes, residents and employees will be able to engage with personal trainers through live 1:1 sessions or custom built workouts, both of which can be taken with them via the FORME Studio App. In the case where in-house trainers are currently employed, the FORME hardware and digital platforms can extend their reach with a wider range of service types, hours available, and member engagement.

Boutique Fitness and Performance Centers: A welcome solution for boutique fitness studios, FORME provides a unique option for owners to offer new experiences to their members. Studios can utilize FORME connected hardware to create specialized, custom small group training formats leveraging in-house fitness professionals and maximizing revenue per hour. Boutique members can elevate their in-person training experience by completing on-demand or custom designed warm up and cool down classes. Existing personal trainers within boutique fitness locations and performance centers can use the FORME hardware and digital platforms can extend their reach with a wider range of service types (virtual 1:1, custom programming), hours of availability, and member engagement in and out of the studio. Additionally, owners can extend their impact on member’s lives through the Studio App, creating studio-wide custom workouts, recommending VOD classes, and scheduling live 1:1 sessions for new members that can be taken at home or when traveling.

Residential: The perfect marriage of aesthetics and function, the FORME hardware fits seamlessly into homes. A space efficient all-in-one performance option, home owners can add a training space without compromising their living space. By adding a FORME Studio Lift or Studio, they receive all the performance and strength benefits of a full gym in the privacy of their home. Adding access to a variety of class types and FORME personal trainers, home owners can have the group fitness and personalized training experience normally reserved for brick and mortar gym spaces. Beyond the hardware, the FORME digital platform allows the in-home benefits to be taken when traveling or outside of the house.

What Sets Us Apart

Connected fitness hardware products with services to address a large and growing market

Our product offering is a combination of premium connected hardware products and performance training services, which we believe significantly differentiates us in our industry. We currently offer three coaching offerings, Video On Demand, through both CLMBR and FORME, and Custom Training and Live 1:1 personal training through FORME. We offer these three coaching services at different price points to enable accessibility and provide choice to our members. We believe the addition of premium connected hardware products, including the FORME Studio

(fitness mirror) and the FORME Studio Lift (fitness mirror with digital weight system), and CLMBR (vertical climbing machine), can drive increased customer lifetime values. Our service can also be accessed through our mobile apps, which are available through iOS and Android mobile devices and most iOS and Android tablets, which increases the opportunity for consumer engagement and flexibility. We have designed our product portfolio to be modular and customizable so that our product and service offerings can be tailored to a broad range of fitness goals, budgets, and needs, thereby accessing a larger addressable market. We also view the fact that we in-source development and management of our trainers and the hardware and software through which they reach our members, as a key differentiator that allows us to deliver a high quality and consistent integrated experience across our offerings.

Focus on high value commercial channel enables efficient customer acquisition

Our products are designed for both at-home and commercial use cases. Over the past 12 months, we have allocated a majority of our resources to sales and marketing efforts focused on commercial environments, including multifamily developments, hotels, country clubs, senior living communities and recreation centers. We believe focusing on commercial channels enables us to take advantage of an attractive and more capital light route to market and to acquire customers more efficiently. We leverage third-party distributors to sell our product into commercial channels, and pay variable commissions on units sold. We believe this translates to a better return on capital than the traditional direct to consumer model that requires heavy paid advertising, much of which is invested in advance of unit sales, and thus is less certain from a return perspective. We are able to sell into commercial environments and deliver a high quality use experience there, as our hardware is designed to withstand high levels of usage in commercial environments - a key differentiator relative to other connected fitness products. In addition to commercial grade hardware, we have developed a comprehensive enterprise software experience to support unique needs of our commercial clients, which we believe is another important differentiator relative to other connected hardware competitors.

Our equipment offers versatility and broader applicability to underserved demographics

The US population struggles to meet targets set by the CDC for both strength and cardiovascular training. For example, 69% of US adults failed to meet the goal of strength training twice a week and 53.1% failed to meet the cardiovascular training guidelines. A total of 46.3% met neither goal.

Percent distribution of adults aged 18 and over who met 2018 Physical Activity Guidelines for Americans for aerobic and muscle-strengthening activities: United States, 2020

We believe that in order to address this dynamic, underserved demographic groups need access to new training options that are versatile enough to meet the needs of a broad user base. Our connected hardware platforms, the FORME Studio, Studio Lift, and CLMBR, are applicable to a wide range of user types and we believe our products are particularly appealing to individuals within the largest segments of the population, baby boomers and gen X, where the benefits of exercise are the greatest. Given this demand, it is increasingly important for commercial environments, such as multifamily residential, hotels, and office space, to have inclusive training options that these individuals feel comfortable using.

SHARE OF US POPULATION BY GENERATION

Silent Generation 5.76%
Baby Boomers 21.16%
Gen Z 20.67%
Millennials 21.75%
Gen X 19.83%

The FORME Studio and Studio Lift offer a wide range of VOD content that can support the most novice to seasoned user. Additionally, with the access to live 1:1 coaching, users in these categories can receive an extremely customized and guided experience. The Studio Lift, being a cable based resistance platform, has arms that are adjustable to 28 unique positions, ensuring every body type and need is addressed during use. Beyond appealing to a wide range of the population for general strength training needs, the Studio Lift is tailor made for very specialized use cases, such as golf fitness, tennis fitness, and rehabilitative services.

The CLMBR is a commercial grade vertical climber suited for every body and any space, delivering one of the safest and most effective full-body cardiovascular workouts. It provides a low impact workout experience while still supporting high intensity output. This novel form of cardiovascular training ensures everyone, regardless of age and ability, can safely and effectively meet their training needs. With adjustable handle settings, users can ensure proper positioning regardless of height and body type.

Having strength and cardiovascular training offerings that provide for increased versatility relative to traditional formats in the market enables commercial environments to appeal to a broader audience. This leads to increased engagement and retention and long term use of the space.

Premium hardware enables immersive training experiences

Our premium connected hardware products were designed in-house. The FORME Studio and FORME Studio Lift have a 43-inch 4K display, which we believe is currently the largest and highest definition reflective screen in the connected fitness equipment industry, a built-in microphone, and two 12 MP cameras with body detection and tracking technology to enable high quality, two-way video communication between client and trainer and to maximize the field of vision for our trainers such that they can see their clients throughout the live coaching session. The FORME Studio Lift provides digital resistance up to 100 pounds per arm and is able to auto-adjust resistance based on the user’s profile and can be adjusted remotely by the trainer during a live session.

The CLMBR is unlike any other vertical climber that has come before it, in both form, function, and technology. It is the first and only vertical climber with an open central “ladder” design, which has been patented by CLMBR. As a result of the design, it is the first and only vertical climber that positions the display at a comfortable view distance. It is the first and only CLMBR to offer a large-format (21”) landscape screen. It is the first and only vertical climber to offer interchangeable screens. It was also the first vertical to ever offer “connected fitness” technology with interactive app ecosystem and on-demand content and still leads the segment by a considerable margin.

Services offer compelling unit economics

By adding services on top of our connected fitness hardware products, we aim to achieve attractive unit economics relative to others in the smart home gym and commercial connected fitness industry. For example, at a 20%-30% member penetration rate, our performance coaching service offerings increase our average revenue per device by three times relative to VOD content-only membership, and increase gross profit per device by nearly two times. In the commercial sector, access to additional services create an opportunity for increased engagement and penetration of existing and new residents and guests. We believe our service offerings also reduces our reliance on driving volume through brand awareness and product sales, and positions us to achieve attractive levels of annual recurring revenue and profitability.

Engaging VOD content from leading instructors

Our VOD content spans several modalities, including strength, recovery, yoga, pilate, barre, mindfulness and meditation, and other specialty fitness categories. We produce our VOD content both through our highly skilled in-house team and by contracting seasoned content production and creative professionals. Our VOD content features what we believe to be a top fitness instructor talent. Our member services team curates workout programming from our VOD content library for our members, which provides an enhanced experience, an added sense of accountability, and tailored instruction on how to reach their goals.

Additionally, our systems allow us to collect anonymized performance data to understand how our members are engaging with the platform in order to optimize our content development around fitness disciplines, class type, length, music, and other factors. This creates an opportunity to serve our members the content that most directly interests them leading to higher engagement. In the commercial markets, we can create customized content to the specific location as well as meet the unique needs of their residents, guests and employees. The ability to work directly with commercial partners to create and funnel the content that is most impactful for their users, differentiates the FORME platform from others in the industry.

Highly qualified instructors and trainers who continue to advance their skills and expertise through continuing education

We strive to hire highly experienced trainers in the industry to deliver our services. In 2022, we hired approximately 4% of the 1,500 total applicants that we received to be a trainer on our platform. When recruiting our trainers, we seek to ensure that they have a nationally accredited personal training certification (“CPT”) through industry leading organizations, such as NSCA (National Strength and Conditioning Association), ACSM (The American College of Sports Medicine), ACE (American Council on Exercise), NCSF (National Council on Strength and Fitness), and NASM (National Academy of Sports Medicine). In addition to CPT, as of March 31, 2024, we have 32 trainers on board with additional coaching certifications including Precision Nutrition (PN) certifications for nutritional coaching. Once onboard, our trainers go through a proprietary eight-week training curriculum, taught by our team of seasoned fitness industry professionals, prior to being matched with our members. After onboarding and to help retain top talent as our member base grows, we provide our trainers with ongoing education to ensure continued skill advancement in their careers.

Access to multiple, cost-effective customer acquisition channels

We believe our business model positions us to access multiple, cost-effective customer acquisition channels, which in turn presents a compelling value proposition. Our customer acquisition strategy is based on the belief that our technology can be employed to digitize health coaching in other markets. While direct-to-consumer and business-to-business channels can provide the quickest path to initial growth, we have also invested early in developing channels that we believe may yield more cost-effective customer acquisition rates in the future. For example, we anticipate initiating strategic relationships in sport sectors, and expect to continue our expansion into the corporate wellness sector, which we believe can enable us to scale efficiently and reach new target audiences.

Seasoned leadership team of fitness industry professionals

We have assembled a seasoned leadership team that has experience building industry-leading connected fitness and coaching products. Members of our team have extensive expertise in the connected fitness and general health and wellness industries, including previous tenures at highly recognized names in the industry, such as Equinox and Peloton. Our founding team believes deeply that access to high quality on demand content and performance coaching services is key to long lasting fitness outcomes. We believe we have assembled talent with deep experience in both technology and personal training to bring the most advanced virtual health coaching platform to the market.

Our Industry and Opportunity

Industry

We participate in the large and steady growing health and wellness industry. According to the 2021 Global Wellness Institute, total global spending in the wellness industry in 2020 was $4.4 trillion, of which approximately $740 billion was spent on fitness and other categories of wellness, including yoga, barre, and Pilates. Additionally, according to the International Health, Racquet & Sportsclub Association (“IHRSA”), the U.S. gym and health club industry had a total of approximately 64 million gym memberships and generated $35 billion of revenue in 2019, representing compound annual growth rates (CAGR) of 4% and 6%, respectively, since 1997, which we believe signals consistent underlying growth in demand for fitness offerings.

Our current product portfolio, which consists of our FORME Studio, FORME Studio Lift, CLMBR vertical climbing machines and performance coaching services, including our VOD membership, and Live 1:1 personal training, addresses a large consumer base. Leveraging data from the Bureau of Labor Statistics and IHRSA, we estimate that within the U.S. market, approximately 32 million people participate in strength training and over 8 million people participate in personal training services in a given year. Based on information from Fortune Business Insights, we estimate that over $5 billion of fitness equipment was purchased in the United States for in-home use in 2021. For a discussion of the methodology used in estimating participation rates, see “Market, Industry, and Other Data.”

Opportunity

We view our market opportunity in terms of a TAM, which we believe is the market we can reach over the long-term in our current markets with our current and future product and service offerings.

According to our research, we believe our TAM includes nearly 10 million households in the United States. Our TAM consists of households in our current market, the United States, that earn an annual income of $100,000 or greater and have one or more fitness participants in the home. We define a “fitness participant” as someone who engages in some form of fitness training at least once per week.

Compelling Industry and Market Trends

The fitness industry has seen steady growth driven by increased participation in health and wellness activities.

We believe changing generational attitudes towards fitness and increased awareness of the connection between exercise and positive health outcomes are contributing to increased participation, as illustrated below. According to IHRSA, health club industry revenue in the United States grew by approximately 6% annually from 1997 through 2019 (prior to the COVID-19 pandemic), and has demonstrated resilience during times of economic recession, as illustrated below. Since 2019 and reflecting the impact of the COVID-19 pandemic, closures of gyms and health clubs significantly impacted the brick and mortar fitness industry, driving a 57% decrease in overall health club industry revenue from $35 billion in 2019 to $15 billion in 2020, according to IHRSA. Based on data compiled by Piper Sandler, we believe health club revenue has recovered to $28 billion in 2021 as gyms reopened, despite the challenges caused by the COVID-19 pandemic, which we believe indicates the underlying interest in participation in health and wellness remains strong. To this end, industry revenues are expected to reach $35.5B in 2024, reflecting recovery above pre-pandemic levels.

Source: Bureau of Labor Statistics, Sports and Exercise, May 2017 (left), 2021 IHRSA Global Report, compiled by Piper Sandler based on data from other third-parties, including IBISWorld, Morgan Stanley research, and LEK (2021 revenue) (right)

Our products address large and attractive segments within the fitness industry

According to IHRSA’s 2023 U.S. Health & Fitness Consumer Report the two largest segments of the fitness industry in terms of participation rates are strength training and cardiovascular training. Both segments benefit from high levels of awareness amongst the general population and support a growing focus on overall health and well-being as a means of improving longevity - a trend that has accelerated as a result of Covid-19. Within these segments, the FORME and CLMBR products provide a compelling offering, through the combination of hardware and digital services, that is engaging, effective and easy to employ in both a commercial and in-home setting. The FORME and CLMBR hardware is designed to appeal to a broad range of broad user types and experience levels, including demographic segments we believe that are currently underserved by legacy equipment.

While there is broad awareness of the benefits of strength training and cardio, the U.S. population as a whole struggles to meet physical activity targets and maintain a consistent, long term exercise routine. This necessitates a solution that reduces friction and increases participation. According to the Bureau of Labor Statistics, participation in strength training on average is larger than all of cardio equipment combined. Despite high overall participation rates relative to other forms of exercise, strength training under-indexes with two key demographics – women and adults over 55 – where participation rates are 30% and 19%, respectively. We believe there is a significant opportunity to increase participation among these groups by offering more compelling, efficient and customized strength and cardiovascular training equipment options for home and commercial use, particularly when paired with expert coaching and instruction.

2.9%
2.2%
Daily participation rates for adults
Weightlifting
Cardio equipment*

Note: Cardio equipment includes biking (outside and stationery), treadmills, ellipticals, and other cardiovasculer equipment
Source: Bureau of Labor Statistics

Source: Bureau of Labor Statistics, Sports and Exercise, 2015-2021

Similarly, cardiovascular training ranks among the highest utilization by gym goers, as reported by IHRSA, at 62.9% indicating they use cardio training equipment. The cardiovascular training category has expanded beyond the brick and mortar gym space with the inclusion of connected fitness for in-home and commercial use. In 2022, cardiovascular training equipment made up 55.25% of the US fitness equipment market as reported by Fortune Business Insights. The cardio equipment category, both in-home and commercial, includes treadmills, stationary bikes, vertical climbers, ellipticals, and steppers.

While the benefits of cardiovascular training are well understood, fitness consumers are often discouraged from continued participation due to injury, required time commitment and/or physical limitations. To this end, one of the most common forms of cardiovascular training, running, has been shown to have anywhere from a 19.4% to a 79.8% incidence of injury as found in a meta analysis in the British Journal of Sports Medicine. CLMBR provides a low impact, highly effective means of supporting cardiovascular health as it offers the user the ability to train at both high and low intensities without significant stress being placed on the body. The unique benefits of vertical climbing - efficient cardio workout, full body strength, cross crawl patterning, and joint friendly movement - put CLMBR and the vertical climbing modality at an advantage relative to other modalities in category, like stair steppers and ellipticals, that primarily target one element of fitness or can create inefficient movements.

The need for health coaching has grown beyond fitness

Traditional offerings in the fitness industry are often “self-serve” in that individuals utilize equipment and gym memberships but often without the guidance of expert health coaching, contributing to low satisfaction and high attrition. According to IHRSA, nearly 50% of new gym members quit within six months of joining a club. Furthermore, the COVID-19 pandemic has driven consumers to focus more on their overall well-being, and turn to physical exercise as a way to improve mental health and increase longevity. We believe health coaching is the most effective way to drive consistency, engagement, and positive outcomes among consumers and is well-aligned to expanding consumer wellness preferences and goals. We deliver coaching services through FORME’s live training offering and CLMBR’s group fitness and other live instructor led modalities.

Premium offerings attract majority of revenue in the fitness industry

We believe the premium end of the market is the most attractive sector to target with our products and health coaching services, as evidenced by data on consumer behavior and spending habits. For example, in the United States, according to IHRSA, fitness participation tends to be highly correlated with household income, suggesting that increased disposable income is associated with increased time and money spent on fitness, which we believe makes the premium end of the market the most compelling for our products and health coaching services. Further, this dynamic is also reflected in the distribution of consumer spend seen in the gym memberships. According to IHRSA, premium gyms, which are defined as those costing approximately $100 or more per month in membership fees, account for 32% of total gym memberships and generate 73% of overall gym revenue, indicating that most of the spend in the industry is at the premium end.

(1) IHRSA – membership mix across gym tiers assumed to be constant from 2016-2020

Source: Bureau of Labor Statistics, Sports and Exercise, May 2017 (left), 2020 IHRSA Global Report (right)

Wellness services are gaining share and coaching services are just starting to digitize

In fitness, nearly 70% of spending has historically been weighted toward products rather than services, according to McKinsey. However, wellness services and apps are gaining ground. According to McKinsey, in 2022, approximately 45% of consumers intend to spend more on wellness services or app-based wellness services over the next year, while approximately 25% intend to spend more on fitness products.

Health coaching and wellness services often result in optimal fitness outcomes because coaches offer expert guidance, accountability, and motivation. According to the 2023 State of the Wellness Industry report, 78% of consumers say wellness is more important than ever and 64% say wellness is more important than other leisure expenses. We believe that these services have historically been inaccessible to many due to cost and lack of convenience. Digitization can lower the cost of personal training and health coaching, primarily due to lower distribution costs relative to gyms. Further, digitization can increase peak capacity and utilization for service providers, and increase convenience for clients.

Demand for omnichannel fitness options

Household trends, work from home, and the rise of mobile technology make it challenging to balance time between family, work, and personal health and wellness, resulting in increasing demand for convenient omnichannel fitness options. The Les Mills Global Fitness Report found 59% of fitness enthusiasts preferred a 60/40 split of live to digital fitness options. No longer wanting to be tethered to a single location, fitness consumers are looking to engage in wellness activities when and where they want, including at home, at work or when traveling. Digitization increases convenience of fitness options for consumers, removing friction and enabling them to increase flexibility to workout when they have the time to do so. This shift is reflected in the growth of wellness real estate, one of the fastest growing sectors in the wellness economy according to the Global Wellness Institute. Between 2020 and 2022, there was a 26% annual growth rate. This shows in purchase decisions of commercial property owners, who are increasingly dedicating space and resources to providing fitness options to their members, tenants and guests. This trend is also seen in the preference of personal trainers and performance coaches who are increasingly becoming attracted to digital platforms, like FORME’s, as well. Digital platforms reduce the time spent on traveling to clients, while value-added tech tools increase efficiency and effectiveness. According to the Personal Trainer Development Center, nearly 83% of trainers plan to offer virtual services compared to 40% of trainers prior to the COVID-19 pandemic.

Growth strategies

Acquire complementary businesses that generate attractive synergies

We acquired CLMBR in February 2024 and believe that there are other compelling businesses to be acquired. We expect that we will be able to acquire revenue-generating businesses, which would generate higher earnings and cashflow through synergies with our existing business. Our team has significant experience in M&A and we are one of the few companies in our industry with a public currency, which we believe makes us an attractive acquiror.

Leverage well established equipment distributors to scale in commercial channels

We have high value partnerships with distributors, including Woodway, to sell CLMBR and FORME products into a variety of commercial environments. These relationships allow us to leverage the sales knowledge, relationships and specialization of third parties to accelerate our sales initiatives. Importantly, this construct allows us to make the vast majority of our sales related expenses variable, as we typically pay commissions only when units are sold.

Expand into new geographies

We intend to expand the international reach of our product and service offerings. With more than 180 million people belonging to gyms globally in 2019, according to IHRSA, we believe there is significant opportunity to grow internationally. For example, we are currently evaluating potential international expansion with the United Kingdom and Canada, although we have not yet made any definitive plans regarding such expansion or the potential timing thereof. We plan to pursue disciplined international expansion by targeting countries with high fitness penetration and spend, as well as the presence of boutique fitness, and where we believe FORME’s value proposition will resonate.

Increase uptake of add-on services through compelling member experience

We intend to increase uptake of our add-on memberships and services by providing a compelling member experience focused on introducing our members to the variety of services available on our platform and specifically, the value-added benefits of our coaching and personal training offering. We believe our ability to provide service offerings at a number of price points will serve as a valuable lever for growth by increasing overall service revenues over time.

Reduce the cost of personal training and expand addressable market without sacrificing quality

We are exploring ways to leverage our products, technology, and proprietary trainer education platform to bring the cost of coaching down incrementally, while maintaining an unwavering focus on the quality of the coaching experience we deliver to our members. This strategy is key to our medium- to long-term objectives, as we believe we can expand the addressable market for coaching services by reducing the per session cost and increasing accessibility of expert coaching services through our hardware and mobile experiences.

Build out partnership ecosystem

We plan to continue to build our strategic partner ecosystem with a focus on relationships that enable us to extend our platform to new audiences. We are pursuing opportunities in a number of attractive verticals, including sports, physical therapy and rehabilitation, and telemedicine. We are continuously identifying and evaluating opportunities to apply our coaching know-how in new and innovative ways to expand our reach and impact.

Expand corporate wellness

We intend to continue expanding our recently launched corporate wellness initiative. Historically, corporate wellness programs were generally one-size-fits-all solutions for employees, such as corporate gyms. The rise of the hybrid workforce has made robust corporate wellness both an imperative and a challenge for many companies. We believe our comprehensive product portfolio makes us a better fit for modern corporate wellness programs than many existing alternatives. Our solution enables corporations to provide all of their employees with a coaching service regardless of whether they work from home, in the office, or both. Our multi-pronged service offering also provides a new level of customization that can be adapted to employees at virtually all levels of tenure.

Target Sport Specific Markets

We intend to reach sport specific markets, specifically golf, tennis and pickleball, which have historically been underserved by the fitness market. Golf is one of the fastest growing sports in the United States. According to the National Golf Foundation, golf participation grew 10% year-over-year surpassing 41.1 million in 2022. In 2023, on-course golfers rose for the fifth consecutive year. Similarly for tennis, according to data from the USTA and the Tennis Industry Association Participation and Engagement Study, in 2022 there were 23.6 million players, a 33% increase since the beginning of 2020. Pickleball has solidified its status as America's fastest-growing sport for the third consecutive year. According to the 2023 Sports & Fitness Industry Association's (SFIA) Topline Participation Report, participation in pickleball almost doubled in 2022, showing an 85.7 percent increase year-over-year and a staggering 158.6 percent increase over the past three years. Each of these sports, as well as others, benefit greatly from high quality strength and conditioning as well as the style of training that can be provided by both a cable based system and vertical climbing. Providing greater access to quality training to support place is a high value service in both commercial and direct to consumer markets.

Our Compelling Value Proposition

For Members

Engaging On-Demand Content - Both in-home and commercial members benefit from having access to the highest quality on-demand content that offers a wide range of options. FORME and CLMBR offer VOD and pre-built workout content that covers a variety of workout types as well as lengths, difficulty levels, and points of focus. The increased accessibility of the FORME and CLBMR platforms ensures everyone, regardless of experience, goal or interests, is able to find an option that fits their needs. Versatile fitness offerings are essential for commercial environments that service a broad base of users.

High-quality trainers – Members in both commercial and in-home settings have flexible access to a quality of trainer typically reserved for brick and mortar settings. Through the FORME digital platform, users can book live sessions with expert trainers without geographic or temporal limitations, making scheduling easier and more accessible. Our trainer recruitment engine was built by seasoned industry veterans from well-known personal training brands employing a very selective hiring criteria, including screening for abilities to connect virtually with members. We utilize a rigorous methodology to match members with trainers who are the best fit for their goals, needs, and preferences. Care with matching ensures a sticky relationship is built and more frequent training schedules are set. Trainers follow a client-centered coaching model, tracking all data and experiences to the stated goal of the member. Once part of FORME, our trainers are taken through in-house continuing education to further elevate their skills and abilities in delivering a high quality service.

More affordable – We believe, based on industry data, that the pricing of our virtual coaching offerings are on average less expensive than a monthly gym membership or the monthly cost of in-person personal training. The average monthly cost of in-person personal training rates at premium gyms is estimated to be $400 per month, according to Lessons.com. Our Custom Training offering provides a full month of customized workouts created by a real personal trainer, and is currently priced at a fraction of the price of personal training. Our monthly VOD membership is currently $49 per month and is less expensive than most monthly gym memberships and monthly spend at boutique fitness classes, according to IHRSA.

We offer qualified customers in the United States 12-, 18-, and 36-month, 0% APR financing programs through Affirm, our third-party financing partner. Our financing programs have successfully broadened our base of members by attracting consumers from a wider spectrum of ages and income levels. In 2023, approximately 7% of all FORME Studio or FORME Studio Lift units sold were financed.

More convenient – Our coaching offering can be accessed through multiple platforms (hardware and mobile) and devices so customers can remain consistent with workouts at home or on the go. Our VOD content, and Custom Training offering, can be accessed at any time, providing members the flexibility to fit workouts into their lifestyle and schedules.

Commercial Clients

Commercial grade equipment - The FORME and CLMBR hardware are engineered to withstand high levels of usage in a commercial environment. Providing users with a durable fitness option is important for confidence in the fitness environment and continued engagement. Additionally, resistance to wear ensures the aesthetics of each equipment option remains at the highest level.

Versatile Application - Both FORME and CLBMR are designed to meet the needs of a broad user base. The hardware of each is adaptable to different body types and sizes, ensuring the user can create the setting that best meets their needs. Through the digital offering, commercial clients can leverage VOD content to support both novice and expert users as well as create welcoming experiences to reduce intimidation through the 1:1 support and member services. Additionally, target specific communities, like golf and tennis, with tailor made content and instruction.

Customizable experience - Tailor VOD content and workout types to the individual commercial environment based on the needs of the user as well as engagement preferences. Offer different engagement types through the use of VOD, 1:1, asynchronous programming. In settings that do not currently offer performance coaching, expand service offering to create new revenue streams through the use of live 1:1 trainers and asynchronous programming designed by expert fitness professionals.

Highest level of service - Offer truly bespoke fitness options through the 1:1 platform where members and users received the greatest level of care and coaching. Provide all the value of a virtual platform with the benefits of live services detached from the limitations of a traditional, brick and mortar setting.

Trainers and Performance Coaches

More convenient – Our platform provides trainers the opportunity to work from home and eliminate time spent on the road traveling to gyms and clients’ homes. Virtual training also eliminates the inefficiency of “dead times” during the afternoons, when trainers typically do not have clients. Our ability to match trainers across time zones means that coaches can choose to work only in the mornings or in the evenings.

Higher earning potential – Our platform has created new opportunities for trainers to increase their earning potential, driven by increased capacity to take on clients during peak hours. The time saved from commuting can instead be spent with more clients. Additionally, trainers have the ability to expand their service offerings through the FORME platform by offering asynchronous training programs, charging to write training plans that members can do on their own. We believe many trainers also earn more per session with FORME than they typically would in the gym. According to ISSA, on average, gyms take a 40-70% margin on each session, while FORME’s platform is approximately 30% margin for training.

Continuing education – Trainers and instructors on both the FORME and CLMBR platforms have the opportunity to continue their development through our proprietary education program. Upon joining, trainers must complete a mandatory eight-week program focused on honing their virtual training skillset. After onboarding, trainers and instructors are encouraged to participate in continuing education facilitated by our training team in order to advance their skills on our platform, which in turn can increase the fees charged for their training services.

Strategic Relationships

A key component of our strategy is to establish and expand strategic partnerships within the fitness and wellness industry to help accelerate expansion of our business and build our brand recognition. To date, we focused on building strategic relationships in the fitness space, primarily through content collaborations. One relationship that is particularly high value, is our distribution relationship with Woodway USA. They are currently the exclusive commercial distributor of CLMBR and also sell the FORME products to their commercial partners around the world.

We have developed, and intend to continue to develop and expand, collaborations with companies across the hospitality, fashion, sports, and design industries. Our current and potential partners include international hotel chains, celebrity trainers, interior designers, celebrity stylists and boutique fitness clubs. These strategic relationships tend to be focused on generating awareness of our brand by accessing audiences and followings and educating them regarding our products and services.

Product Design and Technology Development

We view our product design and technology as a competitive advantage and devote substantial resources to the design, research and development of new products and features to complement and improve upon our platform. We believe that our future success depends on our ability to both improve our existing products and to develop new products for both existing and new markets. We invest substantial resources in research and development to enhance our platform, develop new products and features, and improve our platform infrastructure. We believe our content delivery and interactive software platform are critical to our member experience. We plan to continue to commit significant resources to technology and product design, innovation, and development.

Our product design, engineering, and research and development organization consists of strong engineering, product, and design teams which collaborate across software, firmware, hardware, quality assurance, program management, product design and product management. Our teams are comprised of individuals with a diverse set of skills and industry experience, including expertise in complex mechanical and electrical/firmware design (with motor systems), scalable distributed systems, video and audio machine learning, artificial intelligence, and user-centric application engineering. Our engineering, product, and design teams work together to bring our products to fruition, from conception and validation to implementation. We improve our existing products through frequent software updates, which are downloaded automatically approximately every month, to deploy new and innovative interactive features. We generally provide a 12-month limited warranty for the FORME Studio and FORME Studio Lift. See “Risk Factors – Risks Related to Our Business and Industry – We may be subject to warranty claims that could result in significant direct or indirect costs, or we could experience greater returns than expected, either of which could have an adverse effect on our business, financial condition, and results of operations.” We are committed to leveraging data to continuously improve our member experience by studying and understanding points of interaction and how our members use our software features. As of March 31, 2024, we had 14 employees across our engineering functions, including 1 employee in our product design and product management functions. Our engineering and product teams are located in the United States.

Video streaming and storage are provided by third-party cloud providers. By leveraging these third parties, we are able to focus our resources on enhancing our products and developing new software features. In addition, our technology platform is designed with redundancy and high utilization capacity in order to minimize member service disruption.

Sales and Marketing and Member Support

Our goal is to increase brand awareness and purchase intent for our products and services as a means of driving purchases of our products. We have historically marketed our products through various paid channels including Facebook and Google, as well as through unpaid channels driven by referrals and public relations initiatives. We use a combination of brand and product-specific performance marketing to build brand awareness and generate sales of our products and services. Our marketing strategies have focused on product education and broadening our demographic reach. Our target demographic segments include members making greater than $100,000 in annual household income.

Recently we have been leveraging relationships with third party distributors as a means of generating sales to commercial clients. These relationships allow us to leverage our partners relationships and expertise through a variable, commission-based cost structure.

In support of our direct to consumer business, we have historically promoted our products and brand through various means, including digital marketing and online advertising, press releases, contributed articles, speaking opportunities, trade events, customer events, public relations, and industry analyst relations. We believe video has been the most effective medium to communicate the features of our offering. We market through advertisements on social media to reach our target audience, focusing on incremental return on investment. This model allows us to conduct frequent tests in our sales channels, including testing our brand creative and messages, allowing us to further optimize marketing spend. We also selectively test alternative marketing channels, such as podcasts, connected TV, and direct mailing.

Multi-Channel Sales Model

We sell our products to customers through a multi-channel sales platform that includes e-commerce, inside sales and third party distribution relationships.

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E-Commerce and Inside Sales: Our desktop- and mobile-compatible website provides an elevated brand experience where visitors can learn about our products and services and access product reviews. Our inside sales team engages with customers by phone, email, and online chat on our websites, and offers one-on-one sales consultations seven days a week.
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Commercial: We believe that the commercial and corporate wellness channels are important to our ability to scale unit sales and drive hands-on product experiences and brand awareness amongst large and relevant audiences. We believe our products provide unique value to property owners and their patrons in wide variety of settings and that by providing access to our platform commercial settings we are able to keep our members engaged will at home (eg, multifamily housing), during travel (eg, hospitality) or at work (eg, corporate office), creating further member engagement, loyalty, and convenience. Additionally, placements in the commercial channel provide us with a valuable opportunity to facilitate physical, on-product experiences outside of a store or showroom, which can be an high value source of lead generation for at-home customers.

Member Support Services

Our member support team encompasses our member support and engagement staff and our field operations team. Our member support and engagement staff identifies, evaluates, and implements new ways to promote engagement with our members and to help members reengage with our platform when activity has lapsed, such as monitoring member activity and reaching out via email in the absence of recent activity generally within the preceding three months. The member support and engagement staff also assists members from initial onboarding through the entirety of the membership experience, including answering general questions, assisting members with matching and changing personal trainers depending on a member’s preferences, addressing other member questions and concerns regarding their fitness goals and experience, and curating weekly personalized fitness programs free of charge to suit each member’s fitness level, needs, preferences, and goals. We also utilize additional third-party support services in areas such as web chat messaging and customer relationship management tools, and intend to increasingly do so as we grow in order to efficiently scale.

Our field operations team provides support regarding sales, scheduling, delivery, installation, account and billing inquiries, troubleshooting and repair, product education, returns and exchanges, and other member requests. This team primarily works remotely and is distributed across the United States. Our Fitness Concierge team is currently comprised of personnel with training and expertise in hospitality and membership experience, and with our connected fitness hardware products.

Manufacturing

We outsource the manufacturing of our products to multiple manufacturing partners located primarily in Taiwan and mainland China. We believe this outsourced manufacturing approach allows us to focus our resources on the design, development, quality and reliability management, marketing, and sales of our products. In addition, we believe that outsourcing our manufacturing activities provides us with the flexibility needed to respond to new market opportunities, simplifies our operations, reduces risk, and significantly reduces our capital commitments. The components and parts used in our products are sourced either directly by us or on our behalf by our manufacturing partners from a variety of component suppliers. We have strict qualification processes to qualify new suppliers, components, and parts. We have a supply chain team which coordinates the relationships between our manufacturing partners and component suppliers. This team is responsible for cost, quality, and efficiency in the manufacturing processes and for ensuring that timely delivery is made. We regularly audit our existing manufacturing partners, and component suppliers, and evaluate new partners and suppliers, to help ensure that we can scale our manufacturing base as we grow our business.

We do not have long-term supply agreements with most of our third-party manufacturing partners, and we purchase from our primary manufacturers on a purchase order basis. Our product purchase orders outline the delivery terms of our agreement with these manufacturing partners. Our manufacturing partners must follow our product design specifications, quality assurance programs, and manufacturing standards. We have developed preferred relationships with our partners to maintain access to the resources needed to scale seasonally and ensure our manufacturing partners have the requisite experience to produce our products and accessories. We pay for and own certain equipment specifically required to manufacture our products. We have purchase commitments based on our purchase orders for certain amounts of goods, work-in-progress and components.

We depend on these third parties to supply us with products of a requested quantity in a timely manner that meets our standards for cost and manufacturing quality. If our current third-party manufacturing partners cannot perform as agreed, we may be required to replace those manufacturers. We may be unable to establish any agreements with third-party manufacturing partners or to do so on acceptable terms, in particular with respect to the manufacture and supply of our equipment. Although we believe that there are potential alternative suppliers, we may incur added costs and delays in identifying and qualifying any such replacement. In order to mitigate against the risks related to a single source of supply, we qualify alternative suppliers and manufacturers when possible, and develop contingency plans for responding to disruptions, including maintaining adequate inventory of any single source components and products. To date, we have not experienced material delays in obtaining any of our components or products.

We subject our third-party manufacturing partners to our standard qualification requirements to meet our quality and reliability standards. Our Taiwan-based team supports quality control activities in conjunction with each of our manufacturers’ on-site teams. To help ensure consistent quality, we routinely perform product audits on non-core suppliers and staff full-time supplier quality engineers at core product manufacturing sites. We believe our ability to work closely with our third-party partners to optimize the manufacturing and production processes for our products provides us with a meaningful competitive advantage.

In addition to a stringent list of qualification tests that take place prior to releasing our designs to manufacturing, Manufacturing quality testing takes place in two stages: first, before the product leaves Taiwan, and second, at our warehouse facility in the United States, prior to installation at the customer’s location. For example, we conduct in process quality checks at various stages of production and “end of line” final tests which serve as quality controls at the end of the manufacturing line in Taiwan or China and must be completed before the product can be shipped to us in the United States. Once we receive the product, we again inspect units and validate the product again before installation at the user’s home, giving us a secondary degree of quality assurance before a user engages with the product. We provide various physical and user interface safety features to guide users on how to interact with the product safely and obtain all necessary product qualifications.

The technology embedded in our platform incorporates various components, including semiconductors, which are developed from silicon wafers, the most important raw material used in our products. As a result, our manufacturing processes are subject to risks and trends within the semiconductor industry generally, including wafer foundry manufacturing capacity, wafer prices, and production yields, as well as timely wafer delivery from foundries to our manufacturing partners and regulatory and geopolitical developments in various jurisdictions. If the cost of raw materials increases, or our manufacturing partners experience difficulties in obtaining sufficient components of sufficient quality for incorporation in our products, it could impact our ability to deliver products to our customers in a timely manner and adversely impact our business, financial condition, and results of operations, including our gross margins. For example, future global pandemics similar to the COVID-19 pandemic, may cause manufacturing and supply constraints that affect our products and increased tensions between the United States and its trading partners, particularly China, may negatively impact the supply of certain components incorporated in our products. See “Risk Factors – Risks Related to Suppliers, Manufacturers, and Other Ecosystem Partners.”

Logistics and Fulfillment

We have established a nationwide network of logistics and operations centers, leveraging third-party providers to support our internal logistics resources. We currently work with third-party logistics providers to handle warehousing, shipment and delivery, including middle-mile (warehouse to major city hub) and last mile (major city hub to member’s home) delivery of our connected fitness hardware products, including the FORME Studio and FORME Studio Lift. Our third-party logistics partners also provide white glove installation services of our products. Our in-house logistics and field support teams are responsible for training our third-party logistics providers on how to safely and correctly install our products, coordinating shipment and delivery matters, and communicating with our members throughout the entire pre-installation process. Our in-house team is also equipped to perform installations in all of our markets as needed. Our in-house logistics and field support teams offer product education, assistance with account set up, and tips and recommendations for product care. We currently expect to continue to outsource our shipment, delivery, and installation services. We do not have any minimum or long-term binding commitments with our third-party logistics providers and are generally billed upon shipment of the freight. We believe alternative third-party logistics services would be available if needed. As we grow our logistics network, we believe we will be able to efficiently service products and deploy and install replacement parts for our members.

We intend to increase our logistics and field support coverage in locations we identify as cost-effective delivery markets throughout the United States and, in the future, in new international regions. To further scale our distribution system and maintain flexibility, we intend to expand our relationships with third-party providers that deliver our products from multiple locations in the United States. Third-party fulfillment partnerships allow us to reduce order fulfillment time, reduce shipping costs, and expand our geographical reach.

Intellectual Property

Our success depends in part upon our ability to obtain and maintain patent and other intellectual property protection with respect to our products and the technology we develop. We rely on a combination of patents, copyrights, trademarks, trade secrets, confidentiality procedures, and contractual commitments, to protect our intellectual property and proprietary know-how.

Patents

As of March 31, 2024, we owned (i) more than 33 issued patents and/or pending applications in the United States and (ii) more than 114 issued patents and more than 31 pending patent applications in foreign jurisdictions. The inventions covered by our patent and patent application portfolio primarily relate to various hardware and software inventions that may or may not be embodied in our current or future products. The issued United States patents are expected to expire between 2036 and 2040. We periodically review our development efforts to assess the existence and patentability of new intellectual property. We expect to continue to file patent applications in the United States and abroad covering technologies and productions considered to be important to our business. We seek to protect proprietary technology related know-how that is not covered by our patent portfolio as trade secrets through contracts and policies to the extent that we believe it to be beneficial and cost-effective.

Trademarks

As of March 31, 2024, we owned (i) five registered trademarks in the United States; (ii) five registered trademarks in various states; and (iii) two trademark grants of protection covering the United Kingdom and European Union via an International Registration. We expect to continue to file trademark applications in the United States and abroad covering trademarks considered to be important to our business.

Trade Secrets and Other Intellectual Property

In addition to patent protection, we also rely on other proprietary rights and contractual obligations, including protection of trade secrets and other proprietary information that is not patentable or that we elect not to patent (for example, where we may not believe patent protection of a specific product or technology is critical to our business strategy at the time). We rely on contractual protections with our customers, suppliers, employees, consultants, and contractors, and we implement security measures designed to protect our intellectual property, including trade secrets. For example, all employees and consultants are generally required to execute confidentiality and invention assignment agreements in connection with their employment and consulting relationships with us, except with respect to content produced pursuant to specific strategic partnerships. However, we cannot guarantee that we have entered into such agreements with every such party, and we may not have adequate remedies in case of a breach of any such agreements.

Monitoring Unauthorized Use of Intellectual Property

Monitoring unauthorized use of our intellectual property is difficult and costly. Despite our efforts to protect our intellectual property, unauthorized parties may still copy, misappropriate, or otherwise obtain and use our software, technology, or other information that we regard as our proprietary intellectual property.

In the ordinary course of our business, we may become party to disputes involving intellectual property rights. Depending on the situation, we may defend our position, seek to negotiate a license or engage in other acceptable resolution that is appropriate to our business. See “Risk Factors – Risks Related to Our Intellectual Property.”

Competition

The fitness industry, including the smart home gym and connected fitness industry, is highly competitive. We face significant competition from multiple industries and exercise verticals, including at-home fitness equipment and content, fitness clubs, in-studio fitness classes, in-person personal training, and health and wellness apps. We expect the competition in our industry to intensify in the future as new and existing competitors introduce new or enhanced products and services that compete with ours.

Our competitors may develop, or have already developed, products, features, content, services, or technologies that are similar to ours or that achieve greater acceptance, may undertake more successful product development efforts, create more compelling employment opportunities, or marketing campaigns, or may adopt more aggressive pricing policies. Our competitors may also develop or acquire, or have already developed or acquired, intellectual property rights that significantly limit or prevent our ability to compete effectively. In addition, our competitors may have significantly greater resources than us, allowing them to identify and capitalize more efficiently upon opportunities in new markets and consumer preferences and trends, quickly transition and adapt their products and services, devote greater resources to marketing and advertising, or be better positioned to withstand substantial price competition. Current and potential competitors have established or may establish financial and strategic relationships between themselves or with our existing or potential customers, manufacturing partners, or other third parties. Any of the foregoing may enable our current and future competitors to better withstand adverse economic or market conditions, such as those caused by the current COVID-19 pandemic.

We believe that we provide a compelling, cutting-edge and engaging service to our customers, which we believe provides us with a competitive advantage versus traditional fitness and wellness products and services, and future entrants. We believe we are competitive with other industry participants principally as a result of the following factors:

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Superior and compelling product offerings: We compete with producers of fitness products and strive to ensure that our platform provides innovative and engaging features, content, technologies, and user-friendly features.
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Member engagement and support: We compete for customers to subscribe to the platform and to retain them through superior member support and engagement.
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Talent: We compete for talent in technology, media, fitness, design, logistics, music, marketing, finance, legal, and retail. As our platform is highly dependent on technology and software, we require a significant base of engineers to continue innovating.

In addition, other competitive factors in our industry include:

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total cost;
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manufacturing efficiency;
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enhanced products and services;
•
content originality;
•
product quality and safety;
•
competitive pricing policies and practices;
•
product innovation;
•
market vision;
•
sales and marketing strategies;
•
technological advances; and
•
brand awareness and reputation.

We believe we compete favorably among competitors across all of these factors.

Human Capital Resources

General

As of June 20, 2024, we had 19 full-time equivalent employees located in the United States and 5 full-time equivalent employees located in Taiwan across manufacturing and supply chain functions. We consider relations with our employees to be good and have never experienced a work stoppage. None of our employees are either represented by a labor union or subject to a collective bargaining agreement. We also engage fitness instructors and fitness content production personnel on an independent contractor basis. Our utilization of independent contractors fluctuates significantly depending on several factors, including the growth of, and demand for new fitness content by, our member base. For example, from January 1, 2021 through March 31, 2022, we engaged more than 165 independent contractors to produce additional content due to increased demand for On-Demand classes.

Employee Relations

Our core philosophy is that our employees are our most important resource, dedicating their talents, time, and professional reputations to the Company. Our success has been built on attracting, motivating, and retaining a talented and driven workforce, particularly on our research and development teams, but also our senior management and support personnel. We have a diverse workforce that represents many cultures and we celebrate our diversity by fostering inclusion across our organization. Diversity is both a priority and strength of our company. Our employee base reflects diversity in backgrounds and experiences and each employee contributes different perspectives, ideas, strengths, and abilities to our business. Our training and development program focuses on a harassment-free workplace and diversity topics, as well as ethics and compliance. We consider our global employee relations to be good.

In order to motivate our team to perform to the best of their abilities and achieve both our short- and long-term objectives, we offer a combination of competitive base salary, time-based equity incentives and discretionary bonuses, which have generally been linked to financial performance that are designed to motivate and reward personnel with annual grants of stock-based incentive compensation awards, some of which vest over a period of four years. We offer competitive benefits tailored to local markets and laws and that are designed to support employee health, welfare and retirement; examples of such benefits include paid time off; remote working/work from home flexibility, 401(k), basic and voluntary life, disability and supplemental insurance; medical, dental and vision insurance; and flexible spending accounts.

Our compensation structure is intended to align incentives with the success of our company as a whole. This includes our executives, whose incentives are generally the same as the rest of our employees. We believe that this fosters harmony within the Company, as all teams are working together towards the same goals. For more details regarding our executive compensation, see “Executive Compensation.”

Our ongoing focus on workplace safety and compliance to applicable regulations has enabled us to preserve business continuity while ensuring a safe work environment during the COVID-19 pandemic, including work-from-home arrangements for a substantial portion of our workforce and reduced capacity for those that have returned to the office, adhering to local health authority guidelines. We also comply with applicable laws and regulations regarding workplace safety and are subject to audits by entities such as OSHA in the United States.

We rely on third parties to manufacture our products and require our suppliers to maintain a safe work environment.

Government Regulation

General

We are subject to many varying laws and regulations, including in the United States, the United Kingdom, and the European Union, including those related to privacy, data protection, content regulation, intellectual property, consumer protection, e-commerce, marketing, advertising, messaging, rights of publicity, health and safety, employment and labor, product liability, accessibility, competition, and taxation. These laws often require companies to implement specific information security controls to protect certain types of information, such as personal data, “special categories of personal data” or health data. These laws and regulations are constantly evolving and may be interpreted, applied, created, or amended in a manner that could harm our current or future business and operations. In addition, it is possible that certain governments may seek to block or limit our products and services or otherwise impose other restrictions that may affect the accessibility or usability of any or all of our products and services for an extended period of time or indefinitely. We have implemented compliance programs and processes, including with respect to export regulation, anti-bribery and anti-corruption, privacy, and cybersecurity. To date, our compliance with these regulations has not had a material impact on our results of operations.

Export Regulation and Anti-Corruption Compliance

Our business activities are also subject to various restrictions under U.S. export control and similar laws and regulations, as well as various economic and trade sanctions administered by the U.S. Treasury Department’s Office of Foreign Assets Control, which prohibit or restrict the provision of products and services to embargoed jurisdictions and sanctioned persons. Further, various countries regulate the import of certain technology and have enacted or could enact laws that could limit our ability to provide customers with our products in those countries.

We are also subject to various domestic and international anti-corruption laws, such as the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the U.K. Bribery Act, as well as other similar anti-bribery and anti-kickback laws and regulations. These laws and regulations generally prohibit companies, their employees, and their intermediaries from directly or indirectly authorizing, offering, providing, and/or accepting improper payments or other benefits for improper purposes. Although we take precautions to prevent violations of these laws, our exposure for violating these laws increases as our international presence expands and as we increase sales and expand operations into new jurisdictions. New legislation or regulations, the application of laws from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the fitness industry generally could result in significant additional compliance costs and responsibilities for our business.

Privacy

We are, and could become, subject to a variety of local, state, national and international laws, directives, and regulations that apply to the collection, use, retention, protection, disclosure, transfer, and other processing of personal data in the different jurisdictions, and which sometimes conflict among the various jurisdictions and countries in which we operate. As we expand our business internationally, we expect to become subject to data privacy and security laws in additional jurisdictions. Data privacy laws and regulations, including, but not limited to, the CPRA and the CCPA, as well as the GDPR and its equivalent in the United Kingdom (to which we may become subject if we expand into those jurisdictions), pose increasingly complex compliance challenges, which may increase compliance costs. Any failure to comply with data privacy laws and regulations could result in significant penalties.

The CCPA requires, among other things, that covered companies provide disclosures to California consumers and affords such consumers with certain rights, including the ability to opt out of certain sales of their personal information. The CCPA prohibits discrimination against individuals who exercise their privacy rights and provides for civil penalties for violations, as well as a private right of action in certain circumstances. Additionally, the CPRA, which became effective in most material respects starting on January 1, 2023, further expands the CCPA with additional compliance requirements that may impact our business and establishes a regulatory agency dedicated to enforcing the CCPA and CPRA. In addition, we may be subject to other new data privacy laws, such as the Virginia Consumer Data Protection Act, the Colorado Privacy Act, the Connecticut Data Privacy Act and the Utah Consumer Privacy Act in the United States (all of which go into effect in 2023) as well as the European Union Regulation on Privacy and Electronic Communications (or ePrivacy Regulation). Further, in the United States,

emerging state data privacy laws may encourage other states and the federal government to pass comparable legislation, introducing the possibility of greater penalties and more rigorous compliance requirements.

The GDPR regulates the collection, control, sharing, disclosure, use, and other processing of data that can directly or indirectly identify a living individual that is a resident of the European Union and imposes stringent data protection requirements with significant penalties and the risk of civil litigation, for noncompliance. Moreover, following the UK’s exit from the European Union, the GDPR was transposed into the UK GDPR. However, a risk of divergent parallel regimes (and related uncertainty) exist. We cannot predict how the GDPR, the UK GDPR, or other UK or international data protection laws or regulations may develop or impact our business if and when we become subject to such laws and regulations, nor can we predict the effects of divergent laws and related guidance.

We strive to comply with all applicable laws and regulations relating to privacy, data security, and data protection. However, governments are continuing to focus on privacy and data security, and it is possible that new privacy or data security laws will be passed, or existing laws will be amended in a way that is material to our business. Any significant change to applicable laws, regulations, or industry practices could cause us to incur substantial costs or require us to change our business practices and compliance procedures in a manner adverse to our business. Any inability to adequately address data privacy or data protection, or other information security-related concerns, even if unfounded, or to successfully negotiate privacy, data protection or information security-related contractual terms with customers, or to comply with applicable laws, regulations and policies relating to privacy, data protection and information security, could result in additional cost and liability to us, harm our reputation and brand, and could negatively impact our business, financial condition, and results of operations.

Product Safety

We are or may become subject to a variety of laws and regulations in the United States and abroad regarding the safety of our products. These laws and regulations are continuously evolving and developing. In particular, fitness equipment sold for home use is regulated in the United States by the Consumer Product Safety Commission. Safety-related information that we learn about our products from any source may trigger federal reporting obligations that could lead to product safety investigations, corrective actions, enforcement actions, and civil or criminal penalties. To protect the health and safety of our users and mitigate these risks, we obtain relevant safety testing on our products and maintain all necessary product qualifications.

Cybersecurity

We are in the process of designing and implementing a security program consisting of policies, procedures, and technology intended to maintain the security and integrity of our information, systems and networks. Among other things, the program includes controls designed to limit access to systems, networks, and data, prevent unauthorized access or modification, and monitor for threats.

Environmental, Health, and Safety

We and our third-party manufacturers and suppliers are, and could become, subject to a wide range of international, federal, state, provincial, and local governmental regulations directed at preventing or mitigating environmental harm, as well as to the storage, discharge, handling, generation, disposal and labeling of toxic or other hazardous substances. Although we outsource our manufacturing, the manufacturing of our products by our third-party manufacturers and suppliers require the use of hazardous materials that similarly subject these third parties, and therefore our business, to such environmental laws and regulations. Our failure or the failure of these third parties to comply with these laws or regulations can result in regulatory, civil, or criminal penalties, fines, and legal liabilities, suspension of production, alteration of manufacturing processes, including for our products, reputational damage, and negative impact on our operations or sales of our products and services. Increased compliance costs by our third-party manufacturing partners may also result in increased costs to our business. Our business and operations are also subject to health and safety laws and regulations adopted by government agencies such as OSHA. Although we believe we are in material compliance with applicable law concerning matters relating to health, safety, and the environment, the risk of liability relating to these matters cannot be eliminated completely. To date, we have not incurred significant expenditures relating to environmental compliance nor have we experienced any material issues relating to employee health and safety.

See “Risk Factors – Risks Related to Privacy, Cybersecurity, and Infrastructure” and “Risks Related to Regulatory Matters – Our business is subject to a wide range of laws and regulations, many of which are evolving, and failure to comply with such laws and regulations could harm our business, financial condition, and results of operations” and “– We and our third-party manufacturers and suppliers are, or could become, subject to environmental, health, and safety laws, which could increase our costs, restrict our operations and require expenditures that could have a material adverse effect on our business, financial condition, and results of operations.”

Facilities

Our corporate headquarters are located in Austin, Texas, where we hold a lease that has a monthly fee of $99 and variable cost based on usage. We have a small office in Taiwan that is primarily used for supply chain and manufacturing purposes and CLMBR studio in Denver, CO that is primarily used to facilitate live classes on a weekly basis.

We believe that our existing facilities are sufficient for our current needs. We intend to add new facilities and expand our existing facilities as we continue to add employees and grow our business. We believe that new spaces will be available at reasonable terms in the future in order to meet our needs.

Legal Proceedings

From time to time, we may become involved in additional regulatory investigations or legal proceedings arising in the ordinary course of our business. We are not currently a party to any regulatory investigations or other legal proceedings the outcome of which, if determined adversely to us, would individually or in the aggregate have a material adverse effect on our business, financial condition, and results of operations. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation could have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2024 on:

•
an actual basis;
•
a pro forma basis to give effect to the following;: (i) the issuance of 1,153,981 shares of the Company’s Series A Convertible Preferred Stock to three accredited investors, who are an existing investors of the Company, upon the conversion of certain outstanding promissory notes entered into in April 2024 and May 2024 in the aggregate amount of approximately $1.2 million; (ii) the issuance of 155,784 shares of the Company’s Series A Convertible Preferred Stock to one accredited investor, upon the conversion of outstanding accounts payable in the aggregate amount of approximately $0.3 million; (iii) a Loan Modification agreement entered into by the Company reducing the outstanding debt and increasing stockholders deficit by $3.0 million and extending the maturity date to December 31, 2024; (iv) a securities purchase agreement entered into by the Company with certain institutional investors and issued an aggregate of 142,046 shares of common stock, par value $0.0001, at an offering price of $7.04 per share; (v) the Company’s issuance of 7,918 shares of the Common Stock from $0.07 million worth of Equity Line Securities; (vi) the Company’s issuance of 251,084 shares of the Common Stock upon conversion of $1.1 million of convertible notes; and (vii) Company’s issuance of 23,112 shares of the Common Stock upon cash exercise of warrant shares of $0.09 million.
•
a pro forma as adjusted basis to reflect the sale by us of shares of Common Stock and accompanying warrants in this offering, at an assumed public offering price of $ per share, after deducting estimated Placement Agent's fees and estimated offering expenses payable by us.

This table should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto incorporated by reference in this prospectus.

	As of March 31, 2024
	Actual	Pro Forma	Pro Forma as Adjusted
	(in thousands, expect share and per share data)
Cash and cash equivalents	$—	$1,882
Stockholders’ equity
Series A preferred stock, par value $0.0001; 5,000,000 and 0 shares authorized as of March 31, 2024 and December 31, 2023, respectively; 4,930,895 and 0 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively.	1	1
Series A Preferred Stock subscription receivable, 1,500,000 shares, pro forma and pro forma as adjusted	(3,000)	—
Series B preferred stock, par value $0.0001; 1,500,000 and 0 shares authorized as of March 31, 2024 and December 31, 2023, respectively; 1,500,000 and 0 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively, pro forma and pro forma as adjusted.	—	—
Common stock, par value $0.0001; 900,000,000 shares authorized as of March 31, 2024 and December 31, 2023, respectively; 485,845 and 354,802 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively, pro forma and pro forma as adjusted.	7	7
Additional paid-in capital	178,216	184,654
Accumulated other comprehensive income	139	139
Accumulated deficit	(178,305)	(178,777)
Total stockholders' (deficit) equity	(2,942)	6,024
Total capitalization	(2,942)	6,024

DILUTION

If you invest in this offering, you will experience immediate and substantial dilution to the extent of the difference between the offering price per share paid in this offering and the adjusted net tangible book value per share of the Common Stock as of March 31, 2024, as adjusted to give effect to this offering.

Our net tangible book value per share of Common Stock is determined by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. The historical net tangible book value of the Common Stock as of March 31, 2024 was approximately $(24.7) million, or $(50.76) per share, based on 485,845 shares of Common Stock outstanding at March 31, 2024.

After giving effect to (i) the issuance of 1,153,981 shares of the Company’s Series A Convertible Preferred Stock to three accredited investors, who are an existing investors of the Company, upon the conversion of certain outstanding promissory notes entered into in April 2024 and May 2024 in the aggregate amount of approximately $1.2 million; (ii) the issuance of 155,784 shares of the Company’s Series A Convertible Preferred Stock to one accredited investor, upon the conversion of outstanding accounts payable in the aggregate amount of approximately $0.3 million; (iii) a Loan Modification agreement entered into by the Company reducing the outstanding debt and increasing stockholders deficit by $3.0 million and extending the maturity date to December 31, 2024; (iv) a securities purchase agreement entered into by the Company with certain institutional investors and issued an aggregate of 142,046 shares of common stock, par value $0.0001, at an offering price of $7.04 per share; (v) the Company’s issuance of 7,918 shares of the Common Stock from $0.07 million worth of Equity Line Securities; (vi) the Company’s issuance of 251,084 shares of the Common Stock upon conversion of $1.1 million of convertible notes; and (vii) Company’s issuance of 23,112 shares of the Common Stock upon cash exercise of warrant shares of $0.09 million. Our pro forma net tangible book value as of March 31, 2024 would have been $ , or $ per share of Common Stock.

After giving effect to the sale of shares of the Common Stock in this offering at an assumed offering price of $ per share and after deducting estimated offering expenses payable by us and estimated Placement Agent fees, our pro forma as adjusted net tangible book value as of March 31, 2024 would have been approximately $ , or $ per share of common stock. This represents an immediate increase in net tangible book value of $ per share to existing stockholders and immediate dilution of $ per share to investors purchasing securities in this offering at the assumed offering price. The final combined public offering price will be determined between us and the placement agent in the offering and may be at a discount to the current market price. Therefore, the assumed combined public offering price used throughout this prospectus may not be indicative of the final combined public offering price. The following table illustrates this dilution on a per share basis:

Assumed offering price per share		$—
Net tangible book value per share as of March 31, 2024	$(50.76)
Increase in pro forma net tangible book value per share of common stock attributable to proforma adjustments	$33.52
Pro forma net tangible book value per share as of March 31, 2024	$(17.24)
Pro forma as adjusted net tangible book value per share of common stock attributable to this offering	$—
Pro forma as adjusted net tangible book value per share of common stock after this offering		$—
Dilution per share of common stock to investors purchasing ordinary shares in this offering		$—

Each $0.10 increase (decrease) in the assumed public offering price of $ per share of Common Stock would increase (decrease) the as adjusted net tangible book value by $ per share of Common Stock and the dilution to new investors by $ per share, after deducting the estimated placement agent fees and estimated offering expenses payable by us.

We may also increase or decrease the number of shares we are offering. An increase of 1,000,000 shares in the number of shares of common stock offered by us would increase our as adjusted net tangible book value by approximately $

, or approximately $ per share of common stock, and decrease the dilution per share to investors in this offering by approximately $ per share after deducting the estimated placement agent fees and estimated offering expenses payable by us. Similarly, a decrease of 1,000,000 shares in the number of shares of common stock offered by us would decrease our as adjusted net tangible book value by approximately $ , or approximately $ per share, and increase the dilution per share to investors in this offering by approximately $ per share, after deducting the estimated placement agent fees and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares of common stock that we offer in this offering, and other terms of this offering determined at pricing.

The above discussion and table do not take into account further dilution to investors purchasing our securities in this offering that could occur upon the exercise of outstanding options and warrants, or the conversion of convertible securities, having a per share exercise or conversion price less than the public offering price per share in this offering. To the extent that outstanding options or warrants or other shares are issued, investors purchasing our securities in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of the Common Stock, including through the sale of securities convertible into or exchangeable or exercisable for Common Stock, the issuance of these securities could result in further dilution to our stockholders, including investors purchasing our securities in this offering.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our common and preferred stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, and of the Delaware General Corporation Law (“DGCL”). This summary is not complete. For more detailed information, please see our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, as well as the relevant provisions of the DGCL. The following information reflects the 1-for-40 reverse stock split effected on June 14, 2024.

General

Our authorized capital stock consists of 900,000,000 shares of common stock, $0.0001 par value per share and 200,000,000 shares of preferred stock, $0.0001 par value per share. All of our outstanding shares of common stock are fully paid and nonassessable. The Series A Certificate designated 7,000,000 shares of the Company’s preferred stock as Series A Preferred Stock. The Series B Certificate designated 1,500,000 shares of the Company’s preferred stock as Series B Preferred Stock. The remaining unissued shares of our authorized preferred stock are undesignated.

As of June 20, 2024, there were 912,840 shares of common stock issued and outstanding held by approximately 414 holders of record and no shares of preferred stock issued and outstanding.

As of June 20, 2024, there were 6,240,660 shares of Series A Preferred Stock outstanding held by 14 holders.

As of June 20, 2024, there were 1,500,000 shares of Series B Preferred Stock outstanding held by 41 holders.

Voting

Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of the Common Stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution, or winding up, holders of the Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

There are no preemptive, redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences, and privileges of the holders of the Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control that may otherwise benefit holders of the Common Stock and may adversely affect the market price of the Common Stock and the voting and other rights of the holders of Common Stock.

Series A Convertible Preferred Stock

In January 2024, our board authorized the proposed issuance of shares of non-voting Series A convertible preferred stock. The Series A Certificate designated 5,000,000 shares (later increased to 7,000,000 shares) of the Company's preferred stock as Series A Preferred Stock. The Series A convertible preferred stock is subject to certain rights, preferences, privileges, and obligations, including voluntary and mandatory conversion provisions, as well as beneficial ownership restrictions and share issuance caps, as described below and as set forth in the Series A Certificate. The Series A convertible preferred stock can be issued at any time and any subsequent mandatory or voluntary conversion into common stock shall be at a conversion price at least equal to or above the closing price per share of the Common Stock as reported on Nasdaq on the last trading day immediately preceding the date that the Series A Certificate was approved by our board of directors, subject to customary adjustments for stock splits and combinations. The description of the Series A Certificate herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Series A Certificate, which is included as Exhibit 3.3 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

The Series A convertible preferred stock includes the following:

•
Subject to certain restrictions specified in the Series A Certificate, and applicable legal and regulatory requirements, including without limitation, the listing requirements of the Nasdaq Stock Market, (i) each share of Series A convertible preferred stock is convertible, at the option of the holder, at any time, provided that such conversion occurs at least 12 months following the Original Issuance Date (as defined in the Series A Certificate), into such whole number of fully paid and non-assessable shares of common stock as is determined by dividing the Original Issue Price (as defined in the Series A Certificate) by the Conversion Price (as defined in the Series A Certificate) in effect at the time of conversion, and (ii) upon the earliest Mandatory Conversion Time (as defined in the Series A Certificate) all outstanding shares of Series A convertible preferred stock shall automatically be converted into shares of common stock;
•
In no event shall any share of Series A convertible preferred stock convert into shares of common stock if the total number of shares of common stock issued would exceed 19.99% of the total number of our shares of common stock outstanding as of immediately prior to the adoption of the Series A Certificate;
•
Dividends accrue on each share of Series A convertible preferred stock at the rate per annum of 8% of the Original Issue Price of such share, plus the amount of previously accrued dividends, compounded annually, subject to certain restrictions and provisions as set forth in the Series A Certificate; and
•
The Series A convertible preferred stock does not have any voting rights, other than any vote required by law or our certificate of incorporation (which does not currently provide for any such voting rights).

Series B Convertible Preferred Stock

On January 21, 2024, the Board of Directors of the Company approved the Series B Certificate. The Series B Certificate designated 1,500,000 shares of the Company’s preferred stock as Series B Preferred Stock. Subject to certain conversion restrictions as specified in the Series B Certificate and provided that such conversion occurs at least 24 months following the Original Issuance Date (as defined in the Series B Certificate), each share of Series B Preferred Stock shall be automatically converted into such whole number of fully paid and non-assessable shares of Common Stock as is determined by dividing the $2.00 original issue price (subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) by the Conversion Price (as defined in the Series B Certificate) in effect at the time of conversion. The Series B Preferred Stock does not have any voting rights, other than any vote required by law or the Company’s certificate of incorporation (which does not currently provide for any such voting rights) and are not entitled to any dividends.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our Certificate of Incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Stock Options

As of June 20, 2024, there were 85,293 shares of common stock subject to outstanding options.

Warrants and Convertible Notes

As of June 20, 2024, there were 513,487 outstanding warrants.

In November 2023, we issued warrants to purchase shares of common stock to two accredited investors pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act, which warrants expire five years from the date of issuance. The warrants were issued in connection with the issuance by the Company of secured promissory notes to such investors in the aggregate principal amount of approximately $1.9 million, with an original issuance discount of 15%, due November 9, 2024. Interest on the outstanding principal of the notes accrues initially at a rate of 3% per annum, with a step-up interest rate of 8% per annum after January 31, 2024 until maturity. The warrants are not exercisable until May 2024, after which they will become exercisable for such number of shares of common stock equal to the then-outstanding principal amount under the promissory note divided by the Warrant Stock Fair Market Value as defined in the warrant.

In December 2023, in the 3i Note Transaction, we issued a senior unsecured convertible note in the aggregate principal amount of $2.2 million, which is convertible into shares of our common stock, par value $0.0001 per share, and a warrant to purchase an aggregate of 23,112 shares of common stock at an exercise price of $50.00 per share. The senior unsecured convertible note carries an original issue discount of 8.0% and accrues interest at a rate of 7.0% per annum. In connection with the issuance of the senior unsecured convertible note and the warrant, we granted the Note Investor certain registration rights. Pursuant to the warrant agreement entered into with 3i in December 2023, the warrant to purchase shares of common stock increased to 164,148 following dilutive issuances in May 2024 whereas the exercise price was reduced to an amount equal to the new issuance price. In June 2024, the conversion price was reduced to $4.00 and the warrant shares increased to 288,900. In June 2024, 3i exercised 23,112 warrant shares for $0.09 million.

On February 1, 2024, the Company issued an aggregate 75,000 warrants to purchase shares of common stock to an accredited investor in conjunction with the issuance of its $6.0 million Convertible Note with Treadway Holdings, LLC (the "February 2024 Note"). The Warrants are exercisable for 37,500 shares of Common Stock, at a price of $50.00 per share (“Warrant 1”) and $70.00 per share (“Warrant 2” and, together with Warrant 1, the “Warrants”) (the “Exercise Prices”). The Warrants may be exercised during the period commencing February 1, 2024 and ending on

February 1, 2034. The Exercise Prices are subject to voluntary adjustments and adjustments upon subdivision or combinations of shares of Common Stock.

On February 20, 2024, the Company issued 20,000 warrants in connection with an Exclusive Distribution Agreement with WOODWAY USA, INC. Each warrant has a strike price of $50.00 per share. The warrant may be exercised during the period commencing February 20, 2024 and ending February 20, 2034. The warrants are classified as other long-term liabilities within the condensed consolidated balance sheets and are carried at fair value, with changes in fair value recorded in earnings. The Company recognized a gain equal to $0.3 million for the three months ended March 31, 2024, related to the change in fair value of the warrants issued in February 2024.

On May 8, 2024, the Company entered into an engagement agreement with H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the exclusive placement agent in connection with the Registered Offering. The Company has agreed to issue the Placement Agent or its designees as compensation in connection with the Offering, warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 10,653 shares (the “Placement Agent Warrant Shares”) of Common Stock (equal to 7.5% of the aggregate number of Shares sold in the Registered Offering) and will have a term of five years from the commencement of sales in the Registered Offering and an exercise price of $8.80 per share.

On May 20, 2024, the Company entered into a securities purchase agreement with certain institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a registered direct offering priced at-the-market under the rules of The Nasdaq Stock Market (the "Registered Offering), an aggregate of 142,046 shares of common stock, par value $0.0001, at an offering price of $7.04 per share. Pursuant to the securities purchase agreement, in a concurrent private placement (together with the Registered Offering, the “Offering”), the Company has also agreed to issue to the Investors unregistered warrants (the “Warrants”) to purchase up to an aggregate of 142,046 shares of Common Stock (the “Warrant Shares”), which represent 100% of the shares of Common Stock to be issued and sold in the Registered Offering. The Warrants have an exercise price of $7.04 per share, and will expire five and one-half years from the Stockholder Approval Date on May 31, 2024.

Registration Rights

Certain holders of the Common Stock and common stock subject to outstanding warrants, or their transferees, will be entitled to the registration rights set forth below with respect to registration of the resale of such shares under the Securities Act pursuant to the investors’ rights agreement by and among us and certain of our stockholders. We will pay the registration expenses, other than placement agent fees, of the shares registered pursuant to the demand, piggyback, and Form S-3 registrations described below, including the legal fees payable to one selling holders’ counsel.

Demand Registration Rights

The holders of 279,290 shares, common stock issuable upon conversion of outstanding redeemable convertible preferred stock, and common stock subject to outstanding warrants as of December 31, 2022, will be entitled to certain demand registration rights. At any time after March 9, 2027, the holders of a majority of these shares may request that we register all or a portion of their shares, subject to certain specified exceptions. Such request for registration must cover securities with an aggregate offering price which exceeds $30 million.

Piggyback Rights

In connection with this offering, the holders of 279,290 shares, common stock issuable upon conversion of outstanding redeemable convertible preferred stock, and common stock subject to outstanding warrants as of December 31, 2022 are entitled to their rights to notice of this offering and to include their shares of registrable securities in this offering. In the event that we propose to register any of our securities under the Securities Act in another offering, either for our own account or for the account of other security holders, the holders of these shares will be entitled to certain “piggyback” registration rights allowing them to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, including a registration statement on Form S-3, other than with respect to a demand registration, a registration statement relating to a business combination or exchange offer or a registration statement relating solely to employee benefit plans, the holders of these shares are entitled to notice of the registration and have the right, to include their shares in the registration.

S-3 Registration Rights

The holders of 283,964 shares, common stock issuable upon conversion of outstanding redeemable convertible preferred stock, and common stock subject to outstanding warrants as of December 31, 2022, will be entitled to certain Form S-3 registration rights. Holders of at least 20% of these shares can make a request that we register their shares on Form S-3 if we are qualified to file a registration statement on Form S-3, subject to specified exceptions. Such request for registration on Form S-3 must cover securities with an aggregate offering price which equals or exceeds $3 million.

Equity Line Financing

In December 2023, we entered into the Equity Line Purchase Agreement pursuant to which we have the right, but not the obligation, to sell up to $20.0 million of our common stock to Tumim. In connection with the Equity Line Transaction, we granted Tumim certain registration rights.

Certain Provisions of Our Certificate of Incorporation, Our Bylaws, and Delaware Law

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL (“Section 203”). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) shares owned (a) by persons who are directors and also officers, and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•
upon or subsequent to the consummation of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•
any merger or consolidation involving the corporation and the interested stockholder;
•
any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;
•
subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation owned by the interested stockholder;
•
subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and
•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the voting power of our shares of common stock outstanding will be able to elect all of our directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent. A special meeting of stockholders may be called by the majority of our board of directors, Chairperson of our board of directors or our Chief Executive Officer.

In accordance with our amended and restated certificate of incorporation and our amended and restated bylaws, our board of directors is divided into three classes with staggered three-year terms.

In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide that the number of directors constituting our board of directors will be permitted to be set only by a resolution adopted by a majority vote of the members of our board of directors then in office, and that our directors may be removed only for cause. Our amended and restated certificate of incorporation and amended and restated bylaws also provide that vacancies occurring on our board of directors and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of our board of directors, even though less than a quorum. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors is expressly authorized to adopt, amend, or repeal our bylaws, and require a 66 2/3% stockholder vote to amend our bylaws and certain provisions of our certificate of incorporation.

Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

The foregoing provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Choice of Forum

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware (or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware

General Corporation Law, our certificate of incorporation or our bylaws, or (d) any action asserting a claim against us governed by the internal affairs doctrine (collectively, the “Delaware Forum Provision”). In addition, our amended and restated certificate of incorporation and our amended and restated bylaws further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts are the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Provision”).

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the enforceability of this provision is uncertain, and a court may determine that such provision will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction. Further, compliance with the federal securities laws and the rules and regulations thereunder cannot be waived by investors in our common stock. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Accordingly, the Delaware Forum Provision does not designate the Court of Chancery as the exclusive forum for any derivative action arising under the Exchange Act, as there is exclusive federal jurisdiction in such instances.

Any person or entity purchasing or otherwise acquiring any interest in our capital stock shall be deemed to have notice of and consented to the Delaware Forum Provision and the Federal Forum Provision described above. We have provided disclosure in our filings with the SEC regarding the exclusive forum provisions in our amended and restated certificate of incorporation and our amended and restated bylaws (including that they will not apply to actions brought under the Exchange Act). The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. See “Risk Factors -Our amended and restated certificate of incorporation and amended and restated bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, and provides that federal district courts will be the sole and exclusive forum for Securities Act claims, which could limit our stockholders’ ability to obtain what they believe to be a favorable judicial forum for disputes with us or our directors, officers, or other employees.”

Listing

The Common Stock is listed on the Nasdaq Stock Market under the symbol “TRNR.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York, 11219 and the telephone number is (800) 937-5449.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to shares of our Common Stock and warrants to purchase up to shares of our Common Stock. Each share of common stock is being sold together with a Series A-1 Warrant to purchase one (1) share of Common Stock and a Series A-2 Warrant to purchase one (1) share of Common Stock. The shares of Common Stock and accompanying warrants will be issued separately. We are also registering the shares of Common Stock issuable from time to time upon exercise of the warrants offered hereby.

Common Stock

The material terms and provisions of our Common Stock and each other class of our securities that qualifies or limits our Common Stock are described in the section entitled “Description of Capital Stock” beginning on page 117 of this prospectus.

Warrants

The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Duration and Exercise Price

Each warrant offered hereby will have an initial exercise price per share equal to $    per share (representing   % of the public offering price). The warrants will be immediately exercisable. The Series A-1 Warrants will expire on the 5-year anniversary of the Initial Exercise Date. The Series A-2 Warrants will expire on the 18-month anniversary of the Initial Exercise Date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The warrants will be issued separately from the Common Stock, and may be transferred separately immediately thereafter. Two warrants, each to purchase one share of our Common Stock will be issued for every one share of Common Stock purchased in this offering.

Exercisability

The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Cashless Exercise

If, at the time a holder exercises its warrants, a registration statement registering the issuance of the shares of Common Stock underlying the warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the warrants.

Transferability

Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their warrants.

PLAN OF DISTRIBUTION

We engaged (the “Placement Agent”) to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus on a reasonable best efforts basis. The Placement Agent is not purchasing or selling any securities offered by us under this prospectus, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities by us. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. The Placement Agent has agreed to use reasonable best efforts to arrange for the sale of the securities by us. Therefore, we may not sell all of the shares of Common Stock and warrants being offered. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of following the closing of the offering, subject to certain exceptions; and (ii) a covenant to not enter into any equity financings for days from closing of the offering, subject to certain exceptions.

The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

●

standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act;

●

covenants regarding matters such as registration of warrant shares, no integration with other offerings, filing of an 8-K to disclose entering into these securities purchase agreements, no shareholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of common stock, and no subsequent equity sales for days.

Fees and Expenses

The following table shows the per share and total cash fees we will pay to the Placement Agent in connection with the sale of the Common Stock, the Series A-1 Warrants and the Series A-2 Warrants in this offering, assuming the purchase of all of the securities we are offering.

	Per Share, Series A-1 Warrant and Series A-2 Warrant	Total
Combined public offering price	$—	$—
Placement Agent's fees	$—	$—
Proceeds to us, before expenses	$—	$—

We have agreed to pay the Placement Agent a total cash fee equal to 7.5% of the gross proceeds of this offering and a management fee equal to 1.0% of the gross proceeds raised in this offering. We will also pay the Placement Agent a non-accountable expense allowance of $50,000, $15,950 for the expenses of its clearing firm, and will reimburse the Placement Agent’s legal fees and expenses in an amount up to $100,000. We estimate the total offering expenses of this offering that will be payable by us, excluding the Placement Agent fees and expenses, will be approximately $ million. After deducting the placement agent fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $ million.

Placement Agent Warrants

We have agreed to grant Placement Agent Warrants to the Placement Agent to purchase a number of shares of our Common Stock equal to 7.5% of the aggregate number of shares of Common Stock and/or accompanying Series A-1 and Series A-2 Warrants sold to the investors in this offering. The Placement Agent Warrants will have an exercise price of $ (125% of the combined public offering price per share of Common Stock and accompanying Series A-1 Warrant and Series A-2 Warrant) and will terminate on the five year anniversary of commencement of sales in this offering. The Placement Agent Warrants are registered on the registration statement of which this prospectus is a part. The form of the Placement Agent Warrants is included as an exhibit to this registration statement of which this prospectus forms a part.

Tail

We have also agreed to pay the placement agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by the Placement Agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following expiration or termination of our engagement of the Placement Agent.

Right of First Refusal

In addition, we have granted a right of first refusal to the Placement Agent pursuant to which it has the right to act as the sole book-running manager, sole underwriter or sole placement agent, as applicable, if the Company or its subsidiaries sell or acquire a business, finance any indebtedness using an agent, or raise capital through a public offering (including any new at-the-market) facility or private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent, subject to certain exceptions, during the 12-month period following the consummation of this offering.

Other Relationships

From time to time, the Placement Agent may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. Except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any services.

Determination of Offering Price

The combined public offering price per share and accompanying Series A-1 Warrant and Series A-2 Warrant we are offering and the exercise prices and other terms of the warrants were negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our Common Stock prior to this offering, among other things. Other factors considered in determining the public offering prices of the securities we are offering and the exercise prices and other terms of the warrants include the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-up Agreements

We and each of our officers, directors and holders of 10% or greater of our outstanding shares of common stock have agreed with the Placement Agent to be subject to a lock-up period of 60 days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock, subject to customary exceptions. The Placement Agent may waive the terms of these lock-up agreements in its sole discretion and without notice. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of one year following the closing date of this offering, subject to an exception. The Placement Agent may waive this prohibition in its sole discretion and without notice.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Placement Agent may be required to make with respect to any of these liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the Placement Agent, if any, participating in this offering and the Placement Agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the Placement Agent, and should not be relied upon by investors.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered by this prospectus will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey. The Placement Agent is being represented by .

EXPERTS

The financial statements of Interactive Strength Inc. as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The financial statements of CLMBR, Inc. as of December 31, 2023 and 2022 and for the two years ended December 31, 2023, incorporated by reference into this prospectus, have been audited by Weinberg & Company, P.A., independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of CLMBR, Inc. to continue as a going concern as described in Note 1 to the financial statements) incorporated by reference into this prospectus, and are included in reliance on the report of such firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We post on our public website (www.interactivestrength.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we filed with the SEC (File No. 001-41610):

•
Our Quarterly Report on Form 10-Q for the three months ended March 31, 2024 filed with the SEC on May 20, 2024
•
Our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024, as amended and supplemented by our Form 10-K/A filed with the SEC on April 25, 2024;
•
Our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on January 8, 2024, January 23, 2024, February 1, 2024, February 7, 2024, February 16, 2024, February 26, 2024, April 2, 2024, April 4, 2024, April 18, 2024, April 26, 2024, April 30, 2024, May 20, 2024, May 22, 2024, May 24, 2024, May 29, 2024 and June 5, 2024 (in each case, except for information contained therein which is furnished rather than filed);
•
Our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 10, 2024; and
•
The description of our Common Stock contained in our registration statement on Form 8-A12B filed with the SEC on February 2, 2023.
•
Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements on Schedule 14A.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Interactive Strength Inc.

Attn: Chief Financial Officer

Interactive Strength Inc.

1005 Congress Avenue

Suite 925

Austin, Texas 78701

(512) 885-0035

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

Interactive Strength Inc.

Up to Shares of Common Stock

Series A-1 Warrants to Purchase Up to Shares of Common Stock

Series A-2 Warrants to Purchase Up to Shares of Common Stock

Up to Shares of Common Stock Issuable upon Exercise of the Warrant

PRELIMINARY PROSPECTUS

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses to be incurred in connection with the offering described in this registration statement, other than Placement Agent fees, all of which will be paid by us. All amount are estimated except the SEC registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee

SEC Filing Fee	$4,428
FINRA Filing Fee	$—
Accounting Fees and Expenses	$—
Legal Fees and Expenses	$—
Miscellaneous	$—
Total	$4,428

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”), provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s amended and restated bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•
transaction from which the director derives an improper personal benefit;
•
act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
unlawful payment of dividends or redemption or repurchase of shares; or
•
breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s amended and restated certificate of incorporation includes such a provision. Under the Registrant’s amended and restated bylaws, expenses incurred by any director or officers in defending any such action, suit, or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant, as long as such undertaking remains required by the DGCL.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock repurchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the DGCL, the Registrant has entered into indemnification agreements with each of its directors and officers that require the Registrant, among other things, to indemnify its directors and officers against certain liabilities which may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. These indemnification agreements may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. Under these agreements, the Registrant is not required to provide indemnification for certain matters. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

There is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has entered into an insurance policy that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

(a)
None

ITEM 16. EXHIBITS

(a)
Exhibits.

See the Exhibit Index immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b)
Financial Statement Schedules.

All other schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or related notes.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act to any purchaser
(i)
Each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

2.1†

Asset Purchase Agreement, dated October 6, 2023, by and among CLMBR, INC, CLMBR1, LLC and Interactive Strength Inc. (incorporated by reference from Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed October 11, 2023).

3.1	Amended and Restated Certificate of Incorporation of Interactive Strength Inc. (incorporated by reference from Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed May 2, 2023).

3.2	Amended and Restated Bylaws of Interactive Strength Inc. (incorporated by reference from Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed May 2, 2023).

3.3	Certificate of Designation of Series A Preferred Stock (incorporated by reference from Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed January 8, 2024).

3.4	Certificate of Designation of Series B Convertible Preferred Stock (incorporated by reference from Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed February 7, 2024).

3.5

Certificate of Amendment to Certificate of Designation of Series A Convertible Preferred Stock(incorporated by reference from Exhibit 3.3 to the registrant’s Quarterly Report on Form filed May 20, 2024).

4.1

Form of Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the registrant’s Registration Statement on Form S-1 (File No. 333-269246), as declared effective by the SEC on April 27, 2023).

4.2†

Amended and Restated Investors’ Rights Agreement, dated March 10, 2022, by and among the Registrant and the investor signatories thereto, as amended by the Amendment Agreement dated December 19, 2022 (incorporated by reference from Exhibit 4.2 to the registrant’s Registration Statement on Form S-1 (File No. 333-269246), as declared effective by the SEC on April 27, 2023).

4.3

Form of Underwriter Warrant (incorporated by reference from Exhibit 4.3 to the registrant’s Registration Statement on Form S-1 (File No. 333-269246), as declared effective by the SEC on April 27, 2023).

4.4	Common Stock Purchase Warrant (incorporated by reference from Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed December 13, 2023).

4.5	Convertible Note (incorporated by reference from Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed December 13, 2023).

4.6	Form of Warrant to Purchase Common Stock (incorporated by reference from Exhibit 4.6 to the registrant’s Registration Statement on Form S-1 (File No. 333-276217).

4.7	Form of Warrant to Purchase Common Stock (incorporated by reference from Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed February 7, 2024).

4.8	Form of Warrant to Purchase Common Stock (incorporated by reference from Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed February 7, 2024).

4.9	Form of Warrant to Purchase Common Stock (incorporated by reference from Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed February 26, 2024).

4.10	Form of Series A-1 Warrant offered hereby

4.11	Form of Series A-2 Warrant offered hereby

4.12	Form of Placement Agent Warrant offered hereby

5.1*	Opinion of Lucosky Brookman LLP.

10.1#

Form of Indemnification Agreement entered into with each of the Registrant’s officers and directors (incorporated by reference from Exhibit 10.1 to the registrant’s Registration Statement on Form S-1 (File No. 333-269246), as declared effective by the SEC on April 27, 2023).

10.2#

2020 Equity Incentive Plan and Forms of Stock Option Agreement, Notice of Exercise, and Stock Option Grant Notice thereunder (incorporated by reference from Exhibit 10.2 to the registrant’s Registration Statement on Form S-1 (File No. 333-269246), as declared effective by the SEC on April 27, 2023).

10.3#

2023 Stock Incentive Plan and Forms of Notice of Stock Option Grant, Stock Option Agreement, Notice of Restricted Stock Unit Award, Restricted Stock Unit Agreement, Notice of Restricted Stock Award, and Restricted Stock Agreement thereunder (incorporated by reference from Exhibit 10.3 to the registrant’s Registration Statement on Form S-1 (File No. 333-269246), as declared effective by the SEC on April 27, 2023).

10.4#

2023 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.4 to the registrant’s Registration Statement on Form S-1 (File No. 333-269246), as declared effective by the SEC on April 27, 2023).

10.5#	Executive Severance Plan (incorporated by reference from Exhibit 10.5 to the registrant’s Registration Statement on Form S-1 (File No. 333-269246), as declared effective by the SEC on April 27, 2023).

10.6#

Executive Annual Incentive Plan (incorporated by reference from Exhibit 10.6 to the registrant’s Registration Statement on Form S-1 (File No. 333-269246), as declared effective by the SEC on April 27, 2023).

10.7#

Non-Employee Director Compensation Policy (incorporated by reference from Exhibit 10.7 to the registrant’s Registration Statement on Form S-1 (File No. 333-269246), as declared effective by the SEC on April 27, 2023).

10.8#

Offer Letter from the registrant to Trent A. Ward, dated October 27, 2022 (incorporated by reference from Exhibit 10.8 to the registrant’s registration statement on Form S-1 (File No. 333-269246), as declared effective by the SEC on April 27, 2023).

10.9†#

Offer Letter from the registrant to Michael J. Madigan, dated September 27, 2022 (incorporated by reference from Exhibit 10.9 to the registrant’s Registration Statement on Form S-1 (File No. 333-276217).

10.10†

Note Purchase Agreement and Form of Note, dated June 6, 2023 by and among Interactive Strength Inc, THLWY LLC, a Wyoming limited liability company) and the additional lender parties listed therein (incorporated by reference from Exhibit 10.10 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on June 9, 2023).

10.11†

Securities Purchase Agreement, dated December 7, 2023, by and between Interactive Strength Inc. and 3i, LP (incorporated by reference from Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed December 13, 2023).

10.12

Registration Rights Agreement, dated December 7, 2023, by and between Interactive Strength Inc. and 3i, LP (incorporated by reference from Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed December 13, 2023).

10.13†	Form of Equity Line Purchase Agreement (incorporated by reference from Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed December 13, 2023).

10.14†	Form of Equity Line Registration Rights Agreement (incorporated by reference from Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed December 13, 2023).

10.15

Amended and Restated Asset Purchase Agreement, dated January 22, 2024, by and among CLMBR, INC, CLMBR1, LLC and Interactive Strength Inc. (incorporated by reference from Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed January 23, 2024).

10.16

Note Purchase Agreement, dated February 1, 2024, by and among Interactive Strength Inc. and CLMBR Holdings LLC as Borrower and Treadway Holdings LLC as Purchaser (incorporated by reference from Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed February 7, 2024).

10.17

Securities Purchase Agreement, dated February 1, 2024, by and between Interactive Strength Inc. and Treadway Holdings LLC (incorporated by reference from Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed February 7, 2024).

10.18

Credit Agreement, dated February 1, 2024, by and between Interactive Strength Inc. and Vertical Investors, LLC (incorporated by reference from Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed February 7, 2024).

10.19†

Exclusive Distribution Agreement, dated February 20, 2024, by and between Woodway USA, Inc. and Interactive Strength Inc. (incorporated by reference from Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed February 26, 2024).

21.1

Subsidiaries of the Registrant (incorporated by reference from Exhibit 21.1 to the registrant’s Registration Statement on Form S-1 (File No. 333-269246), as declared effective by the SEC on April 27, 2023.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Independent Registered Public Accounting Firm.

23.3*	Consent of Lucosky Brookman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

107	Filing fee table.

* To be filed by amendment.

# Indicates management contract or compensatory plan or arrangement.

† The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, Texas, on this 21st day of June, 2024.

INTERACTIVE STRENGTH INC.

/s/ Trent A. Ward
Trent A. Ward
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Trent A. Ward and Michael J. Madigan, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Trent A. Ward Trent A. Ward	Chief Executive Officer and Chair (Principal Executive Officer)	June 21, 2024

/s/ Michael J. Madigan Michael J. Madigan	Chief Financial Officer (Principal Financial and Accounting Officer)	June 21, 2024

/s/ Kirsten Bartok Touw Kirsten Bartok Touw	Director	June 21, 2024

/s/ Aaron N. D. Weaver Aaron N. D. Weaver	Director	June 21, 2024

/s/ David P. Leis	Director	June 21, 2024
David P. Leis

/s/ Deepak M. Mulchandani Deepak M. Mulchandani	Director	June 21, 2024